Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

FIVE POINT OFFICE VENTURE HOLDINGS I, LLC

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE “FEDERAL ACT”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE ACTS”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

ARTICLE I	FORMATION	1

1.01	Formation	1
1.02	Names and Addresses	1
1.03	Nature of Business	2
1.04	Term of Company	3

ARTICLE II	MANAGEMENT AND OPERATIONS	3

2.01	Management by the Manager	3
2.02	Formation of Executive Committee	4
2.03	Committee Procedures	5
2.04	Decisions Requiring Executive Committee Approval	7
2.05	Decisions Requiring Unanimous Consent	10
2.06	Consents and Approvals	10
2.07	Limitations on Authority	11
2.08	Approved Business Plan	11
2.09	Operating Budget	12
2.10	Affiliate Contracts	13
2.11	Affiliated Transactions	13
2.12	Services, Reimbursement and Fees	15
2.13	Officers	15
2.14	Insurance	17

ARTICLE III	MEMBERS’ CONTRIBUTIONS TO COMPANY	18

3.01	Initial Capital Contributions	18
3.02	Additional Contributions of the Members	18
3.03	Remedies for Failure to Contribute Capital	18
3.04	Member Loans	21
3.05	Campus Financing	22
3.06	Affiliate Liability and Indemnification	22
3.07	Capital Contributions in General	24

ARTICLE IV	ALLOCATION OF PROFITS AND LOSSES	24

4.01	Net Losses	24
4.02	Net Profits	24
4.03	General Allocation	24
4.04	Special Allocations	24
4.05	Curative Allocations	25
4.06	Differing Tax Basis; Tax Allocation	25

ARTICLE V	DISTRIBUTION OF CASH FLOW	26

5.01	Cash Flow	26
5.02	Tax Withholding	26

(i)

5.03	Limitation on Distributions	27
5.04	In-Kind Distribution	27

ARTICLE VI	TRANSFER OF INTERESTS/BUY-OUT	27

6.01	Restrictions on Transfer	27
6.02	Permitted Dispositions	27
6.03	Conditions	28
6.04	Additional Conditions	28
6.05	General Provisions Regarding Assignments	29
6.06	Election; Allocations Between Transferor and Transferee	29
6.07	Partition	30
6.08	Waiver of Withdrawal and Purchase Rights	30
6.09	No Appraisal Rights	30
6.10	Effect of Noncompliance	30

ARTICLE VII	RIGHT TO REQUIRE A SALE OF PROPERTY	30

7.01	Right to Require a Sale	30
7.02	Right of First Offer	32
7.03	Terms of Purchase	33
7.04	Tax Restructuring for the Purchase of the Offered Property	37
7.05	Interim Event of Default	40
7.06	Effect of Delivery of Forced Sale Notice	40

ARTICLE VIII	IMPASSE BUY/SELL AGREEMENT	40

8.01	Buy/Sell Election	40
8.02	Determination of the Buy/Sell Purchase Price	40
8.03	Non-Electing Member’s Option	41
8.04	Buy/Sell Deposit	41
8.05	Closing Adjustments	42
8.06	Closing of Purchase and Sale	43
8.07	Release and Indemnity	43
8.08	Repayment of Default Loans	44
8.09	Interim Event of Default	44
8.10	Withdrawal of the Selling Members	44
8.11	Effect of Delivery of Election Notice	44

ARTICLE IX	REPRESENTATIONS, WARRANTIES	45

9.01	FP Member Representations	45
9.02	RP Member Representations	46
9.03	SW Member Representations	48
9.04	Investment Representations	49
9.05	Brokerage Fee Representation and Indemnity	50
9.06	Indemnification Obligations	51
9.07	Survival of Representations and Warranties	51

(ii)

ARTICLE X	LIABILITY, EXCULPATION, FIDUCIARY DUTIES AND INDEMNIFICATION	51

10.01	Liability	51
10.02	Exculpation	51
10.03	Limitation on Liability	52
10.04	Activities of the Members and their Affiliates	52
10.05	Fiduciary Duties	52
10.06	Reliance and Waiver of Fiduciary Duties	53
10.07	Indemnification	53
10.08	Claims	54
10.09	Non-Exclusivity of Rights	54
10.10	Survival of Representations, Warranties and Covenants	54
10.11	Amendment or Repeal	55
10.12	Insurance	55

ARTICLE XI	BOOKS AND RECORDS	55

11.01	Books of Account and Bank Accounts	55
11.02	Financial Records and Reports	56
11.03	Tax Returns and Tax Matters	57
11.04	Accounting Firm	58
11.05	No Additional Compensation	58

ARTICLE XII	DISSOLUTION AND WINDING UP OF THE COMPANY	59

12.01	Events Causing Dissolution of the Company	59
12.02	Winding Up of the Company	59
12.03	No Obligation to Restore Negative Capital Account Balance	60

ARTICLE XIII	MISCELLANEOUS	60

13.01	Amendments	60
13.02	Scope of Representation	61
13.03	Partnership Intended Solely for Tax Purposes	61
13.04	Notices	61
13.05	Construction of Agreement	62
13.06	Counterparts	62
13.07	Attorneys’ Fees	63
13.08	Approval Standard	63
13.09	Further Acts	63
13.10	Preservation of Intent	63
13.11	Waiver	63
13.12	Entire Agreement	64
13.13	Choice of Law	64
13.14	No Third-Party Beneficiaries	64
13.15	Successors and Assigns	64

(iii)

13.16	No Usury	64
13.17	Venue	65
13.18	Waiver of Jury Trial	65
13.19	Timing	65
13.20	Remedies for Breach of this Agreement	65
13.21	Reasonableness of Remedies	66
13.22	Confidentiality	66
13.23	Anti-Corruption	67

ARTICLE XIV	DEFINITIONS	68

14.01	Accounting Firm	68
14.02	Acquisition Lender	68
14.03	Acquisition Loan	68
14.04	Actual Knowledge of the FP Member	68
14.05	Actual Knowledge of the RP Member	68
14.06	Actual Knowledge of the SW Member	68
14.07	Additional Percentage	68
14.08	Additional Subsidiary	68
14.09	Adjusted Capital Account	68
14.10	Adjusted Price Determination Notice	69
14.11	Affiliate	69
14.12	Affiliate Contract	69
14.13	Affiliated Transaction	69
14.14	Agreement	69
14.15	Approved Broker(s)	69
14.16	Approved Business Plan	69
14.17	Assignment Agreement	69
14.18	Audited Financial Statements	69
14.19	Bad Acts	69
14.20	Bankruptcy Event	70
14.21	Bona-Fide Offer	70
14.22	Broadcom Buildings	70
14.23	Broadcom Property	70
14.24	Broadcom Subsidiary	70
14.25	Broadcom Subsidiary Interest	70
14.26	Business Day	70
14.27	Buy/Sell Deposit	70
14.28	Buy/Sell Purchase Notice	70
14.29	Buy/Sell Purchase Price	70
14.30	California Act	71
14.31	Campus	71
14.32	Campus Project PSA	71
14.33	Campus Subsidiary	71
14.34	Campus Subsidiary Agreement	71
14.35	Campus Subsidiary Interest	71
14.36	Capital Account	71

(iv)

14.37	Cash Flow	72
14.38	Code	72
14.39	Company	72
14.40	Confidentiality Information	72
14.41	Contributing Member(s)	72
14.42	Contribution Date	72
14.43	Contribution Notice	72
14.44	Contribution Percentage	72
14.45	Control	73
14.46	Covered Persons	73
14.47	Default Loan	73
14.48	Defaulting Forced Sale Member	73
14.49	Delaware Act	73
14.50	Delinquent Contribution	73
14.51	Dilution Percentage	73
14.52	Disposition	73
14.53	Effective Date	73
14.54	Electing Member	73
14.55	Election Notice	74
14.56	Electronic Transmission	74
14.57	Emergency Expenses	74
14.58	Entity	74
14.59	Escrow	74
14.60	Escrow Holder	74
14.61	Executive	74
14.62	Executive Committee	74
14.63	Financing	74
14.64	First Member	75
14.65	Fiscal Year	75
14.66	Five Point Affiliate	75
14.67	Five Point Holdings, LLC	75
14.68	Five Point Lease	75
14.69	Five Point Opco	75
14.70	IM Forced Sale Notice	75
14.71	Forced Sale Offer Price	75
14.72	Forced Sale Purchase Price	75
14.73	Formation Certificate	75
14.74	FP Guarantor	75
14.75	FP Member	76
14.76	Gross Asset Value	76
14.77	Guaranty	76
14.78	Guaranty Agreement	76
14.79	Guaranty Liabilities	76
14.80	Heritage Fields	76
14.81	Hypothetical Distribution	77
14.82	Impasse Event	77

(v)

14.83	Implementing Member	77
14.84	Imputed Underpayment Amount	77
14.85	Initial Capital Contribution	77
14.86	Interest	77
14.87	Interested Member	77
14.88	Leasing Parameters	77
14.89	Lender	77
14.90	Lennar Homes	77
14.91	Lennar Homes Lease	77
14.92	Liquidation	78
14.93	LLC Certificates	78
14.94	LNR Fund	78
14.95	Lockout Date	78
14.96	Losses	78
14.97	Major Decisions	78
14.98	Manager	78
14.99	Material Default	78
14.100	Member Loans	78
14.101	Member Subsidiary	79
14.102	Member Subsidiary Agreement	79
14.103	Member Subsidiary Interest	79
14.104	Member(s)	79
14.105	Mezzanine Loan	79
14.106	Minimum Deposit	79
14.107	Net Profits and Net Losses	79
14.108	New Partnership Audit Procedures	79
14.109	Non-Contributing Member	79
14.110	Non-Electing Member	80
14.111	Non-Implementing Member	80
14.112	Non-Recourse Parties	80
14.113	OCPC	80
14.114	OFAC	80
14.115	Offered Party	80
14.116	Offered Property	80
14.117	Offered Property PSA	80
14.118	Officer(s)	80
14.119	Operating Budget	80
14.120	Other Member	80
14.121	Partially Adjusted Capital Account	80
14.122	Partnership Representative	81
14.123	PDF	81
14.124	Percentage Interest	81
14.125	Permitted Disposition	81
14.126	Permitted FP Disposition	81
14.127	Permitted RP Disposition	81
14.128	Permitted SW Disposition	81

(vi)

14.129	Person	82
14.130	Price Determination Notice	82
14.131	Pro Forma	82
14.132	Pro Rata Share	82
14.133	Property Management Agreement	82
14.134	Property Manager	82
14.135	Purchase Notice	82
14.136	Purchase Price Deposit	82
14.137	Recourse Documents	82
14.138	Regulatory Allocations	82
14.139	Related Guarantor	83
14.140	Remaining Campus Property	83
14.141	Remaining Subsidiary Interest	83
14.142	Response Period	83
14.143	RP Guarantor	83
14.144	RP Manager	83
14.145	RP Member	83
14.146	Securities Acts	83
14.147	Selling Members	83
14.148	Shortfall	83
14.149	Side Letter Agreement	83
14.150	Spec Buildings	84
14.151	Spec Property	84
14.152	Stated Value	84
14.153	Subsidiary(ies)	84
14.154	Subsidiary Agreement(s)	84
14.155	Subsidiary Interest Purchase Price	84
14.156	SW Forced Sale Expiration Date	84
14.157	SW Forced Sale Notice	84
14.158	SW Guarantor	84
14.159	SW Lockout Date	84
14.160	SW Member	84
14.161	Target Capital Account	84
14.162	Tax Matters Member	85
14.163	Treasury Regulation	85
14.164	Unanimous Decisions	85
14.165	Unreturned Contribution Account	85
14.166	Vote	85
14.167	Voting Member(s)	85

Exhibits:

Exhibit “A”	Names, Addresses, Percentage Interests, Contribution Percentages and Initial Capital Contributions of the Members
Exhibit “B”	Diagram of Proposed Parcelization
Exhibit “C”	Form of Guaranty Agreement
Exhibit “D”	Form of Assignment Agreement

(vii)

LIMITED LIABILITY COMPANY AGREEMENT

OF

FIVE POINT OFFICE VENTURE HOLDINGS I, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF FIVE POINT OFFICE VENTURE HOLDINGS I, LLC, is entered into as of August 4, 2017 (the “Effective Date”), by and among FPOVHI MEMBER, LLC (the “FP Member”), IRVINE OFFICE MEMBER, L.L.C., a Delaware limited liability company (the “RP Member”), and LNR BC, LLC, a Delaware limited liability company (the “SW Member”). The capitalized terms used herein shall have the respective meanings assigned to such terms in Article XIV.

ARTICLE I

FORMATION

1.01 Formation

The Members hereby form the Company as a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. The Manager (or its designee), as an authorized person of the Company, shall execute and file a Certificate of Formation for the Company (the “Formation Certificate”) with the Office of the Delaware Secretary of State in accordance with the Delaware Act and a Limited Liability Company Application for Registration (Form LLC-5) with the California Office of the Secretary of State in accordance with the California Act. The Manager (or its designee) shall also execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate to form the Company and/or to continue the existence of the Company in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business in California (or any other state in which the Company conducts business) as a foreign limited liability company in accordance with the provisions of the California Act (or other applicable law).

1.02 Names and Addresses

The name of the Company is “Five Point Office Venture Holdings I, LLC.” The registered office of the Company in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent for the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent for the Company in the State of California shall be CT Corporation System, 818 West Seventh Street, Los Angeles, California 90017. The names and addresses of any registered agent for the Company may be changed from time to time by the Manager. The principal office of the Company in the State of California shall be at 25 Enterprise, Suite 300, Aliso Viejo, California 92656 (which may be changed from time to time by the Manager). The names and addresses of the Members are set forth on Exhibit “A” attached hereto.

1.03 Nature of Business

The express, limited and only purposes for which the Company is to exist are (i) to acquire one hundred percent (100%) of the membership interest (the “Member Subsidiary Interest”) in Five Point Office Venture Member I, LLC, a Delaware limited liability company (the “Member Subsidiary”), (ii) to enforce the Company’s rights in and to, and discharge the Company’s obligations under, that certain Limited Liability Company Agreement of Five Point Office Venture Member I, LLC, as amended and/or restated from time to time (the “Member Subsidiary Agreement”), (iii) to own, hold for investment, sell and otherwise realize the economic benefit from the Member Subsidiary Interest, and (iv) to conduct such other activities with respect to the Member Subsidiary, the Member Subsidiary Interest and the Member Subsidiary Agreement as are appropriate to carrying out the foregoing purposes and to do all things incidental to or in furtherance of the above-enumerated purposes. The purposes of the Company may also include forming an additional direct or indirect subsidiary (the “Additional Subsidiary”) to acquire a portion of the Campus pursuant to the terms of this Agreement. Except as otherwise provided in this Agreement, the rights, duties and obligations of the Members with respect to any such Additional Subsidiary shall be the same as their rights, duties and obligations with respect to the Member Subsidiary.

The express, limited and only purposes for which the Member Subsidiary is to exist are (A) to acquire one hundred percent (100%) of the membership interest (the “Campus Subsidiary Interest”) in Five Point Office Venture I, LLC, a Delaware limited liability company (the “Campus Subsidiary”), (B) to enforce the Member Subsidiary’s rights in and to, and discharge the Member Subsidiary’s obligations under, that certain First Amended and Restated Limited Liability Company Agreement of Five Point Office Venture I, LLC, as amended and/or restated from time to time (the “Campus Subsidiary Agreement”), (C) to own, hold for investment, sell and otherwise realize the economic benefit from the Campus Subsidiary Interest, and (D) to conduct such other activities with respect to the Campus Subsidiary, the Campus Subsidiary Interest and the Campus Subsidiary Agreement as are appropriate to carrying out the foregoing purposes and to do all things incidental to or in furtherance of the above-enumerated purposes.

The Member Subsidiary, the Additional Subsidiary and the Campus Subsidiary are sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.” The Member Subsidiary Agreement, the Campus Subsidiary Agreement and the limited liability company agreement governing the Additional Subsidiary, as amended and/or restated from time to time, are sometimes referred to herein individually as a “Subsidiary Agreement” and collectively, as the “Subsidiary Agreements.”

The express, limited and only purposes for which the Campus Subsidiary is to exist are (1) to purchase certain real property located in the City of Irvine, County of Orange, State of California and described more particularly in the Campus Subsidiary Agreement, which includes two (2) office buildings presently being leased by an affiliate of Broadcom Limited (collectively, the “Broadcom Buildings”) and two (2) buildings that have been improved to a “warm shell” condition (which the Campus Subsidiary will undertake to complete and make available for lease) (collectively, the “Spec Buildings”), parking areas, bridge improvements, common areas and other development and related rights (collectively, the “Campus”), (2) to own, operate, manage, lease, maintain, finance, refinance, hold for investment, market, sell and otherwise realize the economic benefit from the Campus; and (3) to engage in such other activities as are necessary and/or appropriate to carry out the foregoing purposes.

2-

The Campus will be purchased by the Campus Subsidiary pursuant to the exercise of certain repurchase option rights by the Campus Subsidiary, which created a binding purchase agreement between the Campus Subsidiary, as buyer, and O.C. Property Company, LLC, a Delaware limited liability company (“OCPC”), as seller, for the sale of the Campus based upon the terms and provisions set forth in that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated March 10, 2017, previously executed by OCPC, as seller, and Bravo Strategies III, a Delaware limited liability company, as buyer (the “Campus Project PSA”).

The Broadcom Buildings, together with the common areas, parking areas and other common areas serving the Broadcom Buildings as reflected on the proposed parcelization attached as Exhibit “B” hereto, as such proposed parcelization may hereafter be modified to obtain the final approval of the City of Irvine, is hereafter referenced to as the “Broadcom Property.” The Spec Buildings, together with the common areas, parking areas and other common areas serving the Spec Buildings, as reflected on the proposed parcelization attached as Exhibit “B” hereto, as such proposed parcelization may hereafter be modified to obtain the final approval of the City of Irvine, is hereafter referenced to as the “Spec Property.”

1.04 Term of Company

The term of the Company shall commence on the date the Formation Certificate for the Company is filed with the Delaware Secretary of State, and shall continue in perpetuity, unless dissolved sooner pursuant to Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Formation Certificate.

ARTICLE II

MANAGEMENT AND OPERATIONS

2.01 Management by the Manager

(a) Designation of Manager. The FP Member is hereby designated as the manager (the “Manager”) of the Company. Except as otherwise expressly provided in this Agreement, including Section 2.04 and Section 2.05, all aspects of the business and affairs of the Company and each Subsidiary shall be managed, and all decisions affecting the business and affairs of the Company and each Subsidiary shall be made, by the Manager, acting alone, on such terms and conditions as are determined in the discretion of the Manager. In addition to the specific rights and powers granted herein (but subject to the limitations set forth in this Agreement, including Section 2.04 and Section 2.05), the Manager shall possess, enjoy, and may exercise all of the rights and powers of a manager as more particularly provided in the Delaware Act. All agreements, contracts, and any and all other documents and instruments affecting or relating to the business and affairs of the Company and/or each Subsidiary including, without limitation, any and all loan agreements, promissory notes, indemnities, guaranties, deeds of trust, leases, deeds and purchase and sale agreements may be executed on behalf of the Company and/or

3-

each Subsidiary by the Manager acting alone and without execution by any Member, provided that any consent required to be obtained pursuant to this Agreement, including Section 2.04 or Section 2.05 has first been obtained. Any and all documents and/or other instruments executed by the Manager on behalf of the Company or any Subsidiary in accordance with the foregoing provisions of this Section 2.01(a) shall be binding upon the Company, each Subsidiary and each Member. Nothing contained herein shall prevent any Member or any of such Member’s employees, agents, representatives, Affiliates, or direct or indirect owners from devoting time to other businesses, whether or not similar in nature to the business of the Company or any Subsidiary.

(b) General Duties. Subject to the restrictions set forth in this Agreement, the Manager shall manage and administer the day-to-day business and affairs of the Company and each Subsidiary and use its commercially reasonable efforts to implement the Approved Business Plan, all on the terms set forth herein. The Manager shall be responsible for implementing the Approved Business Plan and shall devote such time, efforts and managerial resources to the business of the Company and each Subsidiary as is reasonably necessary for the efficient operation of the day-to-day business and affairs of the Company and each Subsidiary. Notwithstanding the foregoing, the Manager shall have the right, power and authority without the approval of any Member to delegate all or any of its management duties and obligations to any Affiliate of the Manager (provided any such delegation shall not relieve or diminish the obligation of the Manager to perform its management duties and responsibilities under this Agreement).

(c) Removal. The Manager may be removed on not less than thirty (30) days’ prior written notice jointly from the RP Member and the SW Member in the event of actual fraud, willful misconduct or gross negligence on the part of the Manager, which gross negligence had a material adverse effect on the Company. Within thirty (30) days after such written notice of removal the RP Member shall assume the obligations of Manager under this Agreement. Upon such removal, the RP Member shall have the right to cause the Company to cause the Campus Subsidiary to terminate the Property Management Agreement without penalty and any other agreement with the FP Member or its Affiliates.

2.02 Formation of Executive Committee

(a) Management by the Executive Committee. Any matter requiring the consent or approval of both the FP Member and the RP Member (individually, a “Voting Member” and collectively, the “Voting Members”) under this Agreement shall be made by the Voting Members acting through a committee (the “Executive Committee”) of individuals appointed by the Voting Members.

(b) Composition of the Executive Committee. The initial number of Executives comprising the Executive Committee shall be four (4), which number may be increased or decreased from time to time by unanimous agreement of the Voting Members but never below one (1). The FP Member shall appoint two (2) Executives who shall at all times serve at the will of the FP Member, and the RP Member shall appoint the other two (2) Executives who shall at all times serve at the will of the RP

4-

Point Member. The Manager and each Member shall be entitled to look to and rely solely on the Executives of each Member, who shall bind such Member for all purposes of this Agreement. An Executive may be removed and replaced at any time or from time to time without cause by the Member that originally appointed such Executive and shall hold office until such time as his or her successor shall have been appointed. Any vacancy occurring on the Executive Committee shall be filled by the Member that originally appointed the Executive with respect to which such vacancy has occurred, provided that if both of the Executives appointed by a Member shall cease to be Executives, then no action will be taken and no approval or consent will be given by the Executive Committee until at least one (1) Executive has been appointed by such Member to fill one (1) of such vacancies. In the event of the Disposition of a Voting Member’s entire Interest in accordance with the terms of this Agreement, all Executives appointed by such Member with respect to such Disposition shall be deemed automatically removed as of the close of such Disposition. If the transferee acquiring such Interest is admitted as substitute member in accordance with this Agreement, then such transferee shall thereafter have the right to appoint the same number of Executives that were previously appointed by the transferring Member.

(c) Appointment of Initial Executives. The FP Member appoints Emile K. Haddad and Michael A. Alvarado to serve as its initial Executives and the RP Member appoints Aric M. Shalev and Ron Hoyl to serve as its initial Executives, having the rights, powers, duties and responsibilities set forth in this Agreement, and in the Formation Certificate and the Delaware Act to the extent not in conflict with this Agreement.

2.03 Committee Procedures

(a) Place of Meetings. All meetings of the Executive Committee shall be held at the principal office of the Company in the State of California or at such other place or places within the State of California as the Executive Committee or such sub-committee may from time to time determine, and may be held telephonically as provided in Section 2.03(h).

(b) Regular Meetings. Regular meetings of the Executive Committee will be held quarterly at such places as may be determined from time to time by the Executive Committee and conducted by the Manager.

(c) Status Meetings. Regularly scheduled status meetings of the Executive Committee or their designees of no less than two (2) meetings in each calendar month and regularly scheduled leasing conference calls, including weekly leasing calls if applicable, until stabilization or prior sale of the Spec Property to discuss leasing and property level matters will be held at such times and places as may be determined from time to time by the Manager and conducted by the Manager.

(d) Special Meetings. Any Voting Member may call a special meeting of the Executive Committee by providing written notice to the other Voting Member requesting such special meeting and specifically setting forth the matters to be placed on the agenda for such meeting. Such requesting Voting Member shall give the other Voting Member

5-

at least five (5) days’ written notice of the date and time of such special meeting. Such notice shall be accompanied by an agenda prepared by the Voting Member requesting such meeting, which agenda shall include a brief description of the matters to be addressed at the special meeting and such supplemental information as such Voting Member deems necessary or advisable. Each special meeting shall be conducted by the Manager and all items on the agenda shall be considered by the Executive Committee, unless the Executive Committee shall determine otherwise.

(e) Quorum; Unanimous Vote. At all meetings of the Executive Committee, at least one (1) Executive appointed by the FP Member and at least one (1) Executive appointed by the RP Member shall be necessary and sufficient to constitute a quorum for the transaction of business (unless a greater number is required by law). If a quorum is not present at a meeting, then the Executives present at the meeting may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The unanimous express approval of the Executives appointed by each Voting Member present at a meeting at which a quorum is in attendance shall be the act of the Executive Committee. The Executives appointed by each Voting Member shall Vote as a block, collectively exercising one (1) Vote on behalf of such Voting Member.

(f) Procedure; Minutes. At meetings of the Executive Committee, business shall be transacted in such order as the Manager may determine from time to time. At each meeting of the Executive Committee, the Manager shall appoint an individual who shall preside at the meeting and an individual to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting and deliver them to the Members and the Manager shall place them in the minute book of the Company.

(g) Compensation of Executives. Executives shall not receive any stated compensation for their services as such; provided, however, that an Executive is not precluded from serving the Company or any Subsidiary in any other capacity and receiving compensation for services as set forth in this Agreement.

(h) Action Without Meeting. Any action that may be taken, or that is required by law, the Formation Certificate or this Agreement to be taken, at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed or assented to in writing, including by Electronic Transmission, by at least one (1) Executive appointed by each Voting Member with respect to such action. Such written consent shall have the same force and effect, as of the date stated therein, as a unanimous Vote of the Executives appointed by such Voting Members present at a meeting at which a quorum is in attendance and may be stated as such in any document or instrument filed with the Delaware Secretary of State or in any certificate or other document delivered to any Person. The written consent may be in one (1) or more counterparts so long as at least one (1) Executive appointed by each such Voting Member signs one (1) of the counterparts. A copy of the signed consent shall be delivered to the each of the Members, the Manager shall place them in the minute book of the Company and a copy shall be delivered to each Executive who did not sign the consent.

6-

(i) Telephone and Similar Meetings. Executives may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Executives participating in the meeting can simultaneously hear each other. Participation in a meeting so conducted shall constitute attendance and presence in person at such meeting, except where an Executive participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(j) SW Member Observation Rights. A representative of the SW Member shall be entitled to attend all meetings of the Executive Committee in a nonvoting observer capacity and shall be provided copies of all notices, minutes, consents, and other materials that are provided to the Executives in their capacities as such (concurrently with the provision of such notices, minutes, consents, and other materials to the Executives.)

2.04 Decisions Requiring Executive Committee Approval

Notwithstanding any other provision contained in this Agreement, neither the Manager nor any Member may cause the Company or any Subsidiary to undertake, and the prior approval of the Executive Committee shall be required for, any and all of the following matters (collectively, the “Major Decisions”):

(a) Sale of the Campus. Subject to Article VII, any sale, exchange, transfer or other disposition of (i) all or any portion of the Campus (exclusive of the granting, creation, amendment, modification, restatement or termination of any utility or other non-material easement, restriction, condition, development declaration or similar non-material item), or (ii) all or any portion of any interest in any Subsidiary;

(b) Financing and/or Refinancing. The procurement and terms and conditions of any financing or refinancing for the Campus (or any portion thereof), and any material modifications or amendments to any financing or refinancing obtained by the Company or any Subsidiary, provided, however, except for the Unanimous Decisions set forth in Section 2.05, the Manager may cause the Company or any Subsidiary, without the consent of the Executive Committee or any Member, (i) to make any payment (other than a repayment of the principal of a Financing except as provided below and any payments which result from the Bad Acts of the Manager, the FP Member or the FP Guarantor) or take any other action described in clauses (g), (h) and (i) below to avoid a non-monetary default under a Financing relating to the business of the Company or any Subsidiary, which payment or action, the Manager, in its good faith and commercially reasonable judgement believes, if not made or taken, would result in recourse liability to the FP Guarantor under a Guaranty (“Guaranty Liabilities”) and (ii) to procure financing or refinancing for the Campus (or any portion thereof), and any material modifications or amendments to any financing or refinancing obtained by the Company or any Subsidiary if the Manager, in its good faith and commercially reasonable judgement, believes Guaranty Liabilities are caused by the RP Member or the SW Member or any of their affiliates, which belief may be based upon but not be limited to notice from a lender of a potential event of default or event of default;

7-

(c) Guaranty. Except as otherwise provided in Section 3.05, the providing of any guaranty, indemnity or other form of credit enhancement by any Member or Affiliate thereof to any Lender or other Person;

(d) Selection of Broker or Listing Agent. Except as expressly set forth in the Approved Business Plan, the selection of any broker or listing agent to lease any portion of the Campus on behalf of the Company or any Subsidiary;

(e) Leases. The execution of any lease (or leases to affiliated entities) by any Subsidiary for more than twenty thousand (20,000) rentable square feet (or any material modification or amendment to such lease) or the execution of any lease by any Subsidiary (or any modification or amendment to such lease) that deviates from the Leasing Parameters;

(f) Approved Business Plans. The approval of each business plan for the Company (and any material amendment, modification, revision or update thereof) including, without limitation, each revised Operating Budget contained therein;

(g) Additional Capital Contributions or Loans. The making of any additional contributions to the capital of the Company by the Members or loans to the Company or any Subsidiary, other than as specifically contemplated by the Approved Business Plan or as otherwise permitted under the provisions of Section 3.02 or Section 3.04;

(h) Excess Expenditures. Subject to Section 2.09, the expenditure by the Company or any Subsidiary of any operating expenses in excess of the amounts authorized under the Operating Budget;

(i) Capital Expenditures. Except as expressly set forth in the Approved Business Plan, the making of any capital expenditure by the Company or any Subsidiary in excess of Two Hundred Fifty Thousand Dollars ($250,000) (provided any capital expenditure of more than One Million Dollars ($1,000,000) set forth in the Approved Business Plan shall also require the consent of the Executive Committee before such expenditure is actually incurred by the Company or any Subsidiary);

(j) Litigation. Initiating or settling any litigation on behalf of the Company or any Subsidiary if the alleged damages or injuries in such litigation exceed Two Hundred Fifty Thousand Dollars ($250,000);

(k) Designation of New Manager. The designation of a replacement Manager if the FP Member or any other Person serving as the Manager under this Agreement ceases to serve in such capacity, unless the Manager is removed for cause in accordance with the provisions of Section 2.01(c) in which case the replacement Manager shall be selected jointly by the RP Member and the SW Member in accordance with such Section 2.01(c);

(l) Admission of New Member; Issuance of Equity Securities. Subject to Articles VI, VII and VIII, the admission of any member into the Company or any Subsidiary or the issuance by the Company or any Subsidiary of any equity securities;

8-

(m) Amendments. Any amendment to this Agreement or any Subsidiary Agreement, except for any amendment to this Agreement to reflect (i) the admission of any transferee permitted pursuant to Section 6.02 (and the withdrawal of the corresponding transferor, if applicable), (ii) any revisions made by the Manager to the provisions of Article IV (in accordance with the terms of Section 12.02), or (iii) any of the transactions described in Articles VII or VIII;

(n) Merger or Consolidation. Subject to Article VII, the entry into by the Company or any Subsidiary of any merger, consolidation or other material corporate transaction;

(o) Possession of Company Property. Possessing, assigning or using funds or other property of the Company or any Subsidiary for other than a Company or Subsidiary purpose;

(p) Acts Making Business Impossible. Doing any act that would make it impossible to carry on the business of the Company or any Subsidiary; and

(q) Acts in Contravention. Any act in contravention of this Agreement or the applicable Subsidiary Agreement.

Without limiting the generality of the foregoing provisions of this Section 2.04, neither the Manager nor any Member shall undertake any action, expend any sum, give any consent, approval or authorization or incur any obligation on behalf of the Company or any Subsidiary with respect to any of the foregoing Major Decisions, unless and until the prior approval of the Executive Committee is obtained pursuant to the provisions of this Section 2.04. Subject to the following sentence, each Executive may withhold its approval of each Major Decision in such Executive’s sole and absolute discretion.

If there is any deadlock or impasse between the Executives with respect to any Major Decision, then the Executives shall meet either in person or telephonically in a good faith attempt to resolve such deadlock or impasse initially within ten (10) days and thereafter as frequently as commercially reasonable within sixty (60) days (or such longer period as is approved by the Executive Committee). The failure of the Executives to resolve any deadlock or impasse with respect to any Major Decision for any reason prior to the expiration of such sixty (60)-day period shall constitute an “Impasse Event” under this Agreement (so long as the deadlock that resulted in such impasse remains unresolved). If there is an Impasse Event after the first anniversary of the Effective Date and prior to the Lockout Date, then either Voting Member may exercise the Article VIII buy/sell provisions in accordance with the terms of Section 8.01 (so long as the deadlock that resulted in such Impasse Event remains unresolved).

9-

2.05 Decisions Requiring Unanimous Consent

The following matters (collectively, the “Unanimous Decisions”) shall require the unanimous approval of the Members:

(a) Contracts with Affiliates. Except as provided in Section 2.10 (in the case of clause (i) below) and Section 2.11(c) (in the case of the balance of this Section 2.05(a) below), (i) the entry into by the Company or any Subsidiary of any contract, agreement, loan or other transaction with any Member or any Affiliate of any Member (the “Affiliate Contract”), (ii) the making of any material amendment, modification and/or rescission of any Affiliate Contract, (iii) the declaration of a default under any Affiliate Contract, (iv) the institution, settlement and/or compromise of a claim with respect to any Affiliate Contract, (v) the waiver of any rights of the Company or any Subsidiary against the other party(ies) to any Affiliate Contract, or (vi) the consent to the assignment of any rights and/or the delegation of any duties by the other party(ies) under any Affiliate Contract not permitted by the terms of the Affiliate Contract;

(b) Issuance of Securities. The issuance by the Company or any Subsidiary of any equity securities that would adversely and disproportionately affect the distributions of Cash Flow that the SW Member is entitled to receive under this Agreement in comparison to the Cash Flow that the other Members are entitled to receive under this Agreement;

(c) Bankruptcy. The commencement or approval of any Bankruptcy Event with respect to the Company or any Subsidiary;

(d) Change in Nature of Business. Any material change in nature of the business of the Company or any Subsidiary or the entry by the Company or any Subsidiary into any business other than the business described in Section 1.03 or in the Subsidiary Agreement governing the applicable Subsidiary, as the case may be; and

(e) Dissolution. The dissolution of the Company or any Subsidiary (other than any dissolution resulting from any transaction authorized under this Agreement or the applicable Subsidiary Agreement, as the case may be).

Without limiting the generality of the foregoing provisions of this Section 2.05, neither the Manager nor any Member shall undertake any action, expend any sum, make any decision, give any consent, approval or authorization or incur any obligation with respect to any of the foregoing Unanimous Decisions, unless and until the prior approval of the Members is obtained pursuant to the provisions of this Section 2.05.

2.06 Consents and Approvals

The Manager may elect to seek the approval of the Executives or the Members with respect to any matter set forth in Section 2.04 (in the case of the Executives) or Section 2.05 (in the case of the Members) describing such proposed action in a written notice with sufficient detail so as to enable such Person to exercise an informed judgment with respect thereto. As soon as practicable thereafter, each Executive or Member (as the case may be) shall give the Manager written notice that such Person either approves or disapproves the proposed action (setting forth such Person’s reasons therefor if such Person disapproves such action). If any Executive or Member fails to respond (as provided herein) on or before the expiration of the Response Period, then such Person shall be conclusively presumed to have disapproved such action. The term “Response Period” means (i) if a response time is expressly set forth in this Agreement, then the period of time during which such Person is required to respond, or (ii) if no response time period is expressly set forth in this Agreement, then seven (7) Business Days following the effective date of the written notice describing any other proposed action requiring the consent or approval of such Person.

10-

2.07 Limitations on Authority

Except as expressly authorized by this Agreement, the Members shall have no power to participate in the management of the Company or any Subsidiary. Neither the Manager nor any of the Members, Executives or Officers, without the prior written consent of the Executive Committee, may take any action on behalf of or in the name of the Company or any Subsidiary, or enter into any commitment or obligation binding upon the Company or any Subsidiary, except for (i) actions expressly authorized by this Agreement; (ii) actions by the Manager or by any Member (or Executive or Officer) within the scope of such Manager’s or Member’s (or Executive’s or Officer’s) authority granted under this Agreement; and (iii) actions authorized by the Executive Committee in the manner set forth herein. The Manager and each Member hereby agrees to indemnify, defend, protect and hold wholly free and harmless the Company and the (other) Members, from and against any loss, liability, claim, damage or expense arising out of any breach of the foregoing provisions of this Section 2.07 by the Manager or any such Member or any of such Member’s Executives, employees, agents or Affiliates.

2.08 Approved Business Plan

The Members have approved an annual business plan for the Company through the end of the 2018 Fiscal Year as set forth in the Side Letter Agreement. Each annual business plan for each Fiscal Year shall include (i) a narrative description of the Company’s business objectives for such Fiscal Year, which shall include any major transaction proposed to be undertaken by the Company or any Subsidiary for such Fiscal Year, (ii) the initial pro forma for the Campus (the “Pro Forma”), which shall set forth the projected development and construction costs, gross operating income and operating expenses to be realized or incurred in connection with the completion of the Spec Buildings and the operation of the Campus, (iii) a description of any anticipated capital expenditures for each quarter of the upcoming year, (iv) a statement of projected cash flows on a quarterly basis, (v) a description of the required level or range of reserves and their intended and permitted uses, (vi) a leasing plan, which includes the leasing parameters under which any unoccupied portion of the buildings contained in the Campus shall be offered for lease (as amended from time-to-time as part of the Approved Business Plan, the “Leasing Parameters”), and a narrative description of any marketing and/or any leasing activities proposed to be undertaken, (vii) the initial Operating Budget described in Section 2.09, and (viii) any other information the Manager determines is necessary to keep the Executive Committee reasonably informed regarding the business and affairs of the Company and each Subsidiary. The annual business plan may contain one (1) or more elements that shall survive the entire term of the Company, subject to any revisions approved by the Executive Committee.

The Manager shall prepare and submit to the Executive Committee and the SW Member at least thirty (30) days prior to the commencement of the 2019 Fiscal Year and each Fiscal Year thereafter, an updated annual business plan pertaining to such Fiscal Year. Each updated annual business plan including, without limitation, any revised Operating Budget shall be subject to the review and approval of the Executive Committee, which approval may be withheld in each

11-

Voting Member’s sole and absolute discretion. If any updated annual business plan is not approved by the Executive Committee, then the applicable Approved Business Plan shall continue to remain in effect (as modified for any portion of the updated annual business plan approved by the Executive Committee). The annual business plan approved through the end of the 2018 Fiscal Year and each updated business plan that is hereafter approved by the Executive Committee pursuant to this Section 2.08 is referred to herein as an “Approved Business Plan.” Subject to the terms of this Agreement, the Manager shall have the unilateral right, power and authority, and shall use its commercially reasonably efforts, to implement each Approved Business Plan on behalf of the Company.

2.09 Operating Budget

The Annual Business Plan includes an operating budget for the Campus that has been approved by the Members. Each operating budget for the Campus shall set forth on a reasonably detailed itemized basis, (i) all receipts projected to be received for the period of such operating budget and all expenses, by reasonable category, projected to be incurred for the Campus (including, without limitation, all repairs and capital expenditures projected to be incurred during such period), and (ii) the anticipated reserves for the Campus projected to be required for such period. At least thirty (30) days prior to the end of each Fiscal Year (and at such additional times as are determined by the Manager), the operating budget shall be updated by the Manager and submitted to the Executive Committee for its review and approval (and concurrently provided to the SW Member) as part of the updated Approved Business Plan pursuant to Section 2.08. Each operating budget that is approved by the Executive Committee pursuant to this Section 2.09 is referred to herein as the “Operating Budget.”

Subject to the terms of Section 2.04(i) (which requires additional Executive Committee approval for any capital expenditures in excess of One Million Dollars ($1,000,000)), the Manager shall have the right, power and authority to cause the Company and each Subsidiary to incur actual expenditures (with such entity’s funds) for any of the items set forth in, and with respect to, the period covered by an approved Operating Budget (as the Operating Budget may be adjusted in accordance with the provisions set forth below), without the further consent of the Executive Committee or any Member. The Manager shall also have the right, power and authority without the consent of the Executive Committee or any Member (i) to cause the Company or any Subsidiary to incur any Emergency Expense, (ii) to apply the contingency line item and any line item cost savings set forth in the Operating Budget for the Campus to any other line items set forth therein, (iii) to cause the Company and each Subsidiary to incur expenditures in excess of any subtotal of categories of line items contained in the Operating Budget and described as Subtotal Cleaning, Subtotal Maintenance, Subtotal Utilities, Subtotal Association Expense, Subtotal Admin Expenses, and Subtotal Fixed Expenses, provided that any such expenditure does not exceed any such subtotal by the greater of ten percent (10%) or Fifty Thousand Dollars ($50,000), and (iv) to cause the Company and each Subsidiary to make any expenditures outside of the Operating Budget provided that the aggregate amount of the expenditures described in this clause (iv) for any Fiscal Year does not exceed One Hundred Thousand Dollars ($100,000). The Operating Budget shall be automatically adjusted to take into account any increases in real property taxes, insurance premiums, utility charges and similar items over which the Company and each Subsidiary have no control. Except as set forth in this Section 2.09, the Manager may not cause the Company or any Subsidiary to incur any expenses in connection with the operation of the Campus without the prior written consent of the Executive Committee.

12-

2.10 Affiliate Contracts

The Company, the Member Subsidiary or the Campus Subsidiary shall enter into the following contracts with the FP Member and/or an Affiliate thereof:

(a) Campus Subsidiary PSA. Concurrently with the execution and delivery of this Agreement, the Company will cause the Member Subsidiary to assign the Campus Subsidiary Interest from Heritage Fields El Toro, LLC, a Delaware limited liability company (“Heritage Fields”), pursuant to that certain Assignment and Assumption Agreement.

(b) Property Management Agreement. At the closing of the Campus Subsidiary’s purchase of the Campus, the Campus Subsidiary shall enter into a property management agreement (the “Property Management Agreement”) with Five Point Communities Management, Inc., a Delaware corporation (which is an Affiliate of the FP Member) (the “Property Manager”). Pursuant to the terms of the Property Management Agreement, the Campus Subsidiary shall retain the Property Manager to render various property, construction and leasing management services for the Broadcom Property and the Spec Property. As compensation for rendering such services, the Campus Subsidiary shall pay to the Property Manager the compensation and fees described in the Property Management Agreement. The Property Manager shall also be reimbursed under the Property Management Agreement for all direct costs incurred in rendering the services described therein (e.g., on-site manager, building engineer, etc.).

(c) Five Point and Lennar Leases. At the closing of the Campus Subsidiary’s purchase of the Campus, (i) Five Point Opco will enter into an agreement with the Campus Subsidiary to lease approximately forty-four thousand four hundred (44,400) square feet in one (1) of the Spec Buildings (the “Five Point Lease”), and (ii) Lennar Homes of California, Inc. (“Lennar Homes”), will enter into an agreement with the Campus Subsidiary to lease approximately ninety thousand (90,000) rentable square feet in one (1) of the Spec Buildings (the “Lennar Homes Lease”). The Five Point Lease will be guaranteed by Five Point Holdings, LLC and the Lennar Homes Lease will be guaranteed by Lennar Corporation, a Delaware corporation. The Members acknowledge that the foregoing leases have been approved by all of the Members and the Executive Committee as of the Effective Date.

2.11 Affiliated Transactions

(a) Validity of Affiliated Transactions. The validity of any transaction, contract, arrangement, amendment to, or waiver or consent under, any existing transaction, contract or arrangement between the Company or any Subsidiary, on the one hand, and any Member, or any of its Affiliates, on the other hand (such Member, an “Interested Member”), in any capacity, or in which an Interested Member has or will have a direct or indirect economic interest, including an economic interest that would

13-

only exist if a proposed transaction, contract, arrangement, amendment, waiver or consent were rejected in favor of an alternative proposed transaction, contract, arrangement, amendment, waiver or consent then under consideration, whether or not in the ordinary course of business (each, an “Affiliated Transaction”) shall not be affected by reason of the relationship between the Company or the applicable Subsidiary and such Interested Member.

(b) Prohibition on Other Affiliate Transactions. Notwithstanding anything else in this Agreement to the contrary, neither the Company nor any Subsidiary shall enter into, propose to enter into or contemplate entering into, any Affiliated Transaction unless:

(i) The Affiliated Transaction contains terms that are fair and reasonable and are substantially as favorable to the Company or such Subsidiary, as applicable, as would be obtainable by the Company or such Subsidiary, as applicable, at the time in a comparable arm’s-length transaction, contract, arrangement, amendment, waiver or consent with a Person not an Interested Member (or Affiliate thereof); and

(ii) The Affiliated Transaction is fully disclosed to all of the Members (including the fact that it is an Affiliated Transaction) and the Affiliated Transaction has been approved by all of the Members (including Interested Member). The Members acknowledge that the contracts described in Section 2.10 to be entered into by the Company, the Member Subsidiary or the Campus Subsidiary satisfy the requirements of this Section 2.11.

(c) Enforcement of Affiliated Transactions. Except as provided in Section 2.05(a) and this Section 2.11(c) below, Manager is entitled to implement, grant consents under and otherwise take actions under the Property Management Agreement and the Five Point Lease on behalf of the Company unless such consent or action would otherwise constitute a Major Decision or a Unanimous Decision requiring the consent of the Voting Members under Section 2.04 or the Members under Section 2.05. With respect to the actions described in Section 2.05(a)(ii) through (vi), inclusive, the non-Interested Members shall have the exclusive right and authority and are expressly authorized, empowered and directed, without obtaining the approval of the Interested Member or any other Person, to effectuate (or cause to be effectuated), any and all such actions on its own behalf or on behalf of the Company and each Subsidiary, as each such non-Interested Member shall determine reasonably necessary, prudent or advisable, in its reasonable discretion, with respect to any such action. The non-Interested Members shall be required to act reasonably and in good faith in taking any such action with respect to each such Affiliated Transaction. In addition, the non-Interested Members have the right to select a replacement Property Manager if the Property Management Agreement has been terminated and to negotiate and execute the replacement property management agreement without the consent of the Interested Member or its Affiliate who was terminated or the Executive Committee.

14-

2.12 Services, Reimbursement and Fees

The Manager and Heritage Fields (as to Heritage Field’s legal expense) shall each be reimbursed by the Company or the applicable Subsidiary for any third-party out-of-pocket expenses incurred by such Person on behalf of the Company or such Subsidiary, as applicable, to the extent such expenses are provided for in the Operating Budget. In addition, the Company shall reimburse each Member for its costs and expenses (including, without limitation, attorneys’ fees and costs) incurred with respect to the preparation and negotiation of this Agreement and its due diligence costs incurred with respect to the Campus Subsidiary’s acquisition of the Campus to the extent such due diligence costs are set forth in the Side Letter Agreement. Any such reimbursements shall not reduce any Member’s Capital Account or Unreturned Contribution Account. Except as otherwise provided in this Agreement, the Operating Budget or the Property Management Agreement, neither the Manager nor any of the Members (or their respective Affiliates and/or other representatives) shall be paid any compensation for rendering services to the Company or any Subsidiary.

2.13 Officers

(a) Appointment of Officers. The Manager may appoint individuals as officers of the Company or any Subsidiary (individually, an “Officer” and collectively, the “Officers”), to act on behalf of the Company or such Subsidiary with such titles as the Manager may elect, including the titles of Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer and Secretary, having the rights, powers, duties and responsibilities set forth in this Section 2.13 or otherwise specified by the Manager; provided, however, that, notwithstanding anything to the contrary herein, no Officer shall have the authority to take any action that (i) violates this Agreement, or (ii) requires the approval of the Executive Committee or the Members under this Agreement without first obtaining such approval. At the Manager’s sole discretion, Officers may report directly to the Manager, to a Person designated by the Manager or to a committee designated by the Manager. The Manager may, in its sole discretion, delegate authority to the Officers, may modify or revoke any such authority and may remove or replace any of the officers at any time.

(b) Chief Executive Officer. The Chief Executive Officer of the Company, subject to the supervision of the Manager and the terms of this Agreement, shall have general management and control of the business and property of the Company in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including the power to employ, discharge, or suspend agents of the Company, to determine the compensation of agents, and to suspend, with or without cause, any Officer of the Company pending final action by the Manager with respect to continued suspension, removal, or reinstatement of such Officer. The Chief Executive Officer may, without limitation, agree upon and execute all documents, agreements, instruments, orders, bonds, contracts, and other obligations in the name of the Company (including any such documents, agreements or instruments executed by the Company on behalf of any Subsidiary, for itself and/or on behalf of any other Subsidiary).

15-

(c) President, Chief Financial Officer and Vice Presidents. In the case of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The Chief Financial Officer, and the Vice President, if there is one (1), or if there shall be more than one (1), the Vice Presidents (in the order as designated by the Manager or, in the absence of such designation, as determined by the length of time each has held such office continuously) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The President, Chief Financial Officer and any Vice President shall have such further powers and duties as may be prescribed by the Manager from time to time or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President, or as otherwise set forth herein, including the execution of documents binding the Company. As between the Company and third parties, any action taken by the President in the performance of the duties of or delegated by the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of or such delegation by the Chief Executive Officer at the time such action was taken and any action taken by the Chief Financial Officer or any Vice President in the performance of the duties of the President or delegated by the Chief Executive Officer or, in the absence thereof, by the President, shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken or such delegation by the Chief Executive Officer or, in the absence thereof, by the President.

(d) Chief Financial Officer. The Chief Financial Officer shall have responsibility for the day-to-day management and general oversight of the accounting and finance function of the Company and supervision of any Treasurer and Assistant Treasurers, if any, and other such duties and responsibilities as determined by the Chief Executive Officer, the President, if any, or the Manager.

(e) Treasurer. The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Manager. The Treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Company and to give proper receipts and discharges for all payments to the Company. The Treasurer shall perform such other duties as may be prescribed by the Manager or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President or by the Chief Financial Officer.

(f) Secretary. The Secretary shall maintain minutes of all meetings of the Members and of the consents in lieu of such minutes in the Company’s minute books, and shall cause notice of such meetings to be given when requested by any Person authorized to call such meetings. The Secretary may sign with the President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto. The Secretary shall have charge of the books, records and other papers as the Manager may direct, all of which shall at all reasonable times be open to inspection by any Member at the principal office of the Company in California during business hours. The Secretary shall perform such other duties as may be prescribed by the Manager or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President.

16-

(g) Appointment of Initial Officers. The following individuals are elected and appointed to the respective offices of the Company set forth opposite their respective names below, to hold such offices, subject to the provisions of this Agreement, until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal:

Name	Title

Emile K. Haddad	Chief Executive Officer and President

Lynn Jochim	Vice President and Assistant Secretary

Eric R. Higgins	Vice President and Chief Financial Officer

Michael A. Alvarado	Vice President and Secretary

Michael P. White	Vice President and Treasurer

2.14 Insurance

The Manager shall cause the Company and each Subsidiary to purchase and maintain (at the expense of the Company or such Subsidiary) all-risk property insurance, earthquake insurance, a commercial general liability insurance and such other insurance that it determines is commercially reasonable and complies with the requirements of any Lender providing financing to the Company or such Subsidiary. The Manager may also elect to cause the Company and each Subsidiary to purchase and maintain (at the expense of the Company or such Subsidiary) environmental insurance that it determines is commercially reasonable and complies with the requirements of any Lender providing financing to the Company or such Subsidiary, which environmental insurance may be covered under the blanket environmental insurance policy maintained by the RP Member (or any Affiliate thereof). Subject to the foregoing, the Manager may cause the Company or any Subsidiary to be covered under a blanket comprehensive general liability umbrella insurance policy and/or all-risk property insurance maintained by the Manager (or any Affiliate thereof) provided the Company reimburses the Manager for an allocable share of the premiums attributable to any such coverage obtained by the Company or such Subsidiary. The cost of any insurance policies maintained by the Company or any Subsidiary pursuant to this Section 2.14 shall be an expense of the Company or the applicable Subsidiary and shall be included in the Operating Budget.

17-

ARTICLE III

MEMBERS’ CONTRIBUTIONS TO COMPANY

3.01 Initial Capital Contributions

In the time required pursuant to the closing of the Campus Subsidiary purchase of the Campus, each Member shall contribute to the capital of the Company the amount set forth opposite each such Member’s name under the column labelled “Initial Capital Contributions” on Exhibit “A” attached hereto (the “Initial Capital Contribution”). Each Member shall fund its Initial Capital Contribution by a confirmed wire transfer of readily available funds. Each Member’s Capital Account and Unreturned Contribution Account shall be credited by the amount of the Initial Capital Contribution contributed by such Member to the capital of the Company pursuant to this Section 3.01 on the date each such contribution is made.

3.02 Additional Contributions of the Members

If the Company has insufficient funds (i) to meet its current or projected financial requirements for any expenditures budgeted in the Approved Business Plan or otherwise approved by the Executive Committee (in excess of any financing or other proceeds that are available to the Company), (ii) to pay for any Emergency Expenses or (iii) to pay for Guaranty Liabilities (collectively, the “Shortfall”), then the Manager may give written notice of such Shortfall to the Members (“Contribution Notice”). The Contribution Notice shall summarize, with reasonable particularity, the Company’s actual and projected cash obligations, cash on hand, projected sources and amounts of future cash proceeds and a contribution date (“Contribution Date”) (which shall not be less than ten (10) Business Days following the effective date of such notice). On or before the Contribution Date, each Member shall contribute to the capital of the Company, by a confirmed wire transfer of readily available federal funds, its Contribution Percentage of the capital necessary to satisfy the Shortfall described in the Contribution Notice.

3.03 Remedies for Failure to Contribute Capital

If any Member (the “Non-Contributing Member”) fails to contribute timely all or any portion of the additional capital such Member is required to contribute pursuant to Section 3.02 (the “Delinquent Contribution”), such failure shall not constitute a default hereunder and each other Member that has contributed timely to the capital of the Company the entire additional capital required to be contributed by such Member with respect to such Contribution Notice (individually, a “Contributing Member” and collectively, the “Contributing Members”), shall have the right, as the sole and exclusive remedy for the Non-Contributing Member’s failure to fund to select one (1) of the remedies set forth below in this Section 3.03.

(a) Loan Remedy. The Contributing Member(s) may advance to the Company, in cash and in proportion to their respective Percentage Interest(s) (or in such different proportion as such Contributing Member(s) may otherwise determine), within thirty (30) days following the Contribution Date, an amount equal to the Delinquent Contribution, and such advance shall be treated as a non-recourse loan (“Default Loan”) by the Contributing Member(s) to the Non-Contributing Member, bearing interest at a rate equal to the lesser of (i) fifteen percent (15%) per annum, compounded monthly, or (ii) the maximum, non-usurious rate then permitted by law for such loans.

As of the date of the advance of any Default Loan, the Non-Contributing Member’s Capital Account and Unreturned Contribution Account shall be credited with an amount equal to the original principal balance of the Default Loan advanced by the Contributing Member(s) to the Non-Contributing Member. Notwithstanding the provisions of Articles V and XII, until any and all Default Loans advanced to the Non-

18-

Contributing Member are repaid in full, the Non-Contributing Member shall receive no further distributions from the Company, and all cash or property otherwise distributable with respect to the Non-Contributing Member’s Interest shall be distributed to the Contributing Member(s) in proportion to, and as a reduction of, the outstanding balance of (together with all accrued, unpaid interest thereon) any and all such Default Loans, with such funds being applied first to reduce any and all interest accrued on such Default Loan(s) and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Contributing Member pursuant to Article V and applied by the Non-Contributing Member to repay such outstanding Default Loan(s).

If, on the one hundred eightieth (180th) day following the advance of any Default Loan, any principal thereof and/or accrued interest thereon remains outstanding, then the Contributing Member(s) advancing such Default Loan(s) may elect any one (1) of the following options: (i) to renew such Default Loan (or portion thereof) pursuant to the terms and provisions of this Section 3.03(a) for an additional one hundred eighty (180)-day period; or (ii) to contribute all or any portion of such outstanding principal of, and/or accrued interest on, such Default Loan (or portion thereof) to the capital of the Company pursuant to the provisions of Section 3.03(b) below. The Contributing Member(s) advancing the applicable Default Loan(s) may elect either of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member and the other Member within thirty (30) days following such one hundred eighty (180)-day period. Failure of the Contributing Member(s) to timely give such written notice to the Non-Contributing Member and the other Member shall be deemed to constitute an election to renew such Default Loan(s) for an additional term of one hundred eighty (180) days on the terms set forth herein. Notwithstanding the foregoing, any portion of a Default Loan which had been outstanding for a period of more than one hundred eighty (180) days shall automatically be renewed for an additional term of one hundred eighty (180) days on the terms set forth herein and the Contributing Member may no longer elect to contribute such portion of a Default Loan to the capital of the Company pursuant to the provision of Section 3.03(b) below.

(b) Default Contribution. The Contributing Member(s) may contribute to the capital of the Company, in cash, within thirty (30) days following the Contribution Date and in proportion to their respective Percentage Interests (or in such different proportion as such Contributing Member(s) may otherwise determine), an amount equal to the Delinquent Contribution, which shall be credited to such Contributing Member’s Capital Account and Unreturned Contribution Account on the date any such contribution is made. If a Default Loan is not fully repaid on or before the one hundred eightieth (180th) day following the date such Default Loan was advanced, the Contributing Member(s) advancing such Default Loan(s) also may elect to contribute to the capital of the Company, in accordance with the provisions of Section 3.03(a) above, all or any portion of the outstanding principal of and/or accrued interest on such Default Loan(s) previously advanced by such Contributing Member(s). Following any such contribution, (i) the amount of such outstanding principal and/or interest so contributed shall be deemed repaid and satisfied; (ii) the Non-Contributing Member’s Capital Account and Unreturned Contribution Account shall be decreased, but not below zero (0), by the amount of such outstanding principal and/or interest so contributed; and (ii) the Capital Account and Unreturned Contribution Account of each such Contributing Member shall be increased by the amount of the outstanding principal and/or interest so contributed.

19-

Upon any contribution by any Contributing Member pursuant to the foregoing provisions of this Section 3.03(b), (i) the Percentage Interest (but not the Contribution Percentage) of the Non-Contributing Member shall be decreased by an amount (expressed in percentage points) equal to the Dilution Percentage, and (ii) the Percentage Interest of each Contributing Member shall be increased by an amount (expressed in percentage points) equal to the Dilution Percentage.

The “Dilution Percentage” shall equal the amount calculated based upon the following formula:

The application of the provisions of this Section 3.03(b) are illustrated by the following example: Assume that (i) the aggregate balances standing in the Unreturned Contribution Accounts of all of the Members are equal to One Hundred Fifty Million Dollars ($150,000,000), (ii) the FP Member has a Percentage Interest and Contribution Percentage of seventy-five percent (75%) and the other Members collectively have a Percentage Interest and Contribution Percentage of twenty-five percent (25%), (iii) an additional capital contribution of Ten Million Dollars ($10,000,000) is required to be contributed by the Members pursuant to Section 3.02, (iv) the FP Member fails to contribute any portion of the required additional capital contribution of Seven Million Five Hundred Thousand Dollars ($7,500,000) (i.e., $10,000,000 × 75% = $7,500,000), and (v) the other Members contribute their entire portion of the required additional capital contribution of Two Million Five Hundred Thousand Dollars ($2,500,000) (i.e., $10,000,000 × 25% = $2,500,000) and the entire Delinquent Contribution of Seven Million Five Hundred Thousand Dollars ($7,500,000) to the capital of the Company on behalf of the FP Member pursuant to this Section 3.03(b). By operation of this Section 3.03(b), the Dilution Percentage would be equal to nine and 375/1,000ths (9.375) percentage points as calculated in accordance with the following formula:

20-

The Percentage Interest (but not the Contribution Percentage) of the FP Member would therefore be reduced by nine and 375/1,000ths (9.375) percentage points from seventy-five percent (75%) to sixty-five and 625/1,000ths percent (65.625%), and the Percentage Interest (but not the Contribution Percentage) of the RP Member and the SW Member would be increased in the aggregate by a like amount of percentage points from twenty-five percent (25%) to thirty-four and 375/1,000ths percent (34.375%) (with such additional Percentage Interest allocated to the RP Member and the SW Member in proportion to the Delinquent Contribution funded by each such Member).

(c) Election of Remedy. The Contributing Members shall jointly determine which of the remedies set forth in Sections 3.03(a) and/or 3.03(b) are to be exercised by the Contributing Members with respect to each Delinquent Contribution and/or Default Loan. If the Contributing Members do not agree on the remedy to be exercised pursuant to Section 3.03 (or any other decision required to be made pursuant to this Section 3.03), then the decision of whichever Member owns the greater Percentage Interest shall control.

(d) Minimum Percentage Interest. Any and all adjustments to the Members’ respective Percentage Interests pursuant to Section 3.03(b) shall be rounded to the nearest one one-thousandth of one percentage point (0.001%) and the Contributing Member(s) shall not succeed to all or any portion of the Capital Account and/or Unreturned Contribution Account of the Non-Contributing Member as the result of any such adjustment. In addition, notwithstanding any provision contained in this Article III, the Non-Contributing Member’s Percentage Interest shall in no event be reduced below one-tenth of one percentage point (0.1%) by operation of Section 3.03(b).

(e) Enforceability of Provisions. THE MEMBERS ACKNOWLEDGE AND AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE HEREOF, THE REMEDIES PROVIDED FOR IN THIS SECTION 3.03 ARE FAIR AND REASONABLE AND DO NOT CONSTITUTE A FORFEITURE OR PENALTY. THE MEMBERS FURTHER ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN PROVIDED WITH THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 3.03 AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW AND/OR ARBITRATION (OR OTHERWISE).

3.04 Member Loans

If the Manager reasonably determines that the Company has insufficient funds to meet its current or reasonably projected financial requirements consistent with the operations of the Company and each Subsidiary contemplated under the Approved Business Plan in excess of the amounts required to be contributed by the Members pursuant to Section 3.02 above, then the Manager may deliver written notice of such actual or projected cash deficit to the Members. Within thirty (30) days following the effective date of such notice, each Member shall have the right, but not the obligation, to elect advance to the Company, in cash, an amount equal to such necessary funds by delivering written notice of such election to the Manager and the other Members. If more than one (1) Member elects to advance such necessary funds, then such advances shall be proportionate to their respective Percentage Interests (or in such different

21-

amounts as the Members otherwise mutually determine). Any and all advances made by any Member to the Company pursuant to this Section 3.04 shall be treated as loans (“Member Loans”) with recourse only to the assets of the Company (and not to the assets of any Member), and shall bear annual interest at the lesser of (i) ten percent (10%) per annum, non-compounded, or (ii) the maximum, non-usurious rate then permitted by law for such loans. Subject to the following provisions of this Section 3.04, the Member Loans made by each Member shall be due and payable in full by the Company upon the liquidation of the Company. Any and all Member Loans shall be payable solely from the cash proceeds realized by the Company and prior to any distributions of Cash Flow or liquidation proceeds to the Members. Accordingly, notwithstanding the provisions of Articles V and XII, until any and all Member Loans are repaid in full, the Members shall receive no further distributions from the Company (exclusive of any fees the Members and/or their respective Affiliates may be entitled to receive pursuant to Article II) and all cash otherwise distributable with respect to the Interests of the Members under Articles V and XII shall be paid to the Member(s) advancing Member Loan(s) in proportion to, and as a reduction of, the outstanding balance(s) of such Member Loan(s), with such funds being applied first to reduce any interest accrued thereon, and then to reduce the principal amount thereof.

3.05 Campus Financing

Concurrently with the close of escrow for the Campus Subsidiary’s purchase of the Campus, (i) the Campus Subsidiary will obtain an acquisition loan (the “Acquisition Loan”) from SPT CA Fundings 2, LLC, a Delaware limited liability company (the “Acquisition Lender”), and (ii) the Member Subsidiary will obtain mezzanine financing (the “Mezzanine Loan”) from the Acquisition Lender. The Acquisition Loan shall be secured by a first deed of trust that will encumber the Campus and the Mezzanine Loan shall be secured by a pledge of the Campus Subsidiary Interest. An Affiliate of the FP Member (the “FP Guarantor”) shall execute and deliver to the Acquisition Lender any and all “bad-boy” carve-out guaranties and similar documents required by such Acquisition Lender and a title indemnity agreement required by the title companies (collectively, the “Recourse Documents”) provided such Recourse Documents are reasonably approved by the FP Guarantor and the RP Member. The FP Guarantor shall also have the right to execute any Recourse Documents required for any refinancing of the Acquisition Loan and the Mezzanine Loan (or any other permanent financing obtained by the Company or any Subsidiary) in a form reasonably approved by the FP Guarantor and the RP Member. Except as provided above in this Section 3.05, no Member or Affiliate thereof shall be required to provide any guaranty or indemnity to the Acquisition Lender or any other lender providing any financing to the Company or any Subsidiary (collectively, the “Lender”) including, without limitation, any completion, repayment or other guaranty.

3.06 Affiliate Liability and Indemnification

The Members acknowledge and agree that the FP Guarantor shall execute the Recourse Documents as an accommodation to the Company, the Member Subsidiary, the Campus Subsidiary and the Members. If the FP Guarantor incurs any loss, cost, expense, damage, claim or liability including, without limitation, any attorneys’ and expert witness fees and costs (collectively, the “Losses”) under any such Recourse Document, then the Company, Member Subsidiary and the Campus Subsidiary shall, jointly and severally, indemnify, defend, protect

22-

and hold the FP Guarantor wholly harmless from and against such Losses to the extent such Losses do not result from the Bad Acts of the Manager (so long as the Manager is an Affiliate of the FP Guarantor), FP Member, FP Guarantor or any Affiliate thereof. The term “Bad Acts” means (i) the gross negligence, intentional fraud, willful misconduct, misappropriation of funds or other intentional wrongful act or intentional wrongful omission of any Person (other than liability caused by a failure to pay a monetary obligation guaranteed by a Recourse Document), (ii) any breach by any Person of this Agreement causing a default under a Financing, or (iii) any breach of the loan documents evidencing any loan obtained by the Company or any Subsidiary caused by the acts of such Person (other than a breach caused by a failure to pay a monetary obligation guaranteed by a Recourse Document).

If (A) the FP Guarantor incurs any Losses under any Recourse Document for which it is entitled to be indemnified, defended, protected and held harmless pursuant to this Section 3.06, and (B) the Company, the Member Subsidiary or the Campus Subsidiary fails to satisfy such obligation within ten (10) days following FP Guarantor’s demand, then the RP Member and the SW Member shall be required to reimburse the FP Guarantor for such Member’s Pro Rata Share of such Losses following such ten (10)-day period. The term “Pro Rata Share” means, with respect to each of the RP Member and the SW Member, (1) one hundred percent (100%) of any Losses incurred by the FP Guarantor under any Recourse Document as a result of the Bad Acts of such Member (or any Affiliate thereof but excluding any Affiliate in its capacity as a Lender) (for avoidance of doubt, each of the RP Member and the SW Member is responsible for its own Bad Acts only and not the Bad Acts of the other Member), and (2) such Member’s Contribution Percentage of any Losses incurred by the FP Guarantor under any Recourse Document that are not attributable to the Bad Acts of any other Member (or any Affiliate thereof). If the RP Member or the SW Member fails to reimburse the FP Guarantor for any Losses incurred under any Recourse Document in breach of the terms of this Section 3.06, then the other of such Members shall be obligated to reimburse the FP Guarantor for its Additional Percentage (and not its Contribution Percentage) of such Losses (and such other Member shall be subrogated to the rights of the FP Guarantor against the breaching Member to the extent any payment is made to the FP Guarantor under this sentence). The term “Additional Percentage” means such Member’s Contribution Percentage divided by the sum of such Member’s Contribution Percentage and the FP Member’s Contribution Percentage. The reimbursement obligation of the RP Member and the SW Member shall be guaranteed pursuant to a Guaranty of Member Obligation in the form of Exhibit “C” attached hereto (the “Guaranty Agreement”) to be entered into by and between the FP Guarantor, Heritage Fields Capital Co-Investor Member, LLC, a Delaware limited liability company, which is an Affiliate of RP Member (the “RP Guarantor”), and LNR HF II, LLC, which is an Affiliate of SW Member (the “SW Guarantor”).

The Members acknowledge and agree that (i) the FP Guarantor is a third-party beneficiary of the foregoing provisions of this Section 3.06, and (ii) the FP Guarantor has the right, power and authority to enforce the provisions of this Section 3.06.

23-

3.07 Capital Contributions in General

Except as otherwise provided herein, (i) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (ii) no Member shall be entitled to receive interest on such Member’s contributions to the capital of the Company, (iii) no Member shall have the right to demand or receive property other than cash in return for such Member’s contributions to the Company, and (iv) no Member shall be required or be entitled to contribute additional capital to the Company.

ARTICLE IV

ALLOCATION OF PROFITS AND LOSSES

4.01 Net Losses

After giving effect to the special allocations in Section 4.04, Net Losses for any taxable year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such taxable year.

4.02 Net Profits

After giving effect to the special allocations in Section 4.04, Net Profits for any taxable year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such taxable year. No portion of the Net Profits for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to his Target Capital Account for such taxable year.

4.03 General Allocation

Notwithstanding any other provision of this Agreement, all allocations are intended to satisfy the “fractions” and “substantial economic effect” rules contained in Section 514(c)(9)(E) of the Code, and items of income, gain, credit, loss and deduction shall be allocated among the Members only to the extent such allocations would not violate such rules.

4.04 Special Allocations

Subject to Section 4.03, but notwithstanding any other provision of this Agreement, no Net Losses or items of expense, loss or deduction shall be allocated to any Member to the extent such an allocation would cause or increase a deficit standing in such Member’s Adjusted Capital Account and any such Net Losses and items of expense, loss and deduction shall instead be allocated to the Members in proportion to their respective “interests” in the Company as determined in accordance with Treasury Regulation Section 1.704-1(b). In addition, items of income and gain shall be specially allocated to the Members in accordance with and to the extent required by the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Subject to Section 4.03, but notwithstanding any other provision in this Article IV, (i) any and all “partnership nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Profit Percentages; (ii) any and all “partner nonrecourse deductions” (as such term is defined in Treasury Regulation Section 1.704-2(i)(2)) attributable to any “partner nonrecourse debt” (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the

24-

“economic risk of loss” (as determined under Treasury Regulation Section 1.752-2) for such “partner nonrecourse debt” in accordance with Treasury Regulation Section 1.704-2(e)(2) and 1.704-2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of minimum gain attributable to any “partner nonrecourse debt” shall be specially allocated items of Company income and gain in accordance with the partner minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). Any and all “excess nonrecourse liabilities” as determined under Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Members in proportion to their respective Profit Percentages.

4.05 Curative Allocations

Except for the allocations set forth in clause (i) of Section 4.04 above, the allocations set forth in Section 4.04 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.05. Therefore, notwithstanding any other provision of this Article IV (other than Section 4.03 and the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.01 and 4.02. In exercising its discretion under this Section 4.05, the Manager shall take into account future Regulatory Allocations under Section 4.04 that, although not yet made, are likely to offset other Regulatory Allocations previously made under the provisions of Section 4.04.

4.06 Differing Tax Basis; Tax Allocation

Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated between the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of the California Revenue & Taxation Code, as amended, and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)).

25-

ARTICLE V

DISTRIBUTION OF CASH FLOW

5.01 Cash Flow

Subject to Sections 3.03(a), 3.04, 5.02 and 12.02, Cash Flow shall be distributed by the Manager on the earlier of (i) thirty (30) days after the end of each calendar quarter, or (ii) thirty (30) days following a sale, refinancing or other capital transaction relating to the Company or any Subsidiary if such Cash Flow is attributable to such transaction, in the following order of priority:

(a) Unreturned Contribution Accounts. First, to the Members in proportion to, and to the extent of, the positive balance standing in each such Member’s Unreturned Contribution Account, if any; and

(b) Percentage Interests. Thereafter, to the Members in proportion to their respective Percentage Interests.

5.02 Tax Withholding

Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Manager determines in good faith that the Company is required to withhold or pay with respect to (i) any amount distributable or allocable to such Member pursuant to this Agreement, and (ii) any “imputed underpayment” within the meaning of the New Partnership Audit Procedures attributable to such Member and paid by the Company as a result of an adjustment with respect to any item of the Company, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). Any Imputed Underpayment Amount that the Manager cannot attribute to a Member shall be treated as an expense of the Company. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Manager that such payment must be made unless (A) the Company withholds such payment from a distribution that would otherwise be made to the Member, or (B) the Manager determines that such payment may be satisfied out of the Cash Flow of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.02. The Manager is authorized to issue certificates evidencing the Members’ respective Interests (the “LLC Certificates”) and is further authorized to retain possession and control of any LLC Certificate evidencing the Interest of any Member receiving a loan pursuant to this Section 5.02. If a Member fails to pay any amounts owed to the Company pursuant to this Section 5.02 when due, then each other Member may elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial

26-

banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand), until such amount is paid in full. Each Member shall take such actions as the Company or the Manager shall request to perfect or enforce the security interest created hereunder. The obligations of a Member set forth in this Section 5.02 shall survive the withdrawal of any Member from the Company or any transfer of a Member’s Interest.

5.03 Limitation on Distributions

Notwithstanding any other provision contained in this Agreement, the Company shall not make any distributions of Cash Flow (or other proceeds) to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

5.04 In-Kind Distribution

Subject to Article VII, assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of all of the Members.

ARTICLE VI

TRANSFER OF INTERESTS/BUY-OUT

6.01 Restrictions on Transfer

Except as provided in this Article VI or in Articles VII or VIII, (i) no Disposition (by operation of law or otherwise) shall be made by a Member, directly or indirectly of the whole or any part of such Member’s Interest (including the pledge of any constituent member’s interest in a Member and/or any other Disposition of any direct or indirect beneficial ownership interest in a Member or in a Member’s interest in the capital, Net Profits, Net Losses or Cash Flow of the Company), and (ii) no Person shall be issued any Interest and/or be admitted as member of the Company or any Subsidiary (after the Effective Date) except as permitted under Sections 2.04(l) and 2.05(b).

6.02 Permitted Dispositions

Subject to the provisions of Section 6.03 (and the remaining terms of this Section 6.02), a Member may effect a Permitted Disposition without the consent of any other Member provided that the Member effecting such Permitted Disposition gives each of the other Members at least ten (10) Business Days prior written notice of such Permitted Disposition, and provided further that (i) where such prior written notice is not feasible (e.g., where the Permitted Disposition results from a transfer by will or intestacy), such notice shall be given no later than ten (10) Business Days after the closing of such Permitted Disposition, and (ii) no such notice shall be required where the Permitted Disposition is neither a direct transfer of an Interest nor results in a change in the control of the Member effecting such Permitted Disposition. Notwithstanding the foregoing, with respect to any direct transfer of a Member’s Interest, such transfer shall constitute a Permitted Disposition solely if such transfer constitutes one hundred percent (100%) of such Member’s Interest to a single Entity that is permitted under this Section 6.02 so that at any point in time, only one (1) Entity shall constitute a member.

27-

6.03 Conditions

No assignee or transferee of an Interest or of any interest in the capital, Net Profits, Net Losses or Cash Flow of the Company (whether such assignee or transferee has become an assignee or transferee by direct assignment or transfer, operation of law or other reason or cause) shall be admitted as a substituted member of the Company unless, in the case of an assignee or transferee of an Interest, all of the following conditions are satisfied (it being agreed that an assignee or a transferee of a mere interest in the capital, Net Profits, Net Losses or Cash Flow of the Company shall never be admitted as a substituted member of the Company without the unanimous written approval of the Members):

(a) Permitted Transfer. Such transfer or assignment is a Permitted Disposition, or the unanimous written consent of the Members to such transfer or assignment was obtained or such transfer or assignment is permitted pursuant to Articles VII or VIII;

(b) Execution of Agreement. The transferee shall have executed and delivered to the Members an agreement in which such transferee assumes and agrees to be bound by all of the terms and conditions of this Agreement, whether first accruing before or after the date of the transferee’s admission as a member. Unless otherwise unanimously agreed to by the Members (and subject to the following sentence), the transferring Member shall remain liable for all obligations and liabilities of such Member or its Affiliates that arise out of any acts, omissions, events or circumstances that took place prior to the effective date of such Disposition (it being understood that, except as otherwise expressly provided herein, the transferor Member shall be relieved of such obligations to the extent that the same arise from acts, omissions, facts or circumstances first occurring after such Disposition and the same are assumed in writing by the transferee); and

(c) Satisfaction of Conditions. All the conditions set forth in Section 6.04.

6.04 Additional Conditions

(a) Without limiting the right of the Members to undertake any Disposition authorized under Articles VII or VIII, each Member agrees that it shall not, unless approved in writing by all Members, directly or indirectly Dispose of its Interest, or any portion thereof or direct or indirect interest therein (and any attempted Disposition shall be ineffective and void ab initio), if such Disposition would create a default under the terms of any indebtedness or other contractual obligation of the Company or any Subsidiary then outstanding to any third party.

(b) Notwithstanding any other provision of this Agreement, no Member shall transfer all or any portion of its Interest, or take any other action, if such transfer or action, could (by itself or in conjunction with other actions) result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder; and provided further that any such transfer or action shall be null and void and of no force or effect whatsoever.

28-

6.05 General Provisions Regarding Assignments

(a) Duties and Obligations of Substituted Members. A transferee who has been admitted as a substituted member in accordance with this Article VI shall have all the rights and powers and be subject to all the restrictions and liabilities of a member under this Agreement, and shall be subject to all of the provisions of this Agreement. The Company shall not be dissolved or wound up as a result of the admission of such transferee as a substituted member of the Company, but instead shall continue as before with, however, the substitution of such transferee.

(b) Amendment and/or Restatement of this Agreement. Upon admission of a substituted member, the Company shall amend and/or restate this Agreement to document such admission (including, without limitation, by amending Exhibit “A” to reflect the name, address and Percentage Interest of such member). As part of the amendment and restatement of this Agreement, the Members (other than the transferee and other than the Member whose Interest is being transferred to such transferee) shall reasonably cooperate with the transferring Member so as to provide Permitted Dispositions for such transferee that provide such transferee with Permitted Disposition rights that (i) are substantially the same as those of any other Member (including the transferring Member) whose ownership structures are similar to that of the transferee, or (ii) if the transferee’s ownership structure is not similar to that of any other Member, achieve a level of protection for the other Members and a level of transfer flexibility for the transferee that is substantially the same as that provided by the Permitted Disposition provisions relating to the other Members.

(c) Effective Date of Admission. Except as otherwise reasonably approved by the Manager, a transferee shall be admitted as a substituted member pursuant to the terms of this Agreement as of the first day of the month following the month in which such member has acquired the Interest and been so admitted as a member.

(d) Amendment of Formation Certificate. The Members shall cause the Delaware Formation Certificate to be amended if and to the extent necessary and required by the Delaware Act to add a substituted or member.

6.06 Election; Allocations Between Transferor and Transferee

Upon the Disposition of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file, at the election of the Manager, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the Disposition of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii), as determined in the reasonable discretion of the Manager.

29-

6.07 Partition

No Member shall have the right to partition any assets of the Company or any Subsidiary or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 6.07 by any Member, the other Members (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding.

6.08 Waiver of Withdrawal and Purchase Rights

Except in connection with any Disposition permitted in accordance with this Agreement, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of each other Member, which consent may be withheld in each such other Member’s sole and absolute discretion. In furtherance of the foregoing, each Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Delaware Act and hereby waives any and all rights such Member may have to receive the fair value of such Member’s Interest in the Company upon such resignation and/or withdrawal pursuant to Section 18-604 of the Delaware Act.

6.09 No Appraisal Rights

Unless otherwise agreed to by the Members, no Member shall have any appraisal rights with respect to its Interests pursuant to Section 18-210 of the Delaware Act or otherwise.

6.10 Effect of Noncompliance

Any direct or indirect Disposition of an Interest or portion thereof or direct or indirect interest therein in contravention of any of the provisions of this Article VI shall be of no force or effect and shall be void ab initio, and accordingly shall not bind or be recognized by the Company.

ARTICLE VII

RIGHT TO REQUIRE A SALE OF PROPERTY

7.01 Right to Require a Sale

(a) By Voting Members. Notwithstanding the terms of Section 2.04(a) (but subject to the last sentence of this Section 7.01(a)), each Voting Member (the “Implementing Member”) that is not in Material Default shall have the unilateral right, power and authority from time-to-time after the three (3) year anniversary of the acquisition of the Campus by the Campus Subsidiary (the “Lockout Date”) to elect to require the Company to cause the Campus Subsidiary to market and sell, in bulk, either (i) the entire Broadcom Property, (ii) the entire Spec Property, or (iii) the entire portion of the Campus then owned by the Campus Subsidiary (the “Remaining Campus Property”). For purposes of applying this Article VII, any portion of the Campus that is owned by the Additional Subsidiary on the date the provisions of this Section 7.01 are implemented shall be deemed to be owned by the Campus Subsidiary. For the avoidance of any doubt, the Implementing Member must elect to sell, in bulk, (i) both Broadcom

30-

Buildings together if the Implementing Member elects for the Broadcom Property to be sold, (ii) both Spec Buildings together if the Implementing Member elects for the Spec Property to be sold, or (iii) the entire Remaining Campus Property if the Implementing Member elects for the entire Remaining Campus Property to be sold. The Implementing Member may exercise its right to require a sale under this Section 7.01(a) by delivering written notice of such election (the “IM Forced Sale Notice”) to the other Voting Member (the “Non-Implementing Member”) and the SW Member. The IM Forced Sale Notice shall include (A) a description of the portion of the Campus that the Implementing Member desires to be marketed and sold (the “Offered Property”), (B) an all-cash minimum sale price for the Offered Property (the “Forced Sale Offer Price”), which shall be payable upon the close of escrow for the sale of the Offered Property, (C) a minimum deposit equal to at least five percent (5%) of the Forced Sale Offer Price (the “Minimum Deposit”), and (D) any other material terms and conditions that are determined by the Implementing Member that differ in any material respect from the terms and conditions to be included in the Offered Property PSA described in Section 7.03 below. If the Offered Property designated by the Implementing Member in any IM Forced Sale Notice is less than the Remaining Campus Property, then such Implementing Member may not implement the provisions of this Section 7.01 requiring any other portion of the Campus to be marketed and sold until after the first anniversary of the effective date of such IM Forced Sale Notice.

(b) By SW Member. The SW Member shall have the unilateral right, power and authority exercisable at any time after the earlier of the four (4) year anniversary of the acquisition of the Campus by the Campus Subsidiary and August 1, 2021 (the “SW Lockout Date”), to elect to require the Company to cause the Campus Subsidiary to market and sell in bulk the Remaining Campus Property; provided, however, that the SW Member shall not be entitled to exercise such right at any time it is in Material Default. For purposes of applying this Article VII, any portion of the Campus that is owned by the Additional Subsidiary on the date the provisions of this Section 7.01 are implemented shall be deemed to be owned by the Campus Subsidiary. For the avoidance of any doubt, in no event may the SW Member require the Company to cause the Campus Subsidiary to sell less than the entire Remaining Campus Property. The SW Member may exercise its right to require a sale under this Section 7.01(b) by delivering written notice of such election (the “SW Forced Sale Notice”) to the Voting Members. Upon delivery of the SW Forced Sale Notice, and for all purposes under this Agreement, the Remaining Campus Property shall constitute the “Offered Property,” the SW Member shall be the “Implementing Member,” and the Voting Members shall, together or acting alone as the context requires pursuant to Section 7.02(a) below, constitute the “Non-Implementing Member.” The SW Forced Sale Notice shall include (A) an all-cash minimum sale price for the Remaining Campus Property which amount shall constitute the “Forced Sale Offer Price” for all purposes under this Agreement, and which shall be payable upon the close of escrow for the sale of the Offered Property, (B) a minimum deposit equal to the Minimum Deposit, and (C) any other material terms and conditions that are determined by the SW Member as the Implementing Member that differ in any material respect from the terms and conditions to be included in the Offered Property PSA described in Section 7.03 below. The IM Forced Sale Notice and the SW Forced Sale Notice are hereafter referred to as a “Forced Sale Notice.”

31-

7.02 Right of First Offer

(a) Non-Implementing Member’s Option. For a period of thirty (30) days following the effective date of the Forced Sale Notice, the Non-Implementing Member provided it is not in Material Default shall have the right, but not the obligation, to elect by delivering written notice of such election (the “Purchase Notice”) to the Implementing Member to purchase the entire Offered Property for the Forced Sale Offer Price (as adjusted under Section 7.03(b) below). If the Non-Implementing Member timely delivers a Purchase Notice in accordance with the terms of Section 7.02(a) above, then the entire Offered Property shall be sold to the Non-Implementing Member in accordance with the terms of Section 7.03 (subject to the right of the Non-Implementing Member to restructure such sale in accordance with the terms of Section 7.04). In the case of a Forced Sale Notice delivered by the SW Member pursuant to Section 7.01(b) above, if both Non-Implementing Members timely elect to purchase the Offered Property, then such Non-Implementing Members shall be entitled to purchase the Offered Property in proportion to their respective Percentage Interests (or in such different proportion as such Non-Implementing Members otherwise agree). If the Non-Implementing Members thereafter fail to reach agreement on any decision or action to be made or taken by the Non-Implementing Member under this Article VII, then the decision or action of Non-Implementing Member that has elected to purchase the majority of the Offered Property shall control and bind both of the Non-Implementing Members.

(b) Sale on the Open Market. If the Non-Implementing Member fails to timely deliver a Purchase Notice (or is precluded from delivering a Purchase Notice because it is in Material Default), then the Voting Members shall jointly direct the Manager to cause the Offered Property to be listed for sale by the Campus Subsidiary on the open market by either CBRE, Eastdil Secured, or HFF (individually, an “Approved Broker” and collectively, the “Approved Brokers”) on the terms and conditions set forth in the Forced Sale Notice (provided such listing shall not reference the Forced Sale Offer Price). If the Voting Members are unable to agree upon the selection of an Approved Broker, then the Voting Members shall each notify the SW Member of the identity of each party’s preferred Approved Broker, and the decision as to which of two (2) identified Approved Brokers shall be selected shall be made by the SW Member; provided, however, if the SW Member is the Implementing Member, then the Manager alone shall select the Approved Broker. If only one Bona-Fide Offer is received by the Campus Subsidiary for the Offered Property, then the Campus Subsidiary shall accept such offer upon the instruction of the Implementing Member which the Implementing Member may give or not give in its discretion. If multiple Bona-Fide Offers are received by the Campus Subsidiary for the Offered Property and if the Voting Members are unable to agree upon the selection of the purchaser among the potential purchasers who have made Bona Fide Offers and acceptance of a Bona-Fide Offer, then the Voting Members shall each notify the SW Member of the identity of each party’s preferred purchaser, and the decision as to which of two (2) purchasers identified by the Voting Members shall be selected and such Bona-Fide Offer accepted shall be made by the SW Member. If the SW Member is the Implementing Member, and the Voting Members are unable to agree upon the preferred purchaser, then the Manager alone shall select the purchaser and

32-

accept such Bona-Fide Offer. The term “Bona-Fide Offer” means any offer that is received by the Campus Subsidiary for the Offered Property from an independent creditworthy third-party purchaser with a purchase price of not less than ninety-six percent (96%) of the Forced Sale Offer Price and a deposit of not less than the Minimum Deposit and that otherwise is on market terms as determined by the Implementing Member in its discretion and is consistent with the material terms and conditions set forth in the Forced Sale Notice, if any. For the avoidance of any doubt, the Campus Subsidiary may only accept an all-cash offer for the sale of the Offered Property payable in full upon the closing of such sale (unless the Implementing Member and the Non-Implementing Member both approve any offer that is not an all-cash offer).

If the Campus Subsidiary fails (i) to enter into a binding purchase and sale agreement for the Offered Property for a purchase price and on the other terms and conditions as described above set forth in a Bona-Fide Offer within two hundred seventy (270) days following the effective date of the Forced Sale Notice, or (ii) to close the sale of the entire Offered Property within one (1) year following the effective date of the Forced Sale Notice, then the Implementing Member shall be precluded from requiring any portion of the Campus to be marketed and sold, unless the Implementing Member again complies with the provisions of this Article VII.

7.03 Terms of Purchase

If the Non-Implementing Member timely and validly elects to purchase the entire Offered Property pursuant to Section 7.02, then the Offered Property shall be sold to the Non-Implementing Member in accordance with the following terms and conditions (subject to the terms of Section 7.04):

(a) Offered Property Purchase Agreement. The Offered Property shall be purchased by the Non-Implementing Member pursuant to a purchase and sale agreement to be executed by the Campus Subsidiary and the Non-Implementing Member in a form reasonably approved by the Implementing Member and the Non-Implementing Member (the “Offered Property PSA”). The Offered Property PSA shall contain the terms and conditions set forth below in this Section 7.03; provided, however, if any term or condition contained in the Forced Sale Notice is inconsistent with the terms or conditions for the Offered Property PSA set forth below in this Section 7.03, then the term or condition set forth in the Forced Sale Notice shall govern and control.

(b) Purchase Price for the Offered Property. The “Forced Sale Purchase Price” for the Offered Property shall equal the Forced Sale Purchase Price, adjusted for the prorations set forth in Section 7.03(f) below.

(c) Purchase Price Deposit. For any offer by the Non-Implementing Member to purchase the Offered Property pursuant to this Article VII to be valid and effective, the Non-Implementing Member shall be required, upon the delivery of its Purchase Notice, to deposit into the Escrow established pursuant to Section 7.03(d) below a deposit that will be non-refundable (except if the Implementing Member breaches its obligation to sell the Offered Property to the Non-Implementing Member or there is a failure of a

33-

condition for buyer’s benefit under the Offered Property PSA) and equal to five percent (5%) of the Forced Sale Purchase Price (the “Purchase Price Deposit”). The Purchase Price Deposit shall be applicable to the Forced Sale Purchase Price to be paid by the Non-Implementing Member for the Offered Property and shall be released by the Escrow Holder to the Campus Subsidiary at the closing of the purchase by the Non-Implementing Member. The Purchase Price Deposit shall be deposited by the Non-Implementing Member with Escrow Holder by a confirmed wire transfer of immediately available federal funds. If the Non-Implementing Member breaches its obligation to purchase the Offered Property under the Offered Property PSA (such Member, a “Defaulting Forced Sale Member”), then the Campus Subsidiary shall retain the Purchase Price Deposit as liquidated damages (as its sole and exclusive remedy at law or in equity) and the Non-Implementing Member shall thereafter have no right to deliver a Forced Sale Notice under Section 7.01 or to elect to purchase the Offered Property under Section 7.02. In addition and notwithstanding anything to the contrary contained in this Agreement, the Defaulting Forced Sale Member shall not be entitled to any benefit of a forfeited Purchase Price Deposit and the Members other than the Defaulting Forced Sale Member shall receive the entire Purchase Price Deposit in accordance with their relative Percentage Interests.

(d) Escrow. Any sale of the Offered Property pursuant to this Article VII shall be accomplished through an escrow (“Escrow”) established with First American Title Insurance Company or such other reputable and nationally or regionally recognized escrow company selected by the Non-Implementing Member (the “Escrow Holder”). At least one (1) Business Day prior to the close of escrow under Section 7.03(e) below, (i) the Non-Implementing Member shall deposit with the Escrow Holder any documents required under the Offered Property PSA and the balance of the purchase price to be paid for the Offered Property by a confirmed wire transfer of immediately available federal funds, and (ii) the Manager shall cause the Campus Subsidiary to deposit with the Escrow Holder any documents required under the Offered Property PSA for the transfer of the Offered Property including, without limitation, a duly executed and acknowledged grant deed conveying fee title to the Offered Property to the Non-Implementing Member, an assignment and assumption of leases, an assignment of general intangibles, a bill of sale, a partial assignment and assumption of development agreement and site specific approvals, and such other documents as are reasonably necessary and customary to cause the Campus Subsidiary to transfer title to the Offered Property to the Non-Implementing Member. Each of the Manager, on behalf of the Campus Subsidiary, and the Non-Implementing Member shall be required to execute and deliver to the Escrow Holder its standard escrow instructions; provided, however, to the extent of any inconsistency between this Section 7.03 and such instructions, this Section 7.03 shall control.

(e) Closing. The closing of the purchase and sale of the Offered Property shall be held at the principal office of the Company in the State of California. The Non-Implementing Member shall have the thirty (30)-day period following the delivery of the Forced Sale Notice to conduct its due diligence review and analysis with respect to the Offered Property. The closing shall be held on a Business Day designated by the Non-Implementing Member that is within (i) thirty (30) days following the effective date of the Purchase Notice if the Offered Property to be purchased at such closing is for the Remaining Campus Property, or (ii) sixty (60) days following the effective date of the Purchase Notice if the Offered Property to be purchased at such closing is for less than the Remaining Campus Property.

34-

(f) Prorations. Non-delinquent real property taxes and assessments on the Offered Property shall be prorated between the Campus Subsidiary, as the seller, and the Non-Implementing Member, as the purchaser, as of the closing. Rents, utility charges and all other operating expenses, debt service and loan impounds shall also be prorated as of the date of closing in a customary manner. The Campus Subsidiary shall be responsible for paying management fees, insurance, debt service and other operating costs through the date of closing. The Campus Subsidiary, as the seller, shall either deliver to the Non-Implementing Member, or give the Non-Implementing Member a credit against the purchase price for, the amount of any tenant security deposits and other prepaid rent.

(g) Condition of Title; Costs. Subject to the obligation of the Offered Property to be transferred lien free pursuant to Section 7.03(j), the Non-Implementing Member shall be deemed to have approved the condition of title of the Offered Property as of the date the Purchase Notice is delivered. The close of escrow shall be conditioned only upon (i) the Non-Implementing Member obtaining from the title company selected by the Non-Implementing Member, a title policy subject only to the condition of title as of the date the Purchase Notice was delivered (excluding any monetary liens and/or delinquent taxes and assessments, if any) in the amount of the purchase price payable for the Offered Property under the Offered Property PSA, and (ii) the satisfaction (or waiver) of any conditions set forth in the Forced Sale Notice. Any and all escrow fees, title insurance premiums, documentary transfer taxes (or similar taxes), recording costs and any other closing costs incurred in connection with the sale of the Offered Property shall be allocated and borne by the Campus Subsidiary, on the one hand, and the Non-Implementing Member, on the other hand, in accordance with local custom in Orange County, California. Notwithstanding the above, the Campus Subsidiary, on the one hand, and the Non-Implementing Member, on the other hand, shall be responsible for paying their own legal fees and costs incurred in connection with the sale of the Offered Property.

(h) Condemnation or Damage. If all or any portion of the Offered Property to be purchased pursuant to this Article VII is taken by any governmental entity through the exercise of such entity’s power of eminent domain or materially damaged, then within ten (10) days following the date the Campus Subsidiary receives notice of such taking or material damage, the Non-Implementing Member may elect either (i) to terminate the Escrow, or (ii) to purchase the remaining portion of the Offered Property without any reduction in the purchase price therefor (except a credit for the amount of any deductible under any insurance policy providing coverage for the damage to the Offered Property), in which case the Non-Implementing Member shall be entitled to receive any proceeds or payments resulting from such taking or damage.

35-

(i) Purchase by Nominee. The Members acknowledge and agree that the Non-Implementing Member may cause the Offered Property to be purchased by one (1) or more nominees of the Non-Implementing Member provided any such purchase shall not release the Non-Implementing Member from any of its duties or obligations hereunder.

(j) AS-IS Transfer. The Campus Subsidiary shall transfer title to the Offered Property to the Non-Implementing Member or its nominee(s) on an “AS-IS-WHERE-IS” basis without any representation or warranty whatsoever from the Campus Subsidiary, provided however, if the FP Member is the Implementing Member, the Manager shall cause the Campus Subsidiary to make representations and warranties to the Non-Implementing Member which are substantially similar to the representations and warranties set forth in the Campus Project PSA exclusive of the representations and warranties set forth in Sections 7.1.8, 7.1.9, 7.1.16 and 7.1.17 of the Campus Project PSA. The Offered Property shall be transferred to the Non-Implementing Member (or its nominee(s)), free and clear of any and all monetary liens (excluding any non-delinquent real property taxes and assessments).

(k) Purchase Price Credit. The Non-Implementing Member shall have the right to credit against the Forced Sale Purchase Price an amount equal to the proceeds, if any, that would otherwise be distributed to the Non-Implementing Member pursuant to this Agreement upon the close of such purchase if the Non-Implementing Member paid the full Forced Sale Purchase Price for the Offered Property. The Non-Implementing Member shall be deemed to have received a distribution for all purposes of this Agreement equal to the amount, if any, credited against the Forced Sale Purchase Price payable by the Non-Implementing Member. Any sale of the Offered Property to the Non-Implementing Member pursuant to this Article VII shall be treated (i) as a sale by the Campus Subsidiary of an undivided interest in the Offered Property to the extent of the ratio that the portion of the Forced Sale Purchase Price actually paid by the Non-Implementing Member bears to the aggregate amount that the Non-Implementing Member would have been obligated to pay under the Offered Property PSA, and (ii) as an in-kind distribution to the Non-Implementing Member of the remaining undivided interest in the Offered Property. Notwithstanding the provisions of Section 5.01 or Section 12.02, if the Non-Implementing Member exercises its right to credit amounts that would otherwise be received by the Non-Implementing Member against the purchase price in accordance with the terms of this Section 7.03(k), then (A) any and all Cash Flow realized by the Company from such sale shall be distributed to the Implementing Member and the SW Member (and not to the Non-Implementing Member) upon the close of escrow of the Offered Property, and (B) the allocation of Net Profits and Net Losses shall be revised to take into account the in-kind distribution to the Non-Implementing Member pursuant to the provisions of this Section 7.03(k). Any amounts that would otherwise be distributed to the Implementing Member or the SW Member pursuant to clause (A) above shall be applied to repay any Default Loan made to such Member in accordance with the terms of Section 3.03(a).

36-

7.04 Tax Restructuring for the Purchase of the Offered Property

Upon the Non-Implementing Member’s written election, the Non-Implementing Member’s purchase of the Offered Property pursuant to Section 7.03 shall be restructured in such manner as is reasonably determined by the Non-Implementing Member to minimize any potential federal, state or local taxes that may be incurred by the Company and/or the Non-Implementing Member in connection with such purchase provided (i) such restructuring does not require the Implementing Member or the SW Member to acquire title in its name to any real property, and (ii) such restructuring does not reduce the amount that the Implementing Member and the SW Member receive from the sale of the Offered Property. In furtherance of the foregoing (but subject to the restrictions set forth in the preceding sentence), the following actions will be promptly implemented to the extent requested by the Implementing Member:

(a) Distribution of the Broadcom Property. If the Offered Property does not constitute the entire Remaining Campus Property, then the Broadcom Property shall be contributed by the Campus Subsidiary on an “AS-IS, WHERE-IS” basis to a newly formed Delaware limited liability company (the “Broadcom Subsidiary”) to be formed by the Campus Subsidiary. The Campus Subsidiary shall initially be the sole member of the Broadcom Subsidiary and own one hundred percent (100%) of the membership interest in the Broadcom Subsidiary (the “Broadcom Subsidiary Interest”).

(b) Distribution of the Broadcom Subsidiary Interest. If the Broadcom Property has been contributed to the Broadcom Subsidiary, then the Campus Subsidiary shall, in turn, concurrently distribute the Broadcom Subsidiary Interest to the Member Subsidiary, which, in turn, shall concurrently distribute the Broadcom Subsidiary Interest to the Company, all on an “AS-IS, WHERE-IS” basis. The Company shall, in turn, concurrently distribute the Broadcom Subsidiary Interest to the Members on an “AS-IS, WHERE-IS” basis in proportion to the indirect interest owned by each Member in the Broadcom Property through its ownership interest in the Company (as reasonably determined by the Manager).

(c) Restatement of Broadcom Subsidiary Limited Liability Company Agreement. The limited liability company agreement governing the Broadcom Subsidiary shall be amended and restated if the Offered Property is the Spec Property to conform to the terms of this Agreement (taking into account that the only asset of the Broadcom Subsidiary will be the Broadcom Property) since the Members will continue to own an indirect interest in the Broadcom Property. The Members agree to negotiate in good faith the terms of the amended and restated limited liability company agreement that will govern the Broadcom Subsidiary.

(d) Purchase of the Broadcom Property. If the Offered Property is the Broadcom Property, then the Non-Implementing Member shall have the right to purchase the entire portion of the Broadcom Subsidiary Interest distributed to the Implementing Member and the SW Member (“Remaining Subsidiary Interest”). The purchase and sale of the Remaining Subsidiary Interest to the Non-Implementing Member shall be effectuated pursuant to an Assignment Agreement in the form attached hereto as Exhibit “D” (the “Assignment Agreement”). Each Member shall be responsible for paying its own legal fees and costs incurred in connection with the sale of the Remaining Subsidiary Interest. The purchase price for the Remaining Subsidiary Interest (the “Subsidiary Interest Purchase Price”) shall equal the amount that would have been distributed to the Implementing Member and the SW Member pursuant to Section 12.02

37-

as reasonably determined by the Manager following the sale of the Offered Property for the Forced Sale Purchase Price (which takes into account the adjustments for prorations and other items described in Section 7.03(b) above). The closing of the purchase and sale for the Remaining Subsidiary Interest shall be held at the principal office of the Company on a Business Day designated by the Non-Implementing Member that is not less than thirty (30) days or more than ninety (90) days following the effective date of the Purchase Notice. The Members acknowledge and agree that the Non-Implementing Member may cause the entire Remaining Subsidiary Interest to be purchased by any nominee(s) of the Non-Implementing Member provided any such purchase shall not release the Non-Implementing Member from any of its duties or obligations hereunder.

(e) Purchase of the Spec Property. If the Offered Property is the Spec Property (and the Company still owns an indirect interest in the Broadcom Property), then the Non-Implementing Member shall have the right to purchase the entire interest of the Implementing Member and the SW Member in the Company following the distribution of the Broadcom Subsidiary Interest pursuant to Section 7.04(b) above. Alternatively, at the request of the Non-Implementing Member, (i) the Member Subsidiary shall distribute the Campus Subsidiary Interest to the Company (following the distribution of the Broadcom Subsidiary Interest pursuant to Section 7.04(b) above), which shall then distribute the Campus Subsidiary Interest to the Members on an “AS-IS, WHERE-IS” basis in proportion to the indirect interest owned by each Member in the Campus Subsidiary through its ownership interest in the Company (as reasonably determined by the Manager), and (ii) the Non-Implementing Member shall purchase the entire interest of the Implementing Member and the SW Member in the Campus Subsidiary. The purchase price for the Implementing Member’s and the SW Member’s interest in the Company or the Campus Subsidiary shall equal the amount that would have been distributed to the Implementing Member and the SW Member pursuant to Section 12.02 as reasonably determined by the Manager following the sale of the Spec Property for the Forced Sale Purchase Price (taking into account the adjustments for prorations and other items described in Section 7.03(b) above). Except as modified by this Section 7.04(e), the terms and conditions of Section 7.04(d) shall apply to the purchase and sale of the Implementing Member’s and the SW Member’s interest in the Company or the Campus Subsidiary pursuant to this Section 7.04(e).

(f) Purchase of the Remaining Campus Property Pursuant to a Forced Sale Notice Delivered by a Voting Member. If the Offered Property consists of the entire Remaining Campus Property pursuant to a Forced Sale Notice delivered by a Voting Member pursuant to Section 7.01(a), then the Non-Implementing Member shall have the right to purchase the entire Interest of the Implementing Member and the SW Member in the Company. The purchase price for each selling Member’s Interest in the Company shall equal the amount that would have been distributed to such selling Member pursuant to Section 12.02 as reasonably determined by the Manager following the sale of the Remaining Campus Property for the Forced Sale Purchase Price (taking into account the adjustments for prorations and other items described in Section 7.03(b) above). Except as modified by this Section 7.04(f), the terms and conditions of Section 7.04(d) shall apply to the purchase and sale of the Implementing Member’s and each selling Member’s interest in the Company pursuant to this Section 7.04(f).

38-

(g) Purchase of the Remaining Campus Property Pursuant to a Forced Sale Notice delivered by the SW Member. If the Offered Property consists of the entire Remaining Campus Property pursuant to a Forced Sale Notice delivered by the SW Member pursuant to Section 7.01(b), then the Non-Implementing Member(s) shall have the right to purchase the entire Interest of the SW Member in the Company. The purchase price for the SW Member’s Interest in the Company shall be the same purchase price that the SW Member is entitled to receive under Section 7.04(d) above. Except as modified by this Section 7.04(g), the terms and conditions of Section 7.04(d) shall apply to the purchase and sale of the SW Member’s interest in the Company pursuant to this Section 7.04(g).

(h) Payment of Release Price. Immediately prior to implementing any of the steps described above in this Section 7.04, the Non-Implementing Member shall pay any release price required to be paid to the Acquisition Lender to obtain the release of any deed of trust or other security interest encumbering the Offered Property that secures the repayment of the Acquisition Loan or the Mezzanine Loan.

(i) Repayment of Default Loans. The purchase price to be paid by the Non-Implementing Member to the Implementing Member and the SW Member pursuant to this Section 7.04 shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the Non-Implementing Member to the Implementing Member or the SW Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If (i) the purchase price to be paid by the Non-Implementing Member to the Implementing Member or the SW Member is insufficient to fully offset the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the Non-Implementing Member to the Implementing Member or the SW Member, and (ii) the Implementing Member and the SW Member will no longer have any Interest in the Company following the closing of any purchase and sale under this Section 7.04, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be due and payable in full at the closing of the purchase of such selling Member’s Interest pursuant to this Section 7.04. Also, notwithstanding any other provision contained in this Agreement, the unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by either the Implementing Member or the SW Member to the Non-Implementing Member shall be due and payable in full at the closing of the purchase and sale pursuant to this Section 7.04 if the lending Member will have no remaining interest in the Company following such closing.

(j) Miscellaneous Terms. Except as modified by this Section 7.04, the terms and conditions applicable to the purchase and sale of the Offered Property shall apply to the purchase of the Remaining Subsidiary Interest, the Campus Subsidiary Interest or the Interest in the Company, as applicable. The terms and provisions of this Section 7.04 shall be interpreted and applied in a manner that results in each Member, as close as possible, being in the same economic position that such Member would have been in if the Offered Property (as opposed to the Remaining Subsidiary Interest) had been sold pursuant to this Article VII.

39-

7.05 Interim Event of Default

If any Member defaults in its obligation to timely close any purchase under this Article VII, then such Member shall not have any further right to deliver a Forced Sale Notice pursuant to Section 7.01.

7.06 Effect of Delivery of Forced Sale Notice

The Members acknowledge and agree that if any Member has timely and validly delivered a Forced Sale Notice to the other Members and initiated the procedures set forth in this Article VII, then each other Member shall be precluded from delivering a Forced Sale Notice, an SW Forced Sale Notice or an Election Notice under Section 8.01 (until the procedures set forth in this Article VII or Article VIII, as applicable, have been terminated or completed (but subject to the last sentence of Section 7.01(a)).

ARTICLE VIII

IMPASSE BUY/SELL AGREEMENT

8.01 Buy/Sell Election

If, at any time after the first anniversary of the Effective Date but prior to the Lockout Dates there is an Impasse Event, then either Voting Member (provided such Voting Member is not in Material Default) (the “Electing Member”) shall have the right, but not the obligation, to implement the buy/sell procedures set forth in this Article VIII by delivering written notice of such election (“Election Notice”) to the other Voting Member (the “Non-Electing Member”) and the SW Member. The Election Notice shall set forth a stated value (the “Stated Value”), as determined in the sole and absolute discretion of the Electing Member, for the Remaining Campus Property owned by the Campus Subsidiary. For purposes of applying this Article VIII, any portion of the Remaining Campus Property that is owned by the Additional Subsidiary on the date an Election Notice is delivered pursuant to Section 8.01 shall be deemed to be owned by the Campus Subsidiary. For the avoidance of any doubt, the SW Member shall have no right to implement the provisions of this Article VIII.

8.02 Determination of the Buy/Sell Purchase Price

Within fifteen (15) days following the effective date of any Election Notice, the Accounting Firm shall determine (subject to the reasonable verification by the Members) the aggregate amount of cash that would be distributed or paid to each Member pursuant to Section 12.02 if (i) the Remaining Campus Property was sold for the Stated Value; (ii) the liabilities of the Campus Subsidiary (including, without limitation, any and all prepayment penalties or fees contained in any financing documents secured by the Remaining Campus Property or any portion thereof that are at that time in full force and effect) were liquidated in accordance with the terms of the Campus Subsidiary Agreement; (iii) a reserve was not established for any contingent liabilities of the Campus Subsidiary; (iv) the Campus Subsidiary

40-

distributed all of its cash flow to the Member Subsidiary in accordance with the terms of the Campus Subsidiary Agreement; (v) the liabilities of the Member Subsidiary (including, without limitation, any and all prepayment penalties or fees contained in any financing documents secured by the Campus Subsidiary Interest or any portion thereof that are at that time in full force and effect) were liquidated in accordance with the terms of the Member Subsidiary Agreement; (vi) a reserve was not established for any contingent liabilities of the Member Subsidiary; (vii) the Member Subsidiary distributed all of its cash flow to the Company in accordance with the terms of the Member Subsidiary Agreement; (viii) the liabilities of the Company including, without limitation, any and all Member Loans were liquidated pursuant to Section 12.02(a); (ix) a reserve was not established for any contingent liabilities of the Company pursuant to Section 12.02(b); and (x) the Company made its required distributions to the Members pursuant to Section 12.02(c). Upon such determination, the Accounting Firm shall give each other Member written notice (“Price Determination Notice”) thereof. The determination by the Accounting Firm of such amounts including all components thereof, shall be deemed conclusive on all of the Members, absent any material computational error. One hundred percent (100%) of the amount that would be distributed or paid to each Member pursuant to Section 12.02 shall be deemed the purchase price (“Buy/Sell Purchase Price”) for such Member’s Interest for purposes of this Article VIII; subject however, to any pre-closing adjustments described in Section 8.05 and any adjustment for any Default Loan as described in Section 8.08.

8.03 Non-Electing Member’s Option

For a period of sixty (60) days following the effective date of the Price Determination Notice, the Non-Electing Member shall have the option (subject to the terms and conditions set forth in this Article VIII) to elect, by delivering written notice (the “Buy/Sell Purchase Notice”) of such election to the Electing Member within such sixty (60)-day period, either (i) to purchase the entire Interest of each of the Electing Member and the SW Member for the Buy/Sell Purchase Price thereof, or (ii) to have the Electing Member purchase the entire Interest of each of the Non-Electing Member and the SW Member for the Buy/Sell Purchase Price thereof. Failure of the Non-Electing Member to timely and validly make an election in accordance with this Section 8.03 shall constitute an election by such Member to have the Electing Member purchase the entire Interest of each of the Non-Electing Member and the SW Member for the Buy/Sell Purchase Price thereof. For purposes of this Article VIII, the “Selling Members” shall be (x) the FP Member and the SW Member, if the buying Member is the RP Member, or (y) the RP Member and the SW Member, if the buying Member is the FP Member; provided, however, that any and all decisions, actions, acceptances, elections, notices, communications, rejections and all other matters affecting or relating to the Selling Members shall be exercised solely by the FP Member or the RP Member, as applicable, and shall bind the SW Member for all purposes hereunder.

8.04 Buy/Sell Deposit

WITHIN FIVE (5) BUSINESS DAYS AFTER THE EXPIRATION OF THE SIXTY (60)-DAY PERIOD SET FORTH IN SECTION 8.03, THE BUYING MEMBER SHALL DEPOSIT INTO AN ESCROW ACCOUNT ESTABLISHED IN THE REASONABLE DISCRETION OF THE BUYING MEMBER WITH FIRST AMERICAN TITLE COMPANY

41-

OR A NATIONALLY RECOGNIZED TITLE COMPANY, A DEPOSIT BY CONFIRMED WIRE TRANSFER OF IMMEDIATELY AVAILABLE FEDERAL FUNDS IN AN AGGREGATE AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE BUY/SELL PURCHASE PRICE FOR EACH SELLING MEMBER’S INTEREST (THE “BUY/SELL DEPOSIT”), WHICH SHALL BE NON-REFUNDABLE UNLESS A SELLING MEMBER BREACHES ITS OBLIGATIONS TO SELL TO THE BUYING MEMBER IN ACCORDANCE WITH THIS ARTICLE VIII. UPON THE CLOSING OF THE SALE, THE BUY/SELL DEPOSIT MADE BY THE BUYING MEMBER SHALL BE A CREDIT AGAINST THE BUY/SELL PURCHASE PRICE TO BE PAID BY SUCH BUYING MEMBER TO EACH SELLING MEMBER. IF THE SALE FAILS TO OCCUR DUE TO A DEFAULT BY THE BUYING MEMBER, THEN THE SELLING MEMBERS SHALL HAVE THE RIGHT TO RETAIN THE BUY/SELL DEPOSIT OF SUCH BUYING MEMBER AS LIQUIDATED DAMAGES, AS THEIR SOLE AND EXCLUSIVE REMEDY, AT LAW AND/OR IN EQUITY. THE MEMBERS ACKNOWLEDGE THAT IT WOULD BE EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES THAT THE SELLING MEMBERS MAY SUFFER IN CONNECTION WITH A DEFAULT BY THE BUYING MEMBER UNDER THIS ARTICLE VIII. THEREFORE, THE MEMBERS HAVE AGREED THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT ANY MEMBER WOULD SUFFER IN SUCH EVENT IS AND SHALL BE THE RIGHT OF THE SELLING MEMBERS TO RETAIN THE BUY/SELL DEPOSIT OF THE DEFAULTING BUYING MEMBER AS LIQUIDATED DAMAGES, AS THEIR SOLE AND EXCLUSIVE REMEDY AT LAW AND/OR IN EQUITY. THE MEMBERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE RETENTION OF THE BUY/SELL DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3375 OR 3369 OR UNDER ANY OTHER STATE LAWS, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLING MEMBERS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AND COMPARABLE PROVISIONS UNDER OTHER APPLICABLE STATE LAWS. THE MEMBERS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR COUNSEL WITH RESPECT TO THE FOREGOING PROVISIONS OF THIS SECTION 8.04 AND BY THEIR INITIALS SET FORTH BELOW INDICATE THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION PROCEEDING).

INITIALS OF THE FP MEMBER	INITIALS OF THE RP MEMBER	INITIALS OF THE SW MEMBER

8.05 Closing Adjustments

Within five (5) Business Days before the actual date of the closing pursuant to Section 8.06 below, the Accounting Firm shall recalculate the amount of cash that would be distributed to each Member pursuant to Section 12.02(c) based upon information to be provided by Manager if such amount were determined as of the closing date under Section 8.06 (in lieu of the effective date of the Election Notice). Upon such determination, the Accounting Firm shall

42-

give each Member written notice (“Adjusted Price Determination Notice”) thereof. The Accounting Firm shall reasonably and in good faith adjust the Buy/Sell Purchase Prices (subject to reasonable verification by the Members), if and to the extent necessary, to take into account the adjustments described in the Adjusted Price Determination Notice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Remaining Campus Property to a third party.

8.06 Closing of Purchase and Sale

The closing of a purchase and sale held pursuant to this Article VIII shall be held at the principal office of the Company in California on a Business Day designated by the buying Member within ninety (90) days following the earlier of (i) the effective date upon which the Non-Electing Member delivered the Buy/Sell Purchase Notice pursuant to Section 8.03, or (ii) the expiration of the sixty (60)-day option period set forth in Section 8.03. Each Selling Member shall transfer to the buying Member (or such buying Member’s nominee(s)) the entire Interest of such Selling Member free and clear of all liens, security interests and competing claims and shall deliver to the buying Member (or such buying Member’s nominee(s)) such instruments of transfer and such evidence of due authorization, execution and delivery, and of the absence of any such liens, security interests, or competing claims, as the buying Member (or such buying Member’s nominee(s)) shall reasonably request. The Buy/Sell Purchase Price for each Selling Member’s Interest shall be paid by the buying Member by delivering, at the closing, a confirmed wire transfer of readily available federal funds in an aggregate amount equal to the Buy/Sell Purchase Price for such Selling Member’s Interest, less the amount of the Buy/Sell Deposit paid by the buying Member pursuant to Section 8.04 above (which shall be released to the Selling Members at the closing). Each Member shall be responsible for paying its own legal fees and costs incurred in connection with the sale of each Selling Member’s Interest under this Article VIII. Effective as of the closing for the purchase of the Selling Members’ Interests, the Selling Members shall withdraw as members of the Company. If a Selling Member defaults in its obligation to sell and transfer its Interests to the buying Member as required in this Section, then the buying Member (in addition to all rights and remedies afforded by law or equity) shall be entitled to the remedy of specific performance.

8.07 Release and Indemnity

On or before the closing of a purchase and sale held pursuant to this Article VIII, (i) the buying Member shall be required to obtain (in a form reasonably acceptable to the Selling Members) a written release of each Selling Member and such Selling Member’s Affiliates from all liabilities under all outstanding Recourse Documents executed by each such party that arise from any act, omission or occurrence after the closing of such purchase and sale, and (ii) the buying Member shall use such Member’s commercially reasonable efforts to obtain written releases of each Selling Member and such Selling Member’s Affiliates from all other liabilities of the Company for which such Selling Member (and/or its Affiliates) may have personal liability. To the extent the buying Member is unable to obtain any releases described in clause (ii) above before the closing, the buying Member (and its Related Guarantor) shall indemnify, defend and hold each Selling Member (and its Affiliates) wholly harmless from and against all such liabilities and guaranties, except for any liabilities arising out of the Bad Acts of such Selling Member (or any Affiliate thereof). In addition, the buying Member (and its Related Guarantor)

43-

shall indemnify, defend and hold each Selling Member (and its Affiliates) wholly harmless from and against any and all liabilities that arise out of or relate to the Company, for any events occurring on or after the closing, except for any liabilities arising out of the gross negligence or willful misconduct of such Selling Member (and/or its Affiliates).

8.08 Repayment of Default Loans

The Buy/Sell Purchase Price to be paid by the buying Member for the Interest of each Selling Member shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to such Selling Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Buy/Sell Purchase Price to be paid by the buying Member to either Selling Member is insufficient to fully offset the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to such Selling Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be due and payable in full at the closing of the purchase of such Selling Member’s Interest pursuant to this Article VIII. Also, notwithstanding any other provision contained in this Agreement, the unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by either Selling Member to the buying Member shall be due and payable in full at the closing of the purchase of such Selling Member’s Interest pursuant to this Article VIII.

8.09 Interim Event of Default

If any Member elects (or is deemed to elect) to be a buying Member in accordance with the provisions of this Article VIII and defaults in its obligation to timely close any such purchase, then the buying Member shall not have any further right to deliver an Election Notice pursuant to Section 8.01.

8.10 Withdrawal of the Selling Members

Effective as of the closing for the purchase of each Selling Member’s Interest pursuant to this Article VIII, each Selling Member shall withdraw as a member of the Company. Notwithstanding the foregoing, the indemnity of each Selling Member and its Affiliates pursuant to Sections 2.07, 3.06, 8.07, 9.06 and 10.07 shall survive the sale of the Interest of such Selling Member and its withdrawal as a member of the Company.

8.11 Effect of Delivery of Election Notice

The Members acknowledge and agree that if any Member has timely and validly delivered an Election Notice to the other Members and initiated the buy/sell procedures set forth in this Article VIII, then each other Member shall be precluded from delivering an Election Notice, a Forced Sale Notice under Section 7.01 and an SW Forced Sale Notice under Section 7.02 (until the procedures set forth in Article VII or this Article VIII, as applicable, have been terminated or completed (but subject to the last sentence of Section 7.01(a)).

44-

ARTICLE IX

REPRESENTATIONS, WARRANTIES

9.01 FP Member Representations

As of the Effective Date, each of the statements in this Section 9.01 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. The FP Member hereby represents and warrants as follows for the sole and exclusive benefit of each other Member, each of which is material and is being relied upon by each such other Member as of the Effective Date:

(a) Due Formation. The FP Member is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement;

(b) Required Actions. All limited liability company action required to be taken by the FP Member to execute and deliver this Agreement has been taken and no further approval of any member, manager, board, court, or other body is necessary to permit the FP Member to execute and deliver this Agreement;

(c) Violation of Law. To the Actual Knowledge of the FP Member, neither the execution and delivery of this Agreement nor the performance of or the compliance with this Agreement, has resulted (or will result) in any violation of, is or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, any articles of incorporation, charter, bylaw, limited liability company agreement, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order, to which the FP Member (or any Affiliate thereof) is a party and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of the FP Member under this Agreement;

(d) Foreign Person. The FP Member is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and applicable regulations;

(e) Anti-Terrorism. Neither the FP Member, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective officers or directors, is, nor will they become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons;

45-

(f) No Plan Assets. The FP Member does not hold the assets of any “employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan” as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any Entity deemed to hold the plan assets of the foregoing;

(g) No Proceedings. To the Actual Knowledge of the FP Member, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to the FP Member;

(h) No Member Obligations. The FP Member has not incurred any other obligations or liabilities which could individually or in the aggregate adversely affect the FP Member’s ability to perform its obligations under this Agreement or which would become obligations or liabilities of the Company, the Member Subsidiary, the Campus Subsidiary or any other Member; and

(i) No Untrue Statements. To the Actual Knowledge of the FP Member, no representation, warranty or covenant of the FP Member in this Agreement contains or will contain any untrue statement of material facts or omits or will omit to state material facts necessary to make the statements or facts contained therein not misleading.

The term “Actual Knowledge of the FP Member” means the actual present knowledge of Erik Higgins and Lynn Jochim after making reasonable investigation and inquiry. In no event shall Erik Higgins or Lynn Jochim have any liability for the breach of any of the representations or warranties set forth in this Agreement.

9.02 RP Member Representations

As of the Effective Date, each of the statements in this Section 9.02 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. The RP Member hereby represents and warrants as follows for the sole and exclusive benefit of each other Member, each of which is material and is being relied upon by each such other Member as of the Effective Date:

(a) Due Formation. The RP Member is a duly organized Delaware limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement;

(b) Required Actions. All limited liability company action required to be taken by the RP Member to execute and deliver this Agreement has been taken by the RP Member and no further approval of any board, court, or other body is necessary to permit the RP Member to execute and deliver this Agreement;

46-

(c) Violation of Law. To the Actual Knowledge of the RP Member, neither the execution and delivery of this Agreement, nor the performance of or the compliance with, this Agreement has resulted (or will result) in any violation of, is or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, any articles of incorporation, charter, bylaw, limited liability company agreement, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order to which the RP Member (or any Affiliate thereof) is a party, and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice or both, would constitute a default on the part of the RP Member under this Agreement;

(d) Foreign Person. The RP Member is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and applicable regulations;

(e) Anti-Terrorism. Neither the RP Member, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective officers or directors, is, nor will they become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons;

(f) No Plan Assets. The RP Member does not hold the assets of any “employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan” as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any Entity deemed to hold the plan assets of the foregoing;

(g) No Proceedings. To the Actual Knowledge of the RP Member, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor) (i) relating to any portion of the RP Member Contributed Property, or (ii) which questions, directly or indirectly, the validity or enforceability of this Agreement as to the RP Member;

(h) No Member Obligations. The RP Member has not incurred any obligations or liabilities which could become obligations or liabilities of the Company, the Member Subsidiary, the Campus Subsidiary or any other Member or that could individually or in the aggregate adversely affect the RP Member’s ability to perform its obligations under this Agreement; and

(i) No Untrue Statements. To the Actual Knowledge of the RP Member, no representation, warranty or covenant of the RP Member in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading.

47-

The term “Actual Knowledge of the RP Member” means the actual present knowledge of Aric Shalev and Ron Hoyl after making reasonable investigation and inquiry. In no event shall Aric Shalev or Ron Hoyl have any personal liability before the breach of any of the representations or warranties set forth in this Agreement.

9.03 SW Member Representations

As of the Effective Date, each of the statements in this Section 9.03 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. The SW Member hereby represents and warrants as follows for the sole and exclusive benefit of each other Member, each of which is material and is being relied upon by each such other Member as of the Effective Date:

(a) Due Formation. The SW Member is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement;

(b) Required Actions. All limited liability company action required to be taken by the SW Member to execute and deliver this Agreement has been taken by the SW Member and no further approval of any board, court, or other body is necessary to permit the SW Member to execute and deliver this Agreement;

(c) Violation of Law. To the Actual Knowledge of the SW Member, neither the execution and delivery of this Agreement, nor the performance of or the compliance with, this Agreement has resulted (or will result) in any violation of, is or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, any articles of incorporation, charter, bylaw, limited liability company agreement, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order to which the SW Member (or any Affiliate thereof) is a party, and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice or both, would constitute a default on the part of the SW Member under this Agreement;

(d) Foreign Person. The SW Member is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and applicable regulations;

(e) Anti-Terrorism. Neither the SW Member, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective officers or directors, is, nor will they become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons;

48-

(f) No Plan Assets. The SW Member does not hold the assets of any “employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan” as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any Entity deemed to hold the plan assets of the foregoing;

(g) No Proceedings. To the Actual Knowledge of the SW Member, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor) (i) relating to any portion of the SW Member Contributed Property, or (ii) which questions, directly or indirectly, the validity or enforceability of this Agreement as to the SW Member;

(h) No Member Obligations. The SW Member has not incurred any obligations or liabilities which could become obligations or liabilities of the Company, the Member Subsidiary, the Campus Subsidiary or any other Member or that could individually or in the aggregate adversely affect the SW Member’s ability to perform its obligations under this Agreement; and

(i) No Untrue Statements. To the Actual Knowledge of the SW Member, no representation, warranty or covenant of the SW Member in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading.

The term “Actual Knowledge of the SW Member” means the actual present knowledge of Daniel Schwaegler after making reasonable investigation and inquiry. In no event shall Daniel Schwaegler have any personal liability for the breach of any of the representations or warranties set forth in this Agreement.

9.04 Investment Representations

Each Member agrees as follows with respect to investment representations:

(a) Member Understandings. Each Member understands the following:

(i) That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et seq., the Delaware Securities Act, the California Corporate Securities Law of 1968 or any other state securities laws (the “Securities Acts”) because the Company is issuing Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

(ii) That the Company has relied upon the representation made by each Member that the Interest issued to such Member is to be held by such Member for investment; and

49-

(iii) That exemption from registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such its Interest in the Company.

(b) Acquisition for Own Account. Each Member hereby represents to the Company that such Member is acquiring its Interest in the Company for such Member’s own account, for investment and not with a view to resale or distribution.

(c) No Public Market. Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date.

(d) No Advertisement. Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests.

(e) Pre-Existing Business Relationship. Each Member acknowledges that such Member has a preexisting business relationship with the Company or its Officers, directors, or principal interest holders, or, by reason of such Member’s business or financial experience or the business or financial experience of such Member’s financial advisors (who are not affiliated with the Company), could be reasonably assumed to have the capacity to protect such Member’s own interest in connection with the acquisition of its Interest. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company’s business, and has discussed with the other Members the current activities of the Company. Each Member believes that the Interest is a security of the kind such Member wishes to purchase and hold for investment, and that the nature and amount of the Interest is consistent with such Member’s investment program.

(f) Due Investigation. Before acquiring any Interest in the Company, each Member has investigated the Company and its business and the Company has made available to each Member all information necessary for the Member to make an informed decision to acquire an Interest in the Company. Each Member considers itself to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member’s investment in the Company.

9.05 Brokerage Fee Representation and Indemnity

Each Member hereby represents that such Member has not retained any broker, finder, agent or the like in connection with this Agreement or the transactions contemplated herein.

50-

9.06 Indemnification Obligations

Each Member (the “First Member”) hereby unconditionally and irrevocably covenants and agrees to indemnify, defend and hold harmless each other Member (the “Other Member”) and such Other Member’s Affiliates (including, without limitation, the Manager) from and against any and all Losses incurred by such Other Member and its Affiliates that are caused by (i) any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of the First Member or any Affiliate thereof, or (ii) the First Member’s breach or material inaccuracy of any representations, warranties or covenants made by the First Member under this Agreement.

9.07 Survival of Representations and Warranties

Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth in this Article IX and that the Company and each other Member has relied upon such representations, warranties and covenants. All representations, warranties and covenants contained in this Article IX shall survive the execution and delivery of this Agreement and the liquidation of the Company.

ARTICLE X

LIABILITY, EXCULPATION,

FIDUCIARY DUTIES AND INDEMNIFICATION

10.01 Liability

Except as otherwise provided by this Agreement, the Delaware Act and/or any other applicable law, the debts, obligations and liabilities of the Company and any Subsidiary, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and such Subsidiary, respectively, and no Member shall be obligated personally for any such debt, obligation or liability of the Company or such Subsidiary solely by reason of being a member of the Company. The foregoing limitation shall not be construed as a limitation on any Member’s liability to the Company under this Agreement.

10.02 Exculpation

(a) Limitation on Liability. Except as otherwise provided by this Agreement, neither the Manager, the Members, their Affiliates nor their respective direct and indirect members, partners, shareholders, directors, officers and trustees or any Officer or other Person designated by the Manager (collectively, the “Covered Persons”) shall be liable or accountable in damages or otherwise to the Company, any Subsidiary or any other Member for any error of judgment or any mistake of fact or law or for any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company or any Subsidiary, except in the case of such Covered Person’s Bad Acts.

(b) Reliance upon Information, Opinions, Reports, etc. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and each Subsidiary, any information received by any Member, the Company or such Subsidiary with respect to the Campus (financial or otherwise), and upon such information, opinions, reports or statements presented to the Company or such Subsidiary by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable

51-

care by or on behalf of the Company or such Subsidiary, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

10.03 Limitation on Liability

Notwithstanding anything to the contrary contained in this Agreement (but without limiting any liability a party may have under the Delaware Act or other applicable law to return any distribution received by such party), no direct or indirect member, manager, partner, shareholder, officer, director, trustee or employee in or of the Manager or any Member (collectively, the “Non-Recourse Parties”) shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither the Manager, any Member, the Company nor any Subsidiary shall have any recourse to any assets of any of the Non-Recourse Parties. Neither the Manager, any Member nor any Non-Recourse Party shall have any liability for any punitive damages, lost profits, special damages or consequential damages based on any claim that arises out of or relates to this Agreement, the Company and/or any Subsidiary. The limitations on liability provided in this Section 10.03 is in addition to, and not in limitation of, any limitation on liability applicable to any Member or Non-Recourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

10.04 Activities of the Members and their Affiliates

The Manager, the Members, their Affiliates and their respective direct and indirect members, partners, shareholders, directors, officers and trustees shall only be required to devote so much of their time to the business and affairs of the Company and each Subsidiary as the conduct of the Company and such Subsidiary’s business shall reasonably require and the Manager, the Members, their Affiliates and their respective direct and indirect members, partners, shareholders, directors, officers and trustees shall not be obligated to do or perform any act or thing in connection with the business of the Company or any Subsidiary not expressly set forth herein. Nothing contained in this Agreement shall preclude the Manager, the Members, their Affiliates or their respective direct and indirect members, partners, shareholders, directors, officers and trustees from engaging in other businesses whether or not similar to the business of the Company or any Subsidiary.

10.05 Fiduciary Duties

(a) Other Activities. In view of the limited purposes of the Company, to the maximum extent allowed by law, neither the Manager nor any Member shall have any obligations (fiduciary or otherwise) with respect to the Company, any Subsidiary or to any other Member insofar as making other investment opportunities available to the Company, any Subsidiary, the Manager or to any other Member. The Manager and each Member may engage in whatever activities the Manager or such Member may choose, whether the same are competitive with the Company, any Subsidiary or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company, any Subsidiary, the Manager or to any other Member. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent the Manager or any Member from engaging in such activities, and to the maximum extent allowed by law the fiduciary duties of the Manager and Members to each other and to the Company shall be limited solely to those arising from the purposes of the Company described in Section 1.03.

52-

THE MANAGER AND THE MEMBERS AGREE THAT THE MODIFICATION AND WAIVER OF THE FIDUCIARY DUTIES OF THE MANAGER AND THE MEMBERS PURSUANT TO THIS SECTION ARE FAIR AND REASONABLE AND HAVE BEEN UNDERTAKEN WITH THE INFORMED CONSENT OF THE MANAGER AND EACH MEMBER. THE MEMBERS AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF THE PROVISIONS OF THIS SECTION IN ANY COURT OF LAW (AND/OR ARBITRATION).

(b) Good Faith and Fair Dealing. The Manager and each Member intends to limit the standard of care, degree of loyalty and fiduciary duties to the maximum extent allowed by law; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the generality of the foregoing, the Manager and each Member may exercise any of its rights and remedies under this Agreement including, without limitation, the rights and remedies set forth in Section 3.03, Article VII and Article VIII. Neither the Manager nor any Member shall be liable to the Company, any Subsidiary, any Member or any other Person for breach of duties (including fiduciary duties), unless such breach results from the Bad Acts of such Person. Except as otherwise provided by this Agreement, to the maximum extent allowed by law, the Manager and each Member hereby waives any and all applicable fiduciary duties and the applicability of the corporate opportunity doctrine with respect to the Company, any Subsidiary, the Manager and any other Member.

10.06 Reliance and Waiver of Fiduciary Duties

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they define the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to modify such other duties and liabilities of such Covered Person.

10.07 Indemnification

(a) General Indemnity. To the maximum extent permitted by applicable law as it presently exists or may hereafter be amended, the Company hereby agrees to indemnify, defend (with counsel selected in the reasonable discretion of the Manager), protect and hold harmless, each Covered Person, from and against any and all Losses incurred by such Covered Person by reason of anything which such Covered Person may do or refrain from doing that arises out of or relates to the Company or any Subsidiary, to the extent such Losses are not covered by insurance maintained by or for the benefit of such Covered Person. Notwithstanding the foregoing, no Covered Person shall be entitled to be indemnified by the Company to the extent any such Losses are incurred by such Covered Person by reason of the Bad Acts of such Covered Person or any Affiliate thereof.

53-

(b) Payment of Expenses. The Manager may cause the Company to pay any expenses (including attorneys’ and expert witness fees and costs) incurred by any Covered Person (including, without limitation, the Manager) or the FP Guarantor, in the case of an action on a Recourse Document, in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person (or the FP Guarantor) to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized in this Section 10.07 (or the FP Guarantor is not entitled to be indemnified under Section 3.06(a)). The obligation of the Company to indemnify, defend, protect and hold harmless each Covered Person shall survive the withdrawal of any Member from the Company, the resignation of the Manager and/or the liquidation of the Company. Subject to the terms of the Guaranty Agreement, any indemnity under this Section 10.07 shall be provided out of and to the extent of Company assets only, and no Person shall have any personal liability with respect to such indemnity. The Company may, by action of the Manager, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of Covered Persons.

10.08 Claims

If a claim for indemnification or payment of expenses under this Article X is not paid in full within sixty (60) calendar days after a written claim therefor by the Covered Person has been received by the Company, then the Covered Person may initiate an action to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Covered Person shall have the burden of proving that the Covered Person was entitled to the requested indemnification or payment of expenses under applicable law.

10.09 Non-Exclusivity of Rights

The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under this Agreement or any applicable law.

10.10 Survival of Representations, Warranties and Covenants

Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth in this Article X and that the Company and the other Member have relied upon such representations, warranties and covenants. All representations, warranties and covenants contained in this Article X shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member as a member of the Company and the liquidation of the Company.

54-

10.11 Amendment or Repeal

Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

10.12 Insurance

The Company may purchase and maintain insurance, to the extent and in such amounts as are determined in the reasonable discretion of the Manager, on behalf of Covered Persons and such other Persons as the Manager shall determine in its reasonable discretion, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Manager shall reasonably determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.07(c) hereof and containing such other procedures regarding indemnifications as are appropriate.

ARTICLE XI

BOOKS AND RECORDS

11.01 Books of Account and Bank Accounts

The Fiscal Year and taxable year of the Company shall be the year ending December 31. The books and records of the Company shall be maintained by the Manager. During normal business hours at the principal office of the Company in California, all of the following shall be made available for inspection and copying by each Member and any representative thereof at its own expense: (i) a current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the contribution and share in Net Profits and Net Losses of each Member; (ii) a copy of the Certificate of Formation and all amendments thereto for the Company and each Subsidiary, together with any powers of attorney pursuant to which such Certificate of Formation or any amendments thereto were executed; (iii) copies of the Company’s and each Subsidiary’s federal, state and local income tax or information returns and reports, if any, for the six (6) most recent taxable years; (iv) a copy of this Agreement, each Subsidiary Agreement and any amendments thereto, together with any powers of attorney pursuant to which this Agreement, any Subsidiary Agreement or any amendments thereto were executed; (v) copies of the financial statements of the Company and each Subsidiary, if any, for the six (6) most recent Fiscal Years; and (vi) all of the books and records of the Company and each Subsidiary. All receipts, funds and income of the Company shall be deposited into separate bank accounts selected by the Manager and disbursements from such accounts shall be made upon the signature of the Manager or its designee.

55-

11.02 Financial Records and Reports

(a) Maintenance of Financial Records and Reports. The Manager shall maintain, or cause to be maintained, at the expense of the Company and each Subsidiary, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company and such Subsidiary, as applicable) in which shall be entered fully and accurately each and every financial transaction with respect to the Company and such Subsidiary. Bills, receipts and vouchers shall be maintained on file by the Manager. The Manager shall maintain or cause to be maintained said books and accounts in a safe manner and separate from any records not having to do directly with the Company or any Subsidiary. The Manager will prepare and furnish to each Member, at the expense of the Company, copies of all reports required to be furnished to any lender of the Company or any Subsidiary. The Manager shall keep the financial records of the Company and each Subsidiary on the accrual basis for financial statement and tax purposes.

(b) Annual Financial Statements. The Manager shall deliver or shall cause to be delivered to the Members (and to the extent required under any applicable loan documents, to the lender or the parties thereto), within ninety (90) days after the expiration of each Fiscal Year, (i) audited financial statements for the Company and each Subsidiary on a consolidated basis (the “Audited Financial Statements”) for the immediately prior Fiscal Year, and (ii) any other items required by any lender with outstanding financing provided to the Company or any Subsidiary, and (y) thirty (30) days after the expiration of each Fiscal Year, an unaudited balance sheet, an unaudited statement of cash flows, an unaudited statement of the Members’ capital and Capital Accounts and an unaudited summary of all distributions of Cash Flow made to the Members during the immediately prior Fiscal Year, all of which shall be certified by the Manager as being, to the best of its knowledge, true and correct. The Audited Financial Statements shall include an audited balance sheet, an audited statement of cash flows, an audited statement of the Members’ capital and Capital Accounts and an audited summary of all distributions of Cash Flow made to the Members during the immediately prior Fiscal Year all of which shall be certified by the Manager as being, to the best of its knowledge, true and correct. The Audited Financial Statements shall contain an opinion of the Company’s or the applicable Subsidiary’s accountant to the effect that, subject to any qualifications contained therein, the financial statements fairly present, in conformity with GAAP, the results of operations, and cash flows of the Company and such Subsidiary for the Fiscal Year then ended. The Manager shall deliver (or shall cause to be delivered) to the Voting Members drafts of the Audited Financial Statements for review by the Voting Members prior to finalization.

(c) Quarterly Financial Statements. The Manager shall deliver or shall cause to be delivered to the Members (and to the extent required under any applicable loan documents, to the lender thereto), within forty-five (45) days after the end of each quarter during a Fiscal Year, the following unaudited financial statements of the Company and each Subsidiary (on a consolidated basis): (i) a balance sheet as of the end of such quarter, (ii) an income and expense statement as of the end of such quarter, (iii) a cash flow statement showing the results of operations for such quarter, together with the results of operations for the period from the beginning of the Fiscal Year to the end of such quarter with a comparison of such results to the Operating Budget, (iv) a summary of each Member’s capital and Capital Account in the Company, (v) a summary of distributions of Cash Flow made during the preceding calendar quarter, (vi) an unaudited trial balance of the Company for such fiscal quarter, and (vii) any other items required under any loan documents.

56-

(d) Monthly Financial Statements. The Manager shall deliver (or shall cause to be delivered) to the Members (and to the extent required under any applicable loan documents, to lender or the parties thereto), within thirty (30) days after the end of each month, the following unaudited financial statements of the Company and each Subsidiary (on a consolidated basis): (i) an unaudited balance sheet as of the end of such month, (ii) an income and expense statement as of the end of such month, (iii) a cash flow statement showing the results of operations for such month, together with the results of operations for the period from the beginning of the Fiscal Year to the end of such month, (iv) a reconciliation of actual expenses and revenues during such month and year-to-date compared with the amounts therefor in the Operating Budget (if applicable), together with an explanation of material variances in actual costs versus budgeted costs, (v) a summary of each Member’s capital and Capital Account in the Company, (vi) an executive summary of the progress of the leasing, sales and marketing for the Campus, and (vii) any other significant developments, which reports shall include copies of all reports, requisitions and other informational items that shall be furnished by the applicable Subsidiary during such month to the lender.

(e) GAAP Accounting. All financial statements required under this Section 11.02 shall be prepared in accordance with GAAP.

(f) Lender Reports. The Manager will furnish to each Member, at the expense of the Company, copies of all reports required to be furnished to any lender of the Company (which copies may be furnished via an electronic data room).

11.03 Tax Returns and Tax Matters

(a) Tax Returns. The Manager shall arrange for the preparation by the Accounting Firm and the timely filing of (or cause to be prepared and timely filed) all tax and information returns of income, gains, deductions, losses and other items required to be filed by the Company and each Subsidiary for federal, state and local income tax purposes and shall submit (or cause to be submitted) to the Voting Members for their approval (not to be unreasonably withheld, delayed or conditioned) a draft of all such tax returns at least fifteen (15) days in advance of the due date (taking into account extensions). If neither of the Voting Members objects to the treatment of any item set forth on the draft return within fifteen (15) days after delivery thereof, then the Manager shall timely file (or cause to be timely filed) all such tax returns with the appropriate authorities. The Manager shall provide (or cause to be provided) or retain (or cause to be retained) copies of such tax and information returns at a location where they shall be available for inspection by the Members and their respective representatives during normal business hours. The Manager shall cause the Accounting Firm to furnish, within seventy-five (75) days of the close of each taxable year of the Company, the tax information reasonably required by them and their respective members, including Form K-1s, for federal and state income tax reporting purposes. The Members agree to promptly provide the Manager with information relevant to tax status or tax reporting of the Company and each Subsidiary as may be reasonably requested by the Manager from time to time.

57-

(b) Tax Matters Member. The Manager shall act as (i) the tax matters partner for federal income tax purposes for taxable years beginning before December 31, 2017 (the “Tax Matters Member”), and (ii) the partnership representative (the “Partnership Representative”) for taxable years beginning after December 31, 2017. The Tax Matters Member means the Member designated as the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code. The Partnership Representative means the Person designated as the “partnership representative” within the meaning of the New Partnership Audit Procedures. The responsibilities of the Tax Matters Member and the Partnership Representative include, where appropriate, commencing on behalf of the Company certain judicial proceedings regarding Company federal income tax items and informing all Members of any administrative or judicial proceeding involving federal income taxes. In exercising its responsibilities as the Tax Matters Member or the Partnership Representative, the Manager shall submit all federal income tax matters involving the Company or any Subsidiary including, without limitation, the making of any elections under the Code, that would be reasonably expected to have a material disproportionate and adverse economic impact on any Member for the approval of the Executive Committee (which approval shall not be unreasonably withheld, delayed or conditioned). Any direct out-of-pocket expense incurred by the Manager in carrying out its responsibilities and duties as the Tax Matters Member or the Partnership Representative under this Agreement shall be allocated to and charged to the Company as an expense of the Company for which the Manager shall be reimbursed.

11.04 Accounting Firm

The Manager shall engage the Accounting Firm on behalf of the Company and each Subsidiary. The costs and expenses of the Accounting Firm’s services and any and all other professionals involved in preparing the financial statements and reports required hereunder for the Company or any Subsidiary shall be borne by the Company or such Subsidiary, as applicable.

11.05 No Additional Compensation

The Manager shall receive no additional compensation for performing its responsibilities under this Article XI; provided that nothing in this Agreement shall affect in any manner the right of the Property Manager to receive all remuneration, compensation and reimbursements under the Property Management Agreement, including to the extent its duties overlap with any of those of the Manager hereunder.

58-

ARTICLE XII

DISSOLUTION AND WINDING UP OF THE COMPANY

12.01 Events Causing Dissolution of the Company

Upon any Member’s bankruptcy, retirement, resignation, withdrawal, expulsion or other cessation to serve or the admission of a new member into the Company, the Company shall not dissolve but the business of the Company shall continue without interruption or break in continuity. The Company shall be dissolved upon the first to occur of: (i) the sale, transfer or other disposition by the Campus Subsidiary of all or substantially all of its assets and the collection by the Campus Subsidiary of any and all consideration derived therefrom; (ii) the sale, transfer or other disposition by the Member Subsidiary of all or substantially all of its assets and the collection by the Member Subsidiary of any and all consideration derived therefrom; (iii) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all consideration derived therefrom; (iv) the affirmative election of the Members to dissolve the Company; or (v) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Delaware Act. Except as permitted under this Agreement, to the maximum except allowed by law, no Member shall have the right to, and each Member hereby agrees that such Member shall not, seek to dissolve or cause the dissolution of the Company whether by court action or otherwise, it being agreed that any actual or attempted dissolution, would cause a substantial hardship to the Company and the other Members.

12.02 Winding Up of the Company

Upon the Liquidation of the Company, other than a Liquidation of the Company caused by the termination of the Company under Section 708(b)(1)(b) of the Code (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), the Manager shall proceed to the winding up of the affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order:

(a) Creditors. First, to pay creditors of the Company (including any Member that has an outstanding Member Loan or is otherwise a creditor of the Company) in the order of priority as provided by law;

(b) Reserves. Second, to establish reserves that the Manager reasonably determines are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and

(c) Remaining Amounts. Thereafter, to the Members in the order of priority set forth in Section 5.01.

59-

The Manager shall cause any liquidating proceeds received by the Company to be applied and distributed pursuant to this Section 12.02 as soon as practicable, as determined in the reasonable discretion of the Manager. Any reserves withheld pursuant to Section 12.02(b) shall be distributed as soon as practicable, as determined in the reasonable discretion of the Manager, to the Members pursuant to Section 12.02(c).

The Members believe and intend that the effect of making any and all liquidating distributions in accordance with the provisions of Section 12.02(c) shall result in such liquidating distributions being made to the Members in proportion to the positive balances standing in their respective Capital Accounts. If this would not be the result, then the Manager, upon the advice of tax counsel to the Company, is hereby authorized to make such amendments to the provisions of Article IV as may be reasonably necessary to cause the Capital Accounts of the Members to be equal to the amount each Member is entitled to receive pursuant to Section 5.01 upon the liquidation of the Company.

12.03 No Obligation to Restore Negative Capital Account Balance

Subject to the following sentence, no Member shall have any obligation whatsoever upon the Liquidation of such Member’s Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member’s Capital Account to the Company, to the other Member or to any other Person. The foregoing provisions of this Section 12.03 shall not limit, modify or reduce the liability of the RP Guarantor or the SW Guarantor under the Guaranty Agreement.

ARTICLE XIII

MISCELLANEOUS

13.01 Amendments

Subject to the remaining terms of this Section 13.01, any amendment of this Agreement shall require the prior written approval of the FP Member and the RP Member (and not the SW Member) and shall be binding upon all of the Members following the execution of such amendment by the FP Member and the RP Member (regardless of whether such amendment is executed by the SW Member). Notwithstanding the foregoing, (i) any amendment to this Agreement that (A) materially and adversely reduces the rights of the SW Member in a manner that is disproportionate to the reduction in the rights of the other Members or has a materially adverse and disproportionate economic effect on the SW Member as compared to the other Members, (B) amends the Unanimous Decisions and/or the requirement for the SW Member’s approval of Unanimous Decisions or any other provision of this Agreement requiring unanimous approval of the Members, (C) modifies the rights of the SW Member under Section 7.01 in any material manner, and/or (D) modifies any provision of this Agreement pertaining to limitations on the liability of the SW Member or any Covered Person or any Non-Recourse Party of the SW Member, shall, in each case of (A), (B), (C) and/or (D), require the prior written consent of the SW Member, and (ii) the Manager may unilaterally execute any amendment to this Agreement without the consent or approval of the Executive Committee or any Member if such amendment solely reflects (A) the admission of any transferee permitted pursuant to Section 6.02 (and the withdrawal of the corresponding transferor, if applicable), (B) any of the transactions described in Articles VII or VIII, and/or (C) any revisions made by the Manager to the provisions of Article IV (in accordance with the terms of Section 12.02). Any such amendment described in clause (ii) of the foregoing sentence executed by the Manager shall be binding upon all of the Members following such execution by the Manager (regardless of whether it is executed by any Member).

60-

13.02 Scope of Representation

EACH OF THE MEMBERS HEREBY ACKNOWLEDGES AND AGREES THAT, IN CONNECTION WITH THE DRAFTING, PREPARATION AND NEGOTIATION OF THIS AGREEMENT, THE FORMATION OF THE COMPANY AND ANY OTHER MATTERS RELATED THERETO, (I) ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP HAS ONLY REPRESENTED THE INTERESTS OF THE FP MEMBER AND NOT THE INTERESTS OF THE RP MEMBER, THE SW MEMBER, THE COMPANY, THE MEMBER SUBSIDIARY, THE CAMPUS SUBSIDIARY OR ANY OTHER PARTY, (II) SIMPSON THACHER & BARTLETT LLP HAS ONLY REPRESENTED THE INTERESTS OF THE RP MEMBER AND NOT THE INTERESTS OF THE FP MEMBER, THE SW MEMBER, THE COMPANY, THE MEMBER SUBSIDIARY, THE CAMPUS SUBSIDIARY OR ANY OTHER PARTY, AND (III) PAUL HASTINGS LLP HAS ONLY REPRESENTED THE INTERESTS OF THE SW MEMBER AND NOT THE INTERESTS OF THE FP MEMBER, THE RP MEMBER, THE COMPANY, THE MEMBER SUBSIDIARY, THE CAMPUS SUBSIDIARY OR ANY OTHER PARTY. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR ANY OF THE PARTIES HERETO MAY ALSO PERFORM SERVICES FOR THE COMPANY OR ANY SUBSIDIARY. TO THE EXTENT THE FOREGOING REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, EACH MEMBER HEREBY EXPRESSLY WAIVES ANY SUCH CONFLICT OF INTEREST. THE MANAGER AND THE MEMBERS FURTHER ACKNOWLEDGE THAT THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY, ANY SUBSIDIARY AND/OR ANY MEMBER SHALL NOT BE DEEMED BY VIRTUE OF SUCH REPRESENTATION TO HAVE ALSO REPRESENTED ANY OTHER PARTY IN CONNECTION WITH ANY SUCH MATTERS.

13.03 Partnership Intended Solely for Tax Purposes

The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a partnership under California or any other state law. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 13.03 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

13.04 Notices

All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) email or facsimile. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of

61-

delivery to the address of the person to receive such notice; (B) if delivered by overnight commercial carrier, one (1) Business Day following the receipt of such communication by such carrier from the sender, as shown on the sender’s delivery invoice from such carrier; (C) if mailed, on the date of delivery as shown by the sender’s registry or certification receipt; or (D) if given by email or facsimile, when sent. Any notice or other communication sent by email or facsimile must be confirmed within twenty-four (24) hours by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 13.04. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth in Section 1.02. Such addresses may be changed by giving written notice to the other parties in the manner set forth in this Section 13.04. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

13.05 Construction of Agreement

The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the singular number shall include the plural and vice versa. Each Member acknowledges that (i) each Member is of equal bargaining strength; (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, or any Exhibits attached hereto.

13.06 Counterparts

This Agreement may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one (1) or more counterparts of this Agreement, and all so executed shall constitute one (1) agreement binding on all of the Members, notwithstanding that all of the Members are not signatory to the original or the same counterpart. In addition, any counterpart signature page may be executed by any Member wherever such Member is located, and may be delivered by facsimile transmission or by portable document format (“PDF”), and any such facsimile or PDF transmitted signature pages may be attached to one (1) or more counterparts of this Agreement, and such signature(s) sent by facsimile or by PDF shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

62-

13.07 Attorneys’ Fees

If any suit, arbitration or other proceeding is commenced by the Manager or any Member that in any way arises out of, or relates to, this Agreement, then the prevailing party in such proceeding shall be entitled to recover reasonable attorneys’ and expert witness fees and costs. Any judgment or order entered in any legal proceeding shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’ and expert witness fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.

13.08 Approval Standard

The consent, approval or determination of the Manager or any Member required or permitted under this Agreement with respect to any matter may be withheld in such party’s sole and absolute discretion, unless this Agreement provides that such consent, approval or determination may not be unreasonably withheld (or another standard is specifically provided for in this Agreement for such matter).

13.09 Further Acts

Each Member covenants, on behalf of such Member and such Member’s successors and assigns, to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be reasonably necessary or desirable to implement, accomplish, and/or consummate the formation of the Company and each Subsidiary, the achievement of the Company’s and each Subsidiary’s purposes, or any other matter contemplated under this Agreement.

13.10 Preservation of Intent

If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the maximum extent legally possible so that the intent of this Agreement may be legally carried out. If any one (1) or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Members’ rights and privileges shall be enforceable to the fullest extent permitted by law.

13.11 Waiver

Any waiver by any Member of any of its rights or remedies under this Agreement or of any breach or violation of or default under this Agreement must be in writing and signed by the party to be charged thereunder. No consent or waiver, express or implied, by a Member to or of any breach or default by any other Member in the performance by such other Member of such other Member’s obligations hereunder shall be deemed or construed to be a consent or waiver to

63-

or of any other breach or default in the performance by such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non-declaring Member of the latter’s rights hereunder.

13.12 Entire Agreement

This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understanding, correspondence, negotiations or agreements between them respecting the subject matter hereof.

13.13 Choice of Law

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly acknowledge and agree that all of the terms and provisions of this Agreement shall be construed under the substantive laws of the State of Delaware (without giving effect to the conflicts of laws and principles thereof). In furtherance of the foregoing, and pursuant to Section 17450(a) of the California Act, all rights, duties, obligations and remedies of the Members shall be governed by the Delaware Act (without giving effect to the conflicts of laws and principals thereof).

13.14 No Third-Party Beneficiaries

Subject to Sections 3.06, 8.07, 8.10 and 9.06 and Article XII, the provisions of this Agreement are not intended to be for the benefit of, or enforceable by, any third party and shall not give rise to a right on the part of any third party (i) to enforce or demand enforcement of a Member’s obligation to contribute capital, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Agreement, or (ii) to demand that the Company or the Manager issue any capital call.

13.15 Successors and Assigns

Subject to the restrictions set forth in Article VI and Section 9.04, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns.

13.16 No Usury

Notwithstanding any other provision in this Agreement, the rate of interest charged by the Company or by any Member (and/or any Affiliate thereof) to the Company or to any Member in connection with any obligation under this Agreement shall not exceed the maximum rate permitted by applicable law. To the extent that any interest otherwise paid or payable by a Member or the Company to the Company or to any Member (and/or any Affiliate thereof) shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, such interest shall be retroactively deemed to have been a required repayment of principal (and any such amount paid in excess of the outstanding principal amount shall be promptly returned to the

64-

payor). In furtherance of the foregoing, the Members acknowledge and agree that pursuant to the Delaware Act, no obligation of a Member to the Company shall be subject to the defense of usury, and no Member shall impose the defense of usury with respect to any such obligation in any action.

13.17 Venue

Each of the Members consents and submits to the jurisdiction of any federal or state court in Wilmington, Delaware for any action arising out of any matters related to this Agreement. Each of the Members waives the right to commence an action in connection with this Agreement in any court outside of Wilmington, Delaware.

13.18 Waiver of Jury Trial

TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE COMPANY OR ANY SUBSIDIARY, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OR CONDUCT, COURSE OR DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT; AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NONE OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO THE ACCEPTANCE OF THIS AGREEMENT BY THE OTHER PARTIES HERETO.

13.19 Timing

All dates and times specified in this Agreement are of the essence and shall be strictly enforced.

13.20 Remedies for Breach of this Agreement

Except as otherwise specifically provided in this Agreement, the rights and remedies set forth in this Agreement are cumulative and the use of any one (1) right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Except as otherwise provided in this Agreement, the rights and remedies set forth herein are in addition to any other rights and remedies the parties may have in law and/or in equity (or otherwise).

65-

13.21 Reasonableness of Remedies

THE REMEDIES SET FORTH IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, SECTION 3.03 AND ARTICLE VIII) ARE A MATERIAL INDUCEMENT FOR EACH MEMBER TO ENTER INTO THIS AGREEMENT, AND THE MEMBERS WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT BUT FOR THE AGREEMENT OF EACH MEMBER TO BE BOUND BY SUCH REMEDIES. EACH MEMBER ACKNOWLEDGES AND AGREES THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND HAVE BEEN ENTERED INTO WITH THE INFORMED CONSENT OF EACH MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE COMPANY AND THE NON-DEFAULTING MEMBER(S) MAY SUFFER IN CONNECTION WITH THE OCCURRENCE OF ANY OF THE DEFAULTS DESCRIBED ABOVE. EACH MEMBER ALSO AGREES THAT THE REMEDIES SET FORTH ABOVE ARE NOT INTENDED AS A FORFEITURE OR PENALTY UNDER DELAWARE OR ANY OTHER APPLICABLE STATE LAW. EACH MEMBER FURTHER COVENANTS NOT TO CONTEST THE VALIDITY OF THE REMEDIES SET FORTH ABOVE AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY REFERENCE PROCEEDING).

13.22 Confidentiality

(a) Confidential Information. The terms of this Agreement and all other business, financial or other information relating directly to the conduct of the business and affairs of the Company, each Subsidiary or the relative or absolute rights or interests of any Member that is not publicly available (collectively, the “Confidential Information”) is confidential and proprietary information of the Company, such Subsidiary and the Members, the disclosure of which would cause irreparable harm to the Company, such Subsidiary and the Members. Accordingly, each Member (i) represents and warrants that it has not disclosed, and agrees that it will not disclose, to any Person any Confidential Information or confirm any statement made by third Persons regarding Confidential Information until (in the case of Confidential Information about the Company, any Subsidiary and/or the Members) the Company or such Subsidiary has publicly disclosed the Confidential Information pursuant to authorization by the Members and has notified each Member that it has done so and (in the case of Confidential Information about a Member (and no other Member or the Company)) such Member has publicly disclosed the Confidential Information, and (ii) agrees to direct its shareholders, partners, members directors, officers, agents, lenders, accountants, attorneys, advisors and Affiliates to whom Confidential Information is disclosed not to disclose to any Person any Confidential Information or confirm any statement made by third Persons regarding Confidential Information until (in the case of Confidential Information about the Company, any Subsidiary and/or the Members) the Company or the applicable Subsidiary has publicly disclosed the Confidential Information pursuant to authorization by the Members and has notified each Member that it has done so and (in the case of Confidential Information about a Member (and no other Member or the Company)) such Member has publicly disclosed the Confidential Information; provided, however, that any Member (and its Affiliates) may disclose Confidential Information (A) if required by law

66-

(it being specifically understood and agreed that anything set forth in a registration statement, report or any other document filed with the Securities and Exchange Commission or any securities exchange or otherwise pursuant to law will be deemed required by law) or judicial proceedings, (B) to its direct and indirect shareholders, partners and members, its directors, officers, agents (and the directors officers and agents of its direct and indirect shareholders, partners and members), its lenders, its accountants, its attorneys, its advisors and its Affiliates, provided that it directs any of such foregoing parties to maintain a similar confidence with respect thereto, (C) to sales brokers and potential purchasers of any portion of the Campus in connection with any sale permitted pursuant to this Agreement provided such disclosure is limited to financial and due diligence material and information related to the Campus and otherwise subject to obtaining customary confidentiality agreements, and (D) to any other Person(s) if necessary for it to perform any of its duties or obligations hereunder or under any property management agreement or other agreement to which it or the Company or a Subsidiary is a party, provided that it directs such other Person(s) to maintain a similar confidence.

(b) Protection of Confidential Information. Notwithstanding anything to the contrary in Section 13.22(a), each Member hereby consents in advance to any motion for any protective order brought by any other Member represented as being intended by the movant to implement the purposes of this Section, provided that if a Member receives a request to disclose any Confidential Information under the terms of a valid and effective order issued by a court or governmental agency and the order was not sought by or on behalf of or consented to by such Member, then such Member may disclose the Confidential Information to the extent required if the Member as promptly as practicable (i) notifies each other Member of the existence, terms and circumstances of the order, (ii) consults in good faith with each other Member on the advisability of taking legally available steps to resist or to narrow the order, and (iii) if disclosure of the Confidential Information is required, exercises its diligent efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the portion of the disclosed Confidential Information that any other Member designates. The cost (including attorneys’ fees and expenses) of obtaining a protective order covering Confidential Information designated by such other Member will be borne by the Company. The covenants contained in this Section will survive the transfer of the Interest of any Member and the termination or dissolution of the Company.

(c) Disclosure of Tax Treatment. Notwithstanding anything to the contrary herein, a Member may disclose to any and all Persons, without limitation, the tax treatment of the transactions entered into by the Company or any Subsidiary and of being a Member of the Company; provided, however, that a Member may not disclose other information not relevant to understanding such tax treatment (including the identity of any Member or any information that could lead any Person to determine the identity of any Member).

13.23 Anti-Corruption. Manager will (i) not violate any applicable law, rule, regulation, or order relating to anti-bribery or anticorruption (governmental or commercial), (ii) use reasonable efforts to obtain appropriate anticorruption covenants, representations and warranties from all service providers or subcontractors engaged by the Company in connection with the Campus and (iii) cooperate with any compliance audit or investigation by the Company relating to compliance with this provision, including providing access to any relevant books and records.

67-

ARTICLE XIV

DEFINITIONS

14.01 Accounting Firm

The term “Accounting Firm” means Deloitte & Touche LLP or such other national accounting firm that is selected by the Manager.

14.02 Acquisition Lender

The term “Acquisition Lender” is defined in Section 3.05.

14.03 Acquisition Loan

The term “Acquisition Loan” is defined in Section 3.05.

14.04 Actual Knowledge of the FP Member

The term “Actual Knowledge of the FP Member” is defined in Section 9.01.

14.05 Actual Knowledge of the RP Member

The term “Actual Knowledge of the RP Member” is defined in Section 9.02.

14.06 Actual Knowledge of the SW Member

The term “Actual Knowledge of the SW Member” is defined in Section 9.03.

14.07 Additional Percentage

The term “Additional Percentage” is defined in Section 3.06.

14.08 Additional Subsidiary

The term “Additional Subsidiary” is defined in Section 1.03.

14.09 Adjusted Capital Account

The term “Adjusted Capital Account” means, with respect to each Member as of the end of each Fiscal Year of the Company, such Member’s Capital Account (i) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), and (ii) increased by the amount of any deficit in such Member’s Capital Account that such Member is obligated or deemed obligated to restore pursuant to this Agreement or the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) or under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations as the end of such Fiscal Year.

68-

14.10 Adjusted Price Determination Notice

The term “Adjusted Price Determination Notice” is defined in Section 8.05.

14.11 Affiliate

The term “Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, Controls or is Controlled by or is under common Control with another Person.

14.12 Affiliate Contract

The term “Affiliate Contract” is defined in Section 2.05(a).

14.13 Affiliated Transaction

The term “Affiliated Transaction” is defined in Section 2.11(a).

14.14 Agreement

The term “Agreement” means this Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC, as amended from time to time.

14.15 Approved Broker(s)

The terms “Approved Broker” and “Approved Brokers” are defined in Section 7.02(b).

14.16 Approved Business Plan

The term “Approved Business Plan” is defined in Section 2.08.

14.17 Assignment Agreement

The term “Assignment Agreement” is defined in Section 7.04(d).

14.18 Audited Financial Statements

The term “Audited Financial Statements” is defined in Section 11.02(b).

14.19 Bad Acts

The term “Bad Acts” is defined in Section 3.06.

69-

14.20 Bankruptcy Event

The term “Bankruptcy Event” means (i) the filing of any voluntary petition in bankruptcy on behalf of any Person; (ii) the consenting to the filing of any involuntary petition in bankruptcy against any Person; (iii) the filing on behalf of any Person of any petition seeking, or consenting to, the reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency; (iv) the consenting on behalf of any Person to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of the property of such Person; (v) the making of any general assignment for the benefit of creditors by any Person; (vi) the admission in writing in any proceeding of the inability of any Person to pay its debts generally as they become due; or (vii) the taking of any action by any Person in furtherance of any such action.

14.21 Bona-Fide Offer

The term “Bona-Fide Offer” is defined in Section 7.02(b).

14.22 Broadcom Buildings

The term “Broadcom Buildings” is defined in Section 1.03.

14.23 Broadcom Property

The term “Broadcom Property” is defined in Section 1.03.

14.24 Broadcom Subsidiary

The term “Broadcom Subsidiary” is defined in Section 7.04(a).

14.25 Broadcom Subsidiary Interest

The term “Broadcom Subsidiary Interest” is defined in Section 7.04(a).

14.26 Business Day

The term “Business Day” means any day other than Saturday or Sunday on which banks are open for business in California.

14.27 Buy/Sell Deposit

The term “Buy/Sell Deposit” is defined in Section 8.04.

14.28 Buy/Sell Purchase Notice

The term “Buy/Sell Purchase Notice” is defined in Section 8.03.

14.29 Buy/Sell Purchase Price

The term “Buy/Sell Purchase Price” is defined in Section 8.02.

70-

14.30 California Act

The term “California Act” means the California Revised Uniform Limited Liability Company Act as set forth in Title 2.6, Chapter 1 et seq. of the California Corporations Code, as hereafter amended from time to time.

14.31 Campus

The term “Campus” is defined in Section 1.03.

14.32 Campus Project PSA

The term “Campus Project PSA” is defined in Section 1.03.

14.33 Campus Subsidiary

The term “Campus Subsidiary” is defined in Section 1.03.

14.34 Campus Subsidiary Agreement

The term “Campus Subsidiary Agreement” is defined in Section 1.03.

14.35 Campus Subsidiary Interest

The term “Campus Subsidiary Interest” is defined in Section 1.03.

14.36 Capital Account

The term “Capital Account” means with respect to each Member, the amount of money contributed by such Member to the capital of the Company, the aggregate fair market value (as reasonably determined by the Executive Committee) of all property contributed or deemed contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of income or gain specially allocated to such Member pursuant to Sections 4.04 and 4.05, and decreased by the amount of money distributed (or deemed distributed) to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value (as reasonably determined by the Executive Committee) of all property distributed (or deemed distributed) to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses charged to such Member, and all items of Company expense, loss and deduction including any and all partnership and/or partner “nonrecourse deductions” specially allocated to such Member pursuant to Sections 4.04 and 4.05. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

71-

14.37 Cash Flow

The term “Cash Flow” means the excess, if any, of all cash receipts of the Company as of any applicable determination date in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member, including, without limitation, all fees paid to any Member and/or any Affiliate thereof pursuant to Article II and reimbursements made by the Company to any Member, but exclusive of distributions to the Members in their capacities as such) of the Company prior to that date, plus (ii) any reserve provided for in the Approved Business Plan and any reserve reasonably determined in the good faith discretion of the Manager to be necessary to fund the anticipated cash disbursements that will have to be made by the Company or any Subsidiary during the next ninety (90)-day period before additional cash receipts from third parties will provide the funds therefor.

14.38 Code

The term “Code” means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law).

14.39 Company

The term “Company” means the limited liability company created pursuant to this Agreement and the filing of the Formation Certificate with the Delaware Secretary of State in accordance with the provisions of the Delaware Act.

14.40 Confidentiality Information

The term “Confidentiality Information” is defined in Section 13.22(a).

14.41 Contributing Member(s)

The terms “Contributing Member” and “Contributing Members” are defined in Section 3.03.

14.42 Contribution Date

The term “Contribution Date” is defined in Section 3.02.

14.43 Contribution Notice

The term “Contribution Notice” is defined in Section 3.02.

14.44 Contribution Percentage

The term “Contribution Percentage” means, with respect to each Member, the percentage set forth opposite such Member’s name on Exhibit “A” attached hereto under the column labeled “Contribution Percentages.”

72-

14.45 Control

The term “Control” as used with respect to any Entity, means the possession, directly or indirectly, of the power to control the management and policies of such Entity. For avoidance of doubt, an Entity can Control another Entity notwithstanding that there may be other Entities with ownership interests in such Entity that have a veto right over so called “Major Decisions” of such Entity. The terms “Controlling” and “Controlled” have the meanings correlative to such definition.

14.46 Covered Persons

The term “Covered Persons” is defined in Section 10.02(a).

14.47 Default Loan

The term “Default Loan” is defined in Section 3.03(a).

14.48 Defaulting Forced Sale Member

The term “Defaulting Forced Sale Member” is defined in Section 7.03(c).

14.49 Delaware Act

The term “Delaware Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as hereafter amended from time to time.

14.50 Delinquent Contribution

The term “Delinquent Contribution” is defined in Section 3.03.

14.51 Dilution Percentage

The term “Dilution Percentage” is defined in Section 3.03(b).

14.52 Disposition

The term “Disposition” means the act of selling, conveying, exchanging, abandoning, assigning, transferring, hypothecating, pledging, granting a security interest in or otherwise disposing of or encumbering property, whether by operation of law or otherwise. The terms “Dispose,” “Disposing” and “Disposed” have the meanings correlative to such definition.

14.53 Effective Date

The term “Effective Date” is defined in the Preamble.

14.54 Electing Member

The term “Electing Member” is defined in Section 8.01.

73-

14.55 Election Notice

The term “Election Notice” is defined in Section 8.01.

14.56 Electronic Transmission

The term “Electronic Transmission” means any form of communication not directly involving the physical delivery of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process, including, a facsimile or email.

14.57 Emergency Expenses

The term “Emergency Expenses” means expenses which, in the reasonable opinion of the Manager or the Executive Committee, need to be incurred or expended to reasonably address imminent physical danger to persons or immediate physical loss or damage to any portion of the Campus, and which, when combined with all other Emergency Expenses incurred during the then Fiscal Year do not exceed One Million Dollars ($1,000,000).

14.58 Entity

The term “Entity” means any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, professional association, joint venture, trust, business trust, cooperative, association or other entity.

14.59 Escrow

The term “Escrow” is defined in Section 7.03(d).

14.60 Escrow Holder

The term “Escrow Holder” is defined in Section 7.03(d).

14.61 Executive

The term “Executive” means a natural person who is appointed as a member of the Executive Committee in accordance with the terms of this Agreement.

14.62 Executive Committee

The term “Executive Committee” is defined in Section 2.02(a).

14.63 Financing

The term “Financing” means the Acquisition Loan, the Mezzanine Loan or any refinancing thereof.

74-

14.64 First Member

The term “First Member” is defined in Section 9.06.

14.65 Fiscal Year

The term “Fiscal Year” means each calendar year or portion thereof ending December 31, except in the year of the liquidation of the Company in which event such year shall end on the date of such liquidation.

14.66 Five Point Affiliate

The term “Five Point Affiliate” means any Entity that Five Point Holdings, LLC, directly or indirectly, owns and continues to own more than forty percent (40%) of the equity interests provided such Entity is Controlled by Five Point Holdings, LLC.

14.67 Five Point Holdings, LLC

The term “Five Point Holdings, LLC” means Five Point Holdings, LLC, a Delaware limited liability company.

14.68 Five Point Lease

The term “Five Point Lease” is defined in Section 2.10(c).

14.69 Five Point Opco

The term “Five Point Opco” means Five Point Operating Company, LLC, a Delaware limited liability company.

14.70 IM Forced Sale Notice

The term “IM Forced Sale Notice” is defined in Section 7.01(a).

14.71 Forced Sale Offer Price

The term “Forced Sale Offer Price” is defined in Section 7.01(a).

14.72 Forced Sale Purchase Price

The term “Forced Sale Purchase Price” is defined in Section 7.03(b).

14.73 Formation Certificate

The term “Formation Certificate” is defined in Section 1.01.

14.74 FP Guarantor

The term “FP Guarantor” is defined in Section 3.05.

75-

14.75 FP Member

The term “FP Member” is defined in the Preamble.

14.76 Gross Asset Value

The term “Gross Asset Value” means, in respect to any asset of the Company, the asset’s adjusted tax basis for federal income tax purposes; provided, however, that (i) the Gross Asset Value of any asset contributed or deemed contributed by a Member to the Company or distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account Section 7701(g) of the Code), as reasonably determined by the Executive Committee and the Company; (ii) the Gross Asset Values of all Company assets may be adjusted to equal their respective gross fair market values (without taking into account Section 7701(g) of the Code), as reasonably determined by the Executive Committee, upon the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (iii) the Gross Asset Values of all Company assets may be adjusted in the reasonable discretion of the Executive Committee to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as reasonably determined by the Executive Committee, as of (A) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution to the capital of the Company, or (B) upon the Liquidation of the Company or the distribution by the Company to a retiring or continuing Member of more than a de minimis amount of money or other Company property in reduction of such Member’s Company Interest. Any adjustments made to the Gross Asset Value of Company assets pursuant to the foregoing provisions shall be reflected in the Members’ Capital Account balances in the manner set forth in Treasury Regulation Sections 1.704-1(b) and 1.704-1T(b).

14.77 Guaranty

The term “Guaranty” means any guaranty or indemnity including, without limitation, any Recourse Document provided by any Person to any Lender.

14.78 Guaranty Agreement

The term “Guaranty Agreement” is defined in Section 3.06.

14.79 Guaranty Liabilities

The term “Guaranty Liabilities” is defined in Section 2.04(b).

14.80 Heritage Fields

The term “Heritage Fields” is defined in Section 2.10(a).

76-

14.81 Hypothetical Distribution

The term “Hypothetical Distribution” means, with respect to each Member and each taxable year, the amount that would be received by such Member (or, in certain cases, reduced as appropriate by the amount such Member would be obligated to pay) if all Company assets were sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to each nonrecourse liability to the Gross Asset Value of the assets securing each such liability), and the net assets of the Company were distributed in full to the Members pursuant to Section 5.01.

14.82 Impasse Event

The term “Impasse Event” is defined in Section 2.04.

14.83 Implementing Member

The term “Implementing Member” is defined in Section 7.01(a).

14.84 Imputed Underpayment Amount

The term “Imputed Underpayment Amount” is defined in Section 5.02.

14.85 Initial Capital Contribution

The term “Initial Capital Contribution” is defined in Section 3.01.

14.86 Interest

The term “Interest” means with respect to each Member, all of such Member’s right, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Delaware Act.

14.87 Interested Member

The term “Interested Member” is defined in Section 2.11(a).

14.88 Leasing Parameters

The term “Leasing Parameters” is defined in Section 2.08.

14.89 Lender

The term “Lender” is defined in Section 3.05.

14.90 Lennar Homes

The term “Lennar Homes” is defined in Section 2.10(c).

14.91 Lennar Homes Lease

The term “Lennar Homes Lease” is defined in Section 2.10(c).

77-

14.92 Liquidation

The term “Liquidation” means, (i) with respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) with respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member’s Interest in the Company under Treasury Regulation Section 1.761-1(d).

14.93 LLC Certificates

The term “LLC Certificates” is defined in Section 5.02.

14.94 LNR Fund

The term “LNR Fund” means, collectively, Starwood Distressed Opportunity Fund IX-I U.S., L.P., a Delaware limited partnership, and Starwood Distressed Opportunity Fund IX Global, L.P., a Delaware limited partnership.

14.95 Lockout Date

The term “Lockout Date” is defined in Section 7.01(a).

14.96 Losses

The term “Losses” is defined in Section 3.06.

14.97 Major Decisions

The term “Major Decisions” is defined in Section 2.04.

14.98 Manager

The term “Manager” is defined in Section 2.01.

14.99 Material Default

The term “Material Default” means (i) a Member is in material breach of, or in default under, any material provision of this Agreement and such breach or default shall not have been cured within thirty (30) days after written notice from any other Member or, if the same shall not be susceptible of cure within such period, within sixty (60) days after written notice from any other Member, or (ii) a Bankruptcy Event has occurred with respect to such Member.

14.100 Member Loans

The term “Member Loans” is defined in Section 3.04.

78-

14.101 Member Subsidiary

The term “Member Subsidiary” is defined in Section 1.03.

14.102 Member Subsidiary Agreement

The term “Member Subsidiary Agreement” is defined in Section 1.03.

14.103 Member Subsidiary Interest

The term “Member Subsidiary Interest” is defined in Section 1.03.

14.104 Member(s)

The term “Members” means all of the parties listed as “Members” on Exhibit “A” attached hereto, collectively; the term “Member” means any one (1) of the Members.

14.105 Mezzanine Loan

The term “Mezzanine Loan” is defined in Section 3.05.

14.106 Minimum Deposit

The term “Minimum Deposit” is defined in Section 7.01(a).

14.107 Net Profits and Net Losses

The terms “Net Profits” and “Net Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made to maintain Capital Account balances in compliance with Treasury Regulation Section 1.704-1(b), and (ii) all items of Company expense, loss and deduction including any and all income or gain and/or partnership and/or partner “nonrecourse deductions” specially allocated to any Member pursuant to Sections 4.04 and 4.05 shall not be taken into account in calculating such taxable income or loss.

14.108 New Partnership Audit Procedures

The term “New Partnership Audit Procedures” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or Regulations promulgated or official guidance issued thereunder.

14.109 Non-Contributing Member

The term “Non-Contributing Member” is defined in Section 3.03.

79-

14.110 Non-Electing Member

The term “Non-Electing Member” is defined in Section 8.01.

14.111 Non-Implementing Member

The term “Non-Implementing Member” is defined in Section 7.01(a).

14.112 Non-Recourse Parties

The term “Non-Recourse Parties” is defined in Section 10.03.

14.113 OCPC

The term “OCPC” is defined in Section 1.03.

14.114 OFAC

The term “OFAC” is defined in Section 9.01(e).

14.115 Offered Party

The term “Offered Party” is defined in Section 7.01(a).

14.116 Offered Property

The term “Offered Property” is defined in Section 7.01(a).

14.117 Offered Property PSA

The term “Offered Property PSA” is defined in Section 7.03(a).

14.118 Officer(s)

The terms “Officer” and “Officers” are defined in Section 2.13(a).

14.119 Operating Budget

The term “Operating Budget” is defined in Section 2.09.

14.120 Other Member

The term “Other Member” is defined in Section 9.06.

14.121 Partially Adjusted Capital Account

The term “Partially Adjusted Capital Account” means, with respect to each Member and each taxable year, the Capital Account of such Member at the beginning of such taxable year, adjusted as set forth in the definition of “Capital Account” for all contributions and distributions during such year and all special allocations pursuant to Section 4.03, but before giving effect to any allocation to Net Profits or Net Losses for such taxable year pursuant to Section 4.01 or Section 4.02.

80-

14.122 Partnership Representative

The term “Partnership Representative” is defined in Section 11.03(b).

14.123 PDF

The term “PDF” is defined in Section 13.06.

14.124 Percentage Interest

The term “Percentage Interest” means, with respect to each Member, the percentage set forth opposite such Member’s name on Exhibit “A” attached hereto under the column labeled “Percentage Interest,” subject to any adjustment pursuant to Section 3.03(b).

14.125 Permitted Disposition

The term “Permitted Disposition” means the Permitted FP Disposition, the Permitted RP Disposition and the Permitted SW Disposition, collectively.

14.126 Permitted FP Disposition

The term “Permitted FP Disposition” means (i) any Disposition of direct or indirect equity interests in the FP Member to any Five Point Affiliate, (ii) any assignment of all of the Interest of the FP Member to a Five Point Affiliate, (iii) any Disposition of a direct or indirect equity or other ownership interest in Five Point Opco or Five Point Holdings, LLC, or (iv) one (1) or more direct or indirect Dispositions of up to forty-nine percent (49%) in the aggregate of the stock, limited partnership, membership or other interests (as the case may be) in the FP Member so long as Five Point Opco or Five Point Holdings, LLC continues to Control the FP Member.

14.127 Permitted RP Disposition

The term “Permitted RP Disposition” means (i) any Disposition of direct or indirect equity interests in the RP Member so long as the RP Member continues to be an entity (a “Rockpoint Affiliate”), that is Controlled by Rockpoint Group, L.L.C., or (ii) any assignment of all of the Interest of the RP Member to a Rockpoint Affiliate.

14.128 Permitted SW Disposition

The term “Permitted SW Disposition” means (i) any direct or indirect Disposition of all or any part of the SW Member’s Interest to an Entity (or to any Entity owned or Controlled by such Entity) Controlled by Starwood Capital Group or the LNR Fund (or by any successor Entity Controlled by Starwood Capital Group or the LNR Fund), or (ii) provided that the SW Member remains Controlled and at least forty percent (40%) owned (directly or indirectly) by LNR Fund,

81-

one (1) or more direct or indirect Dispositions of up to an aggregate of sixty percent (60%) in the aggregate of the stock, limited partnership, membership or other interests (as the case may be) in the SW Member to passive investors, with absolutely no Control, direct or indirect, over the SW Member, or (iii) any transfers of any limited partnership interests or membership interests (other than managing member interests) in LNR Fund and any Disposition of a direct or indirect equity or other ownership interest in the general partner or managing member of LNR Fund.

14.129 Person

The term “Person” means any Entity or natural person.

14.130 Price Determination Notice

The term “Price Determination Notice” is defined in Section 8.02.

14.131 Pro Forma

The term “Pro Forma” is defined in Section 2.08.

14.132 Pro Rata Share

The term “Pro Rata Share” is defined in Section 3.06.

14.133 Property Management Agreement

The term “Property Management Agreement” is defined in Section 2.10(b).

14.134 Property Manager

The term “Property Manager” is defined in Section 2.10(b).

14.135 Purchase Notice

The term “Purchase Notice” is defined in Section 7.02(a).

14.136 Purchase Price Deposit

The term “Purchase Price Deposit” is defined in Section 7.03(c).

14.137 Recourse Documents

The term “Recourse Documents” is defined in Section 3.05.

14.138 Regulatory Allocations

The term “Regulatory Allocations” is defined in Section 4.05.

82-

14.139 Related Guarantor

The term “Related Guarantor” means (i) with respect to the FP Member, the FP Guarantor (or any successor-in-interest by merger or other corporate acquisition), (ii) with respect to the RP Member, the RP Guarantor (or any successor-in-interest by merger or other corporate acquisition), and (iii) with respect to the SW Member, the SW Guarantor (or any successor-in-interest by merger or other corporate acquisition).

14.140 Remaining Campus Property

The term “Remaining Campus Property” is defined in Section 7.01(a).

14.141 Remaining Subsidiary Interest

The term “Remaining Subsidiary Interest” is defined in Section 7.04(d).

14.142 Response Period

The term “Response Period” is defined in Section 2.06.

14.143 RP Guarantor

The term “RP Guarantor” is defined in Section 3.06.

14.144 RP Manager

The term “RP Manager” is defined in Section 2.01(c).

14.145 RP Member

The term “RP Member” is defined in the Preamble.

14.146 Securities Acts

The term “Securities Acts” is defined in Section 9.04(a)(i).

14.147 Selling Members

The term “Selling Members” is defined in Section 8.03.

14.148 Shortfall

The term “Shortfall” is defined in Section 3.02.

14.149 Side Letter Agreement

The term “Side Letter Agreement” means that certain letter agreement, dated as of the Effective Date, entered into by and among the Members.

83-

14.150 Spec Buildings

The term “Spec Buildings” is defined in Section 1.03.

14.151 Spec Property

The term “Spec Property” is defined in Section 1.03.

14.152 Stated Value

The term “Stated Value” is defined in Section 8.01.

14.153 Subsidiary(ies)

The terms “Subsidiary” and “Subsidiaries” are defined in Section 1.03.

14.154 Subsidiary Agreement(s)

The terms “Subsidiary Agreement” and “Subsidiary Agreements” are defined in Section 1.03.

14.155 Subsidiary Interest Purchase Price

The term “Subsidiary Interest Purchase Price” is defined in Section 7.04(d).

14.156 SW Forced Sale Expiration Date

The term “SW Forced Sale Expiration Date” is defined in Section 7.01(b).

14.157 SW Forced Sale Notice

The term “SW Forced Sale Notice” is defined in Section 7.01(b).

14.158 SW Guarantor

The term “SW Guarantor” is defined in Section 3.06.

14.159 SW Lockout Date

The term “SW Lockout Date” is defined in Section 7.01(b).

14.160 SW Member

The term “SW Member” is defined in the Preamble.

14.161 Target Capital Account

The term “Target Capital Account” means, with respect to each Member and each taxable year, an amount (which may be either a positive or a deficit balance) equal to the

84-

Hypothetical Distribution such Member would receive (or, in certain cases, reduced as appropriate by the amount such Member would be required to pay), minus the Member’s share of partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(g), and minus the Member’s share of partner minimum gain determined in accordance with Treasury Regulation Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in the definition of “Hypothetical Distribution.”

14.162 Tax Matters Member

The term “Tax Matters Member” is defined in Section 11.03(b).

14.163 Treasury Regulation

The term “Treasury Regulation” means any proposed, temporary and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

14.164 Unanimous Decisions

The term “Unanimous Decisions” is defined in Section 2.05.

14.165 Unreturned Contribution Account

The term “Unreturned Contribution Account” means a memorandum account to be maintained for each Member, which shall be (i) increased by the amount of money and the agreed upon value of any property contributed or deemed contributed by such Member to the capital of the Company and credited to such account pursuant to Sections 3.01, 3.02, 3.03(a) or 3.03(b), and (ii) decreased by the amount of money distributed or deemed distributed by the Company to such Member pursuant to Sections 3.03(b) or 5.01(a).

14.166 Vote

The term “Vote” means (as used as a noun or a verb) a binding decision, determination, approval, consent (including a written consent pursuant to Section 2.03(g)) or vote or such other action taken or to be taken by a Voting Member (acting through the Executive appointed by such Voting Member) pursuant to this Agreement (or the right to do so). The terms “Voting,” “Votes” and “Voted” have correlative meanings.

14.167 Voting Member(s)

The terms “Voting Member” and “Voting Members” are defined in Section 2.02(a).

[SIGNATURE PAGE FOLLOWS]

85-

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

“FP Member”	FPOVHI MEMBER, LLC,
a Delaware limited liability company

	By:	/s/ Emile Haddad
Name: Emile Haddad
Title: President & Chief Executive Officer

“RP Member”	IRVINE OFFICE MEMBER, L.L.C.,
a Delaware limited liability company

	By:	/s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President

“SW Member”	LNR BC, LLC,
a Delaware limited liability company

	By:	/s/ Daniel Schwaegler
Name: Daniel Schwaegler
Title: Senior Vice President

FPOVHI LLCA

S-1

NAMES, ADDRESSES, PERCENTAGE INTERESTS, CONTRIBUTION

PERCENTAGES AND INITIAL CAPITAL CONTRIBUTIONS OF THE MEMBERS

Names and Addresses of the Members	Percentage Interests	Contribution Percentages	Initial Capital Contributions
FPOVHI Member, LLC 25 Enterprise, Suite 300 Aliso Viejo, California 92656 Attention: Legal Notices Telephone: (949) 349-1000 Facsimile: (949) 349-1075 Email: mike.alvarado@fivepoint.com	75.00%	75.00%	$106,500,000

With a copy to:

Allen Matkins Leck Gamble Mallory

    & Natsis LLP

1900 Main Street, 5th Floor

Irvine, California 92614-7321

Attention: Paul D. O’Connor, Esq.

Telephone: (949) 553-1313

Facsimile: (949) 553-8354

Email: poconnor@allenmatkins.com

Irvine Office Member, L.L.C. Woodlawn Hall at Old Parkland 3953 Maple Avenue, Suite 300 Dallas, TX 75219 Attention: Ron Hoyl Telephone: (972) 934-0100 Facsimile: (972) 934-8333 Email: rhoyl@rockpointgroup.com	18.75%	18.75%	$26,625,000

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott M. Kobak, Esq.

Telephone: (212) 455-7210

Facsimile: (212) 455-2502

Email: skobak@stblaw.com

EXHIBIT “A”

Names and Addresses of the Members	Percentage Interests	Contribution Percentages	Initial Capital Contributions
LNR BC, LLC c/o IX LNR HF II Holdings, L.L.C. 591 West Putnam Avenue Greenwich, Connecticut 06830 Attention: Ellis Rinaldi, Esq. Telephone: Facsimile: Email:	6.25%	6.25%	$8,875,000

With a copy to:

LNR HF II, LLC

c/o Starwood Capital Group Global, LLC

100 Pine Street, Suite 3000

San Francisco, California 94111

Attention: Daniel Schwaegler

Telephone: (415) 247-1229

Facsimile: (415) 986-4498

Email: dschwaegler@starwood.com

TOTALS	100.00%	100.00%	$142,000,000

EXHIBIT “A”

EXHIBIT B

DIAGRAM OF PROPOSED PARCELIZATION

EXHIBIT “B”

EXHIBIT “B”

EXHIBIT C

FORM OF GUARANTY AGREEMENT

GUARANTY OF MEMBER OBLIGATIONS

(FIVE POINT OFFICE VENTURE HOLDINGS I, LLC)

THIS GUARANTY OF MEMBER OBLIGATIONS (“Guaranty”) is entered into effective as of August     , 2017 (the “Effective Date”), by and among FIVE POINT HOLDINGS, LLC, a Delaware limited liability company (“FP Guarantor”), HERITAGE FIELDS CAPITAL CO-INVESTOR MEMBER, LLC, a Delaware limited liability company (“RP Guarantor”), and LNR HF II, LLC, a California limited liability company (“SW Guarantor”) (individually, “Guarantor” and collectively, “Guarantors”), in favor of FPOVHI MEMBER, LLC, a Delaware limited liability company, (the “FP Member”), IRVINE OFFICE MEMBER, L.L.C., a Delaware limited liability company (the “RP Member”), and LNR BC, LLC, a Delaware limited liability company (the “SW Member”) (individually, a “Member” and collectively, the “Members”). The Guarantors and the Members are sometimes individually referred to herein as a “Party” and collectively, as the “Parties.” Except where otherwise provided herein, the capitalized terms used herein shall have the respective meanings assigned to such terms in, and all Article and Section references contained herein shall refer to, the “LLC Agreement” (as such term is defined in Recital A below). This Guaranty is made with reference to the following facts and circumstances:

R E C I T A L S :

A. Five Point Office Venture Holdings I, LLC, a Delaware limited liability company (the “Company”), is governed by that certain Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC, entered into concurrently herewith (the “LLC Agreement”). The Members are the sole members of the Company. Each Guarantor is an Affiliate of a Member.

B. Pursuant to the terms of Section 3.06 of the LLC Agreement, each of RP Member and SW Member is required to reimburse the FP Guarantor to the extent set forth in the LLC Agreement for (i) such Member’s Pro Rata Share of any Losses incurred by the FP Guarantor under any Recourse Document, and (ii) such Member’s Additional Percentage of any Losses incurred by the FP Guarantor under any Recourse Document if the RP Member or the SW Member, as the case may be, breaches its reimbursement obligation under Section 3.06 of the LLC Agreement (collectively, the “Obligation”).

C. As a condition precedent to entering into the LLC Agreement (and consummating the transactions provided for therein), the Members have required that the Guarantor affiliated with each Member (the “Affiliated Member”) guaranty, the full and timely payment and performance of its Affiliated Member’s Obligation, upon and subject to the terms and conditions set forth herein. The Members would not have agreed to enter into the LLC Agreement, but for the agreement of each Guarantor to execute and deliver this Guaranty in favor of each Member that is not affiliated with such Guarantor (individually, the “Non-Affiliated Member” and collectively, the “Non-Affiliated Members”).

D. Each Guarantor is an indirect owner of its Affiliated Member and will potentially derive substantial economic benefit from the execution and delivery by its Affiliated Member of the LLC Agreement.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees with and for the specific benefit of each Non-Affiliated Member, and each of its successors and assigns, as follows:

A G R E E M E N T :

1. Guaranty of Obligations. Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each Non-Affiliated Member of such Guarantor and to each of such Non-Affiliated Member’s successors and assigns, the full and timely payment and performance by such Guarantor’s Affiliated Member of all of its Obligations. If, for any reason, any Obligation of any Guarantor’s Affiliated Member is not timely performed or observed in accordance with the LLC Agreement and/or is not paid promptly when due, then such Guarantor will perform and observe or cause to be performed and observed every such Obligation and will pay every such Obligation pursuant to the provisions of the LLC Agreement, in each case, regardless of whether any Non-Affiliated Member of such Guarantor or the Company has taken any steps to enforce any rights against such Guarantor’s Affiliated Member or any remedy under the LLC Agreement as a result of the occurrence of any such breach or default.

2. Continuation of Guarantor’s Liability. Each Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any amendment or modification between the Members, or their respective successors and assigns, whether material or otherwise, with respect to the LLC Agreement in any form whatsoever, including without limitation, any change in the timing and/or amount of any capital contribution required to be made by any Member to the capital of the Company or any other change in the terms or nature of the Obligations or any part thereof; (ii) any waiver by any Member or failure by any Member to enforce any of the terms, covenants or conditions contained in the LLC Agreement or in any modification thereof or under applicable state law; (iii) any settlement, compromise, cancellation, rearrangement or consolidation of any of the Obligations or any release of any Member from any liability with respect to the Obligations; (iv) the extension in whole or in part of the time for the performance of any Obligation and/or payment of any Obligation owing or payable under the LLC Agreement; (v) any assignment, transfer or encumbrance, in whole or in part, of the ownership interests in the Company of any Member; (vi) the acceptance of partial payment of any Obligation; (vii) any assignment, endorsement, transfer, in whole or in part, of any Obligation in accordance with the LLC Agreement, whether made with or without notice to or the consent of such Guarantor; (viii) the granting of forbearances, compromises or adjustments with respect to any covenant or agreement under the LLC Agreement; (ix) the release, surrender, exchange or compromise of any lien, security or collateral held by any Member as security for the Obligations; or (x) the sale by the Company of all or any portion of its assets in accordance with the LLC Agreement.

3. Termination of Each Guarantor’s Liability. Each Guarantor hereby agrees that such Guarantor’s liability under this Guaranty is independent of the obligations of its Affiliated Member under the LLC Agreement and shall continue until all of the Obligations of its Affiliated Member due under the LLC Agreement and this Guaranty have been satisfied and indefeasibly paid in full.

4. Access to Information; Due Investigation. Each Guarantor acknowledges that such Guarantor now has and will continue to have full and complete access to any and all information concerning the Company and the transactions contemplated by the LLC Agreement or referred to therein (including, without limitation, all information relating to the Obligations of its Affiliated Member under the LLC Agreement), the value of the assets owned and/or to be acquired by its Affiliated Member and the Company, the financial status of its Affiliated Member and the Company and the ability of its Affiliated Member to pay its Obligations. Each Guarantor further acknowledges that such Guarantor has reviewed and approved copies of the LLC Agreement and is fully informed of the remedies each Member may pursue under the LLC Agreement if there is a breach or default under the LLC Agreement. So long as any of the Obligations of a Guarantor’s Affiliated Member remain unsatisfied or owing, such Guarantor shall keep fully informed as to all aspects of the financial condition of its Affiliated Member and the Company and the performance by its Affiliated Member of its Obligations.

5. Nature of Liability of Each Guarantor. The liability of each Guarantor under this Guaranty is a guaranty of payment and performance and not of collectability, and is not conditioned or contingent upon the pursuit by any Member (or any other party) of any remedies against such Guarantor’s Affiliated Member which it now has or may hereafter have under the LLC Agreement, at law, in equity or otherwise.

6. Waivers. Each Guarantor hereby waives, to the maximum extent permitted by law, the rights of such Guarantor with respect to: (i) all notices to such Guarantor or to any other person or entity, including, without limitation, notices of the acceptance of this Guaranty or the amendment, creation, renewal, extension, modification or accrual of any of the Obligations and, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor, notice of dishonor; and (iii) all principles or provisions of law which conflict with the terms of this Guaranty. Subject to Paragraph 25 below, each Guarantor further agrees that each Non-Affiliated Member of such Guarantor may enforce this Guaranty, notwithstanding the existence of any dispute between any Member and/or the Company with respect to the performance of the Obligations or any counterclaim, set-off or other claim which any Member and/or the Company may allege against any other Member. Moreover, each Guarantor agrees that such Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety. Without limiting the generality of the foregoing or any other provision hereof, but subject to Paragraph 25 below, each Guarantor expressly waives any and all benefits which might otherwise be available to such Guarantor under Division Three, Part 4, Title XIII of the California Civil Code, as modified or recodified from time to time, including, without limitation, California Civil Code Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845 through 2850 and 2899 and any and all benefits which might otherwise be available to such Guarantor under Section 3433 of the California Civil Code. [Drafting Note: Subject to review by Delaware counsel since this Guaranty is governed by Delaware law.]

7. Each Guarantor’s Obligations Independent of Affiliated Member. Either or both of the Non-Affiliated Members of each Guarantor may enforce this Guaranty against such Guarantor without the necessity of proceeding against such Guarantor’s Affiliated Member, the Company or any other party. The Non-Affiliated Members of each Guarantor shall not be required to liquidate any lien or any other form of security, instrument or note held by any such

Non-Affiliated Member prior to making demand on the Affiliated Member’s Guarantor. Each Guarantor expressly waives all rights that such Guarantor may have, if any, to require that any action be brought against its Affiliated Member, the Company or any other person or entity or to require that resort be first made against any security granted by such Affiliated Member or any other person or entity in connection with the Obligations prior to demanding payment or performance hereunder. Subject to Paragraph 25 below, each Guarantor agrees that all of such Guarantor’s obligations under this Guaranty are independent of the obligations of its Affiliated Member under the LLC Agreement, and that a separate action may be brought against such Guarantor whether or not an action is commenced against its Affiliated Member under the LLC Agreement or any other Guarantor.

8. No Limitation on Each Non-Affiliated Member’s Rights. Each Guarantor agrees that nothing contained herein shall prevent any Non-Affiliated Member of such Guarantor from suing under the LLC Agreement or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of such Guarantor. Each Guarantor understands that the exercise by any Non-Affiliated Member of such Guarantor of certain rights and remedies contained in the LLC Agreement may affect or eliminate such Guarantor’s right of subrogation against such Non-Affiliated Member and that such Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, such Guarantor hereby authorizes and empowers each Non-Affiliated Member to exercise, in its sole discretion, any right and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of such Guarantor that, except as otherwise set forth in this Guaranty, the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Each Guarantor further agrees that such Guarantor shall not have any right of subrogation or contribution against its Affiliated Member during the continuance of any default by its Affiliated Member of its Obligations. Each Guarantor further agrees that, to the extent the waiver of such Guarantor’s rights of subrogation and/or contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation and/or contribution that such Guarantor may have against its Affiliated Member and/or the Company shall be junior and subordinate to any rights each Non-Affiliated Member of such Guarantor may have against such Affiliated Member and/or the Company.

9. Bankruptcy of the Affiliated Member and/or the Company. So long as any Obligation shall be owing by a Guarantor’s Affiliated Member, such Guarantor shall not, without the prior written consent of each Non-Affiliated Member of such Guarantor, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against such Affiliated Member and/or the Company. The obligations of each Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of such Guarantor’s Affiliated Member and/or the Company or by any defense which such Affiliated Member may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Each Member shall have the sole right to accept or reject any plan on behalf of any Guarantor that is not affiliated with such Member proposed in such case and to take any other action which such Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Each Guarantor acknowledges and agrees that any interest on the Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of the parties that the Obligations should be determined without regard to any rule or law or order which may relieve such Guarantor’s Affiliated Member of any portion of its Obligations. Each Guarantor hereby permits any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar persons or entities to pay each Non-Affiliated Member of such Guarantor, or allow the claim of each such Non-Affiliated Member in respect of, any such interest accruing after the date on which such proceeding is commenced. If all or any portion of the Obligations of any Member are paid by such Member, then the obligations of such Member’s Guarantor hereunder shall continue and remain in full force and effect if all or any part of such payment(s) is avoided or recovered directly or indirectly as a preference, fraudulent transfer or otherwise in such case.

10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier or delivery service; (iii) registered or certified mail (with postage prepaid and return receipt requested); or (iv) facsimile. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of delivery to the address of the party to receive such notice; (B) if delivered by overnight commercial carrier or delivery service, one (1) day following the receipt of such communication by such carrier or service from the sender, as shown on the sender’s delivery invoice from such carrier or service, as the case may be; (C) if mailed, forty-eight (48) hours after the date of posting as shown on the sender’s registry or certification receipt; and (D) if given by facsimile, when sent with confirmation of receipt. Any notice or other communication sent by facsimile must be confirmed by the sender within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Paragraph 10. The addresses for purposes of the giving of notices hereunder are as follows:

“FP Guarantor/FP Member”	FPOVHI Member, LLC
25 Enterprise, Suite 300
Aliso Viejo, California 92656
Attention: Legal Notices
Telephone: (949) 349-1000
Facsimile: (949) 349-1075

Copies of any notices sent to FP Guarantor or FP Member also shall be sent to:

Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California 92614-7321
Attention: Paul D. O’Connor, Esq.
Telephone: (949) 553-1313
Facsimile: (949) 553-8354

“RP Guarantor/RP Member”	Irvine Office Member, L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
Attention: Ron Hoyl
Telephone:_________________
Facsimile: _________________

Copies of any notices sent to RP Guarantor or RP Member also shall be sent to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Scott M. Kobak, Esq.
Telephone: (212) 455-7210
Facsimile: (212) 455-2502

“SW Guarantor/SW Member”	LNR BC, LLC
c/o IX LNR HF II Holdings, L.L.C.
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Ellis Rinaldi, Esq.
Telephone: ________________
Facsimile: ________________

Copies of any notices sent to SW Guarantor or SW Member also shall be sent to:

LNR HF II, LLC
c/o Starwood Capital Group Global, LLC
100 Pine Street, Suite 3000
San Francisco, California 94111
Attention: Daniel Schwaegler
Telephone: ________________
Facsimile: ________________

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 10. Rejection or other refusal to accept, or the inability to deliver, because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

11. Representation and Warranties. As of the Effective Date, each of the statements in this Paragraph 11 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Each Guarantor hereby represents and warrants as follows for the sole and exclusive benefit of each Non-Affiliated Member of such Guarantor, each of which is material and is being relied upon by each such Non-Affiliated Member as of the Effective Date:

(a) Due Formation. Such Guarantor is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and registered to do business and in good standing in the State of California and has the requisite power and authority to enter into and carry out the terms of this Guaranty;

(b) Required Actions. All limited liability company action required to be taken by such Guarantor to execute and deliver this Guaranty has been taken and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit such Guarantor to execute and deliver this Guaranty;

(c) Binding Obligation. This Guaranty will on the date such Guaranty is fully executed and delivered constitute legal, valid, and binding obligations of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors’ rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance;

(d) No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person, is necessary in connection with (i) the execution and delivery of this Guaranty by such Guarantor, or (ii) the consummation and performance by such Guarantor of this Guaranty;

(e) Violation of Law. Neither the execution and delivery of this Guaranty, nor the performance by such Guarantor of this Guaranty, nor compliance by such Guarantor with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any encumbrance upon such Guarantor under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which such Guarantor is a party or to which such Guarantor or any of the other properties or assets of such Guarantor may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Guarantor or any of the other properties or assets of such Guarantor;

(f) No Litigation. To the Actual Knowledge of such Guarantor, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Guaranty to such Guarantor;

(g) No Guarantor Obligations. Such Guarantor has not incurred any obligations or liabilities which could individually or in the aggregate adversely affect such Guarantor’s ability to perform its obligations under this Guaranty or which would become obligations or liabilities of any Non-Affiliated Member of such Guarantor or the Company;

(h) Substantial and Material Benefit. The agreement of the Non-Affiliated Members of such Guarantor to enter into the LLC Agreement with such Guarantor’s Affiliated Member is of substantial and material benefit to such Guarantor;

(i) Most Knowledgeable Individuals. Such Guarantor’s Designated Representatives are the individuals employed or affiliated with such Guarantor that have the most knowledge and information regarding the representations and warranties made in this Paragraph 11. The term “Designated Representatives” means (i) Erik Higgins and Lynn Jochim with respect to FP Guarantor, (ii) Aric Shalev and Ron Hoyl with respect to RP Guarantor, and (iii) Daniel Schwaegler with respect to SW Guarantor; and

(j) No Untrue Statements. To the Actual Knowledge of such Guarantor, no representation, warranty or covenant of such Guarantor in this Guaranty contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading.

The term “Actual Knowledge of Guarantor” means the actual present knowledge of such Guarantor’s Designated Representatives without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall any Designated Representative have any liability for the breach of any of the representations or warranties set forth in this Guaranty.

12. Independent Counsel. EACH PARTY ACKNOWLEDGES AND AGREES THAT, IN CONNECTION WITH THE DRAFTING, PREPARATION AND NEGOTIATION OF THIS GUARANTY, (I) ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP HAS ONLY REPRESENTED THE INTERESTS OF FP GUARANTOR AND FP MEMBER, AND NOT THE INTERESTS OF ANY OTHER PARTY, (II) SIMPSON THACHER & BARTLETT LLP HAS ONLY REPRESENTED THE INTERESTS OF RP GUARANTOR AND RP MEMBER, AND NOT THE INTERESTS OF ANY OTHER PARTY, AND (III) PAUL HASTINGS LLP HAS ONLY REPRESENTED THE INTERESTS OF SW GUARANTOR AND SW MEMBER, AND NOT THE INTERESTS OF ANY OTHER PARTY. Each Guarantor confirms that it has not relied upon any representation concerning the use, effect, purpose or enforceability of this Guaranty or any other statement purportedly made on behalf of any Non-Affiliated Member of such Guarantor, unless and to the extent the same are evidenced in writing signed by such Non-Affiliated Member.

13. Binding upon Successors and Assigns; Rules of Construction. This Guaranty shall be binding upon each Guarantor and such Guarantor’s successors and assigns and shall inure to the benefit of and shall be enforceable by each Non-Affiliated Member of such Guarantor and its successors, endorsees and assigns. Each Guarantor may not assign all or any portion of this Guaranty or any of its duties or obligations hereunder without the prior written consent of each Non-Affiliated Member of such Guarantor, which consent may be withheld in each such Non-Affiliated Member’s sole and absolute discretion. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14. Venue. Each Party consents and submits to the exclusive jurisdiction of any federal or state court located in Wilmington, Delaware for any action that in any way arises out of, or relates to, this Guaranty. Each Party waives the right to commence an action in connection with this Guaranty in any court outside of Wilmington, Delaware.

15. Attorneys’ Fees and Costs. If any suit, arbitration or other proceeding is commenced by any Party that in any way arises out of, or relates to, this Guaranty, then the prevailing party in such proceeding shall be entitled to recover reasonable attorneys’ and expert witness fees and costs against each non-prevailing Party. Any judgment or order entered in any legal proceeding shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’ and expert witness fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.

16. Choice of Law. Notwithstanding the place where this Guaranty may be executed by any of the Parties hereto, the Parties expressly acknowledge and agree that all of the terms and provisions of this Guaranty shall be construed under the substantive laws of the State of Delaware (without giving effect to the conflicts of laws and principles thereof). In furtherance of the foregoing, all rights, duties, obligations and remedies of the Parties shall be governed by the laws of the State of Delaware (without giving effect to the conflicts of laws and principals thereof).

17. Preservation of Intent. If any provision of this Guaranty is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Parties agree that such provision shall be modified to the maximum extent legally possible so that the intent of this Guaranty may be legally carried out. If any provision contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Parties’ rights and privileges shall be enforceable to the fullest extent permitted by layw.

18. No Waiver. Any waiver by any Party of any of its rights or remedies under this Guaranty or of any breach or violation of or default under this Guaranty must be in writing and signed by the Party to be charged thereunder. No consent or waiver, express or implied, by a Party to or of any breach or default by any other Party in the performance by such other Party of such other Party’s obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party hereunder. Failure on the part of a Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non-declaring Party of the latter’s rights hereunder.

19. Construction of Guaranty. The paragraph headings of this Guaranty are used herein for reference purposes only and shall not govern, limit, or be used in construing this Guaranty or any provision hereof. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the singular number shall include the plural and vice versa. Each Party acknowledges that (i) each Party is of equal bargaining strength; (ii) each Party has actively participated in the drafting, preparation and negotiation of this Guaranty; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Guaranty or any portion hereof.

20. Counterparts. This Guaranty may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one (1) or more counterparts of this Guaranty, and all so executed shall constitute one (1) agreement binding on all of the Parties, notwithstanding that all of the Parties are not signatory to the original or the same counterpart. In addition, any counterpart signature page may be executed by any Party wherever such Party is located, and may be delivered by facsimile transmission or by portable document format (“PDF”), and any such facsimile or PDF transmitted signature pages may be attached to one (1) or more counterparts of this Guaranty, and such signature(s) sent by facsimile or by PDF shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

21. Other Remedies. The rights and remedies in favor of each Member set forth herein are in addition to and not in lieu of any other rights and remedies set forth in the LLC Agreement.

22. No Third-Party Beneficiaries. The provisions of this Guaranty are only enforceable by the Parties hereto and their permitted successors and assigns and no other party shall be deemed to be a third-party beneficiary of this Guaranty.

23. Amendments. The terms of this Guaranty may not be amended, modified or otherwise changed in any manner, except by an instrument in writing executed by each of the Parties.

24. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH GUARANTOR AND MEMBER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH GUARANTOR AND MEMBER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

25. Reservation of Rights. Notwithstanding any provision of this Guaranty to the contrary, each Guarantor shall have the same defenses, off-sets and counterclaims with respect to this Guaranty that are available to its Affiliated Member with respect to the LLC Agreement.

26. Entire Agreement. This Guaranty contains the entire understanding among the Parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understanding, correspondence, negotiations or agreements between them respecting the subject matter hereof.

///

///

///

IN WITNESS WHEREOF, each Guarantor and Member has executed this Guaranty as of the day and year first above written.

“FP Guarantor”	FIVE POINT HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Its:

“RP Guarantor”	HERITAGE FIELDS CAPITAL CO-INVESTOR MEMBER, LLC,
a Delaware limited liability company

By:
Name:
Its:

“SW Guarantor”	LNR HF II, LLC,
a California limited liability company

By:
Name:
Its:

[SIGNATURES CONTINUED]

“FP Member”	FPOVHI MEMBER, LLC,
a Delaware limited liability company

By:
Name:
Its:

“RP Member”	IRVINE OFFICE MEMBER, L.L.C.,
a Delaware limited liability company

By:
Name:
Its:

“SW Member”	LNR BC, LLC,
a Delaware limited liability company

By:
Name:
Its:

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”), is entered into effective as of August 4, 2017, by and between HERITAGE FIELDS EL TORO, LLC, a Delaware limited liability company, as assignor (“Assignor”), and FIVE POINT OFFICE VENTURE MEMBER I, LLC, a Delaware limited liability company, as assignee (“Assignee”). Except where otherwise provided herein, the capitalized terms used in this Assignment shall have the respective meanings assigned to such terms in the Agreement (as such term is defined in Recital A below). This Assignment is made with reference to the following facts and circumstances:

R E C I T A L S:

A. Five Point Office Venture I, LLC, a Delaware limited liability company (the “Company”), is governed by that certain Limited Liability Company Agreement of Five Point Office Venture I, LLC, executed as of May 8, 2017 (the “Agreement”). Assignor formed the Company in connection with Assignor’s desire to assess whether it would acquire the land, buildings and other site improvements being constructed by OC Property Company, LLC (“OCPC”), a subsidiary of Broadcom Corporation (“Broadcom”), in Assignor’s master-planned community known as Great Park Neighborhoods in Irvine, California (the “Broadcom Campus”), pursuant to a repurchase option originally held by Assignor and thereafter assigned to the Company.

B. Assignor presently owns one hundred percent (100%) of the limited liability company interests in the Company (the “Assigned Interest”). Assignor now has determined that it does not desire to acquire the Broadcom Campus. Assignor desires to assign the entire Assigned Interest to Assignee, and Assignee desires to accept the foregoing assignment of the Assigned Interest.

C. The parties hereto now desire to enter into this Assignment in order to provide for the assignment of the Assigned Interest from Assignor to Assignee, all upon such terms and conditions as are hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. Assignment. In consideration of Fifteen Million One Hundred Dollars ($15,000,100), which shall be delivered to Assignor upon the closing of escrow in connection with the acquisition of the Property (as such term is defined in the Agreement), and other good and valuable consideration, Assignor hereby absolutely, irrevocably and unconditionally assigns, transfers, conveys and delivers the Assigned Interest to Assignee. Assignee hereby accepts the foregoing assignment, transfer, conveyance and delivery of the Assigned Interest. Upon its execution of this Assignment, Assignee is hereby admitted as the substituted member of the Company, and hereby agrees that it is bound by the Agreement as the member of the Company.

2. Assumption. Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor with respect to the Assigned Interest.

3. Rights and Obligations. From and after the effective date hereof, (i) Assignee shall be entitled to exercise all of the rights, powers, privileges and benefits that are attributable to the Assigned Interest, and (ii) Assignor shall have no further rights, powers, privileges, benefits, duties and/or obligations with respect to the Assigned Interest and/or the Company.

4. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

(a) Authorization. Assignor has the legal right, power, authority and capacity to execute, deliver and perform all of Assignor’s obligations under this Assignment and to consummate the transactions contemplated herein.

(b) Ownership of Assigned Interest. Assignor (i) is the record and beneficial owner of the Assigned Interest, (ii) owns the Assigned Interest, free and clear of any and all liens, encumbrances or other interests, and (iii) has the absolute right, power and authority to sell, transfer and deliver the Assigned Interest to Assignee. There are no options, warrants, rights of first refusal, puts, calls, commitments or other claims of ownership of any nature or any character whatsoever relating to the Assigned Interest.

The representations and warranties set forth in this Paragraph 4 shall survive the execution and delivery of this Assignment and the transfer of the Assigned Interest to Assignee contemplated herein.

5. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor that Assignee has the absolute and unrestricted right, power, authority and capacity to execute, deliver and perform all of Assignee’s obligations under this Assignment and to consummate the transactions contemplated herein. The representations and warranties set forth in this Paragraph 5 shall survive the execution and delivery of this Assignment and the transfer of the Assigned Interest contemplated herein.

6. No Other Representations/As-Is Purchase. Except as otherwise set forth in this Assignment, Assignee is acquiring the Assigned Interest on an “AS-IS/WHERE-IS” and “WITH ALL FAULTS” basis without any representation or warranty whatsoever from Assignor (or any other party). Assignee is intimately familiar with the Company, the assets and liabilities of the Company, the Agreement and the Assigned Interest. Assignee (and its advisors) is relying solely upon, and has conducted, its own independent inspection, evaluation investigation and analysis of the Company, the assets and liabilities of the Company, the Agreement and the Assigned Interest as Assignee (and its advisors) deem necessary or appropriate in so acquiring the Assigned Interest including, without limitation, an analysis of any and all matters concerning the condition of the Company (including its assets and liabilities), the condition and value of the Company’s assets, the marketability of the Company’s assets and the suitability of the Assigned Interest for Assignee’s intended purposes.

7. Withdrawal from the Company. Concurrently with the assignment of the Assigned Interest, Assignor (i) hereby fully and completely resigns and withdraws as the member of the Company, and (ii) shall not be entitled to exercise any of the rights, powers and/or privileges of a member of the Company.

8. Continuation of the Company. The Company shall not dissolve or terminate as a result of the foregoing assignment of the Assigned Interest, the admission of Assignee as the substituted member of the Company, the cessation of Assignor as the member of the Company, or any other event described in this Assignment; on the contrary, the Company’s business shall continue without interruption and without any break in continuity.

9. Miscellaneous

(a) Further Acts. Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Assignment and the transactions contemplated herein.

(b) Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original Assignment, but all of which, taken together, shall constitute one (1) and the same Assignment, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

(c) Entire Agreement. This Assignment contains and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto. The terms of this Assignment may not be modified, amended, or otherwise changed in any manner, except by an instrument in writing executed by each of the parties hereto.

(d) No Third-Party Beneficiaries. This Assignment is solely for the benefit of the parties hereto and no other person or entity is entitled to rely upon or benefit from this Assignment or any term hereof.

(e) Attorneys’ Fees. If any proceeding is commenced by any party hereto against any other party hereto that arises out of, or relates to, this Assignment, then the prevailing party in such proceeding shall be entitled to recover reasonable attorneys’ and expert witnesses’ fees and costs. Any judgment or order entered in any legal proceeding shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levee, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.

(f) Severability. Every provision of this Assignment is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

(g) Rules of Construction. The Paragraph headings used in this Assignment are for reference purposes only, and are not intended to be used in construing this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto. As used in this Assignment, where the context so requires, the use of the neuter gender shall include the masculine and the feminine genders, the masculine gender shall include the feminine and neuter, the feminine gender shall include the masculine and neuter, and the singular number shall include the plural, and vice versa. Time is of the essence of this Assignment. The provisions of this Assignment shall be construed and enforced in accordance with the laws of the State of Delaware. The Recitals set forth in this Assignment are incorporated herein by this reference and expressly made a part of this Assignment for all purposes. Each party hereto acknowledges, represents and warrants that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation and negotiation of this Assignment; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Assignment, or any portion hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the date first set forth above.

“Assignor”	HERITAGE FIELDS EL TORO, LLC,
a Delaware limited liability company

By:
Name:
Title:

“Assignee”	FIVE POINT OFFICE VENTURE MEMBER I, LLC, a Delaware limited liability company

	By:	Five Point Office Venture Holdings I, LLC,
a Delaware limited liability company
Its: Member

By: FPOVHI Member, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:
Title: